FREE WRITING PROSPECTUS DATED March 28, 2006                    Filed pursuant to Rule 433(d)
(For use with Base Prospectus dated August 22, 2005)    Registration Statement No. 333-127617

                                  $490,924,000
                                  (APPROXIMATE)

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                             [INDYMACBANK (SM) LOGO]
                          Sponsor, Seller and Servicer

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H1
                                 Issuing Entity

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-867-2654.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

FREE WRITING PROSPECTUS DATED March 28, 2006
(For use with Base Prospectus dated August 22, 2005)

                                  $490,924,000
                                  (APPROXIMATE)

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                             [INDYMACBANK (SM) LOGO]
                          Sponsor, Seller and Servicer

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H1
                                 Issuing Entity

                  HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2006-H1

  Distributions payable on the 25th day of each month or the next business day, beginning in April 2006

      The issuing entity will hold a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. The issuing entity will issue notes including the following class offered hereby:

            o     One class of senior notes

      In addition to the above class of notes, the issuing entity will also issue the following securities not offered hereby:

            o     Two classes of subordinate notes

            o     Four classes of certificates

   The offered notes consist solely of the class of notes listed in the tables below:

                     Note        Initial                                                            Initial
                  Principal      Interest    Summary Interest     Principal                       Note Ratings
Class             Amount(1)      Rate(2)      Rate Formula(3)       Type       Interest Type    Moody's      S&P
-----            ------------    --------    -----------------    ---------    -------------    -------      ---
A ...........    $490,924,000     [____]%    LIBOR plus [___]%      Senior     Variable Rate      Aaa        AAA

----------
(1)   This balance is approximate, as described in this free writing prospectus.

(2)   Reflects the initial interest rate as of the first payment date.

(3) Subject to the maximum rate, as described in this free writing prospectus under "Summary of Terms -- The Notes -- Payments on the Notes -- Interest Payments."

      The assets of the issuing entity will primarily consist of a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. One or more REMIC elections will be made with respect to the assets of the issuing entity.

      The notes offered by this free writing prospectus have the benefit of a financial guaranty insurance policy from the insurer that will guarantee timely payment of interest and the ultimate payment of principal, as described in this free writing prospectus.

                                   [FGIC LOGO]

Consider carefully the risk factors beginning on page 14 in this free writing prospectus and on page 6 in the base prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

This free writing prospectus may be used to offer and sell the offered notes only if accompanied by the base prospectus.

This free writing prospectus and the accompanying base prospectus relate only to the offering of the notes listed above and not to the other classes of notes that will be issued by the issuing entity.

Credit enhancement for the offered notes will consist of:

      o Excess cash flow and overcollateralization as described in this free writing prospectus under "Description of the Notes--Overcollateralization;" and

      o Subordination of payments and the application of realized losses to certain classes of notes and certificates as described in this free writing prospectus under "Yield, Prepayment and Maturity Considerations--Subordinated Notes."

      o A financial guaranty insurance policy as described in this free writing prospectus under "Description of the Notes--The Note Policy."

Neither the sponsor nor the depositor is a, nor is either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered notes are not bank accounts and are not insured by the FDIC or any other governmental entity.

      On or about March 31, 2006, delivery of the notes offered by this free writing prospectus will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

LEHMAN BROTHERS                                             GOLDMAN, SACHS & CO.

           The date of this free writing prospectus is March 28, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             FREE WRITING PROSPECTUS

TRANSACTION OVERVIEW ....................................................      4
SUMMARY .................................................................      5
   THE TRANSACTION PARTIES ..............................................      5
   THE OFFERED NOTES ....................................................      6
   THE NON-OFFERED NOTES ................................................      7
   THE HELOCS ...........................................................      8
HELOC SUMMARY ...........................................................      9
   THE NOTES ............................................................     10
   FEES AND EXPENSES ....................................................     12
   SERVICING FEE ........................................................     12
   ADDITIONAL SERVICING COMPENSATION ....................................     12
   RAPID AMORTIZATION EVENTS ............................................     12
   OPTIONAL REDEMPTION ..................................................     13
   TAX STATUS ...........................................................     13
   ERISA CONSIDERATIONS .................................................     13
   LEGAL INVESTMENT CONSIDERATIONS ......................................     13
   RATINGS OF THE OFFERED NOTES .........................................     13
RISK FACTORS ............................................................     14
THE HELOC POOL ..........................................................     20
   GENERAL ..............................................................     20
   HELOC STATISTICS .....................................................     21
   REPRESENTATION AND WARRANTIES ........................................     21
THE ORIGINATORS .........................................................     22
   INDYMAC BANK, F.S.B ..................................................     22
   PAUL FINANCIAL, LLC ..................................................     22
INDYMAC BANK HELOC PROGRAM ..............................................     23
   HELOC ORIGINATION ....................................................     23
   PURCHASES OF HELOC POOLS .............................................     23
   HELOC UNDERWRITING AND CREDIT CRITERIA ...............................     23
   ASSET, INCOME AND EMPLOYMENT DOCUMENTATION ...........................     23
   CREDIT CRITERIA ......................................................     24
   FIRST MORTGAGE REQUIREMENTS ..........................................     25
   TITLE INSURANCE ......................................................     25
   APPRAISAL REQUIREMENTS ...............................................     26
   MORTGAGED PROPERTIES .................................................     26
   EXCEPTIONS ...........................................................     27
PAUL FINANCIAL HELOC UNDERWRITING CRITERIA ..............................     27
THE SPONSOR AND SELLER ..................................................     29
SERVICING OF MORTGAGE LOANS .............................................     30
   THE SERVICER .........................................................     30
   CARD MANAGEMENT CORPORATION ..........................................     31
   FIRST DATA RESOURCES, INC ............................................     31
   DELINQUENCY AND LOSS EXPERIENCE ......................................     31
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES .......................     32
   COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS ...................     32
   INSURANCE COVERAGE ...................................................     32
   EVIDENCE AS TO COMPLIANCE ............................................     33
   SERVICER DEFAULT .....................................................     33
   CERTAIN MATTERS REGARDING THE SERVICER ...............................     33
   LIMITATIONS ON LIABILITY .............................................     33
STATIC POOL DATA ........................................................     34
THE DEPOSITOR ...........................................................     34
THE ISSUING ENTITY ......................................................     35
THE OWNER TRUSTEE .......................................................     35
THE INDENTURE TRUSTEE ...................................................     35
THE INSURER AND THE POLICY ..............................................     37
THE INSURER .............................................................     37
FINANCIAL GUARANTY INSURANCE COMPANY CAPITALIZATION TABLE (DOLLARS IN
   MILLIONS) ............................................................     39
   THE INSURER'S CREDIT RATINGS .........................................     39
THE POLICY ..............................................................     39
AFFILIATIONS AND RELATED TRANSACTIONS ...................................     41
THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING
      AGREEMENT .........................................................     41
   GENERAL ..............................................................     41
   ASSIGNMENT AND PLEDGE OF HELOCS ......................................     41
   EVENT OF SERVICING TERMINATION; RIGHTS UPON EVENT OF SERVICING
      TERMINATION .......................................................     42
   AMENDMENT ............................................................     44
   VOTING RIGHTS ........................................................     44
THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT .............     45
   GENERAL ..............................................................     45
   TERMINATION ..........................................................     45
   ADMINISTRATION .......................................................     45
   AMENDMENT ............................................................     45
   SERVICING ............................................................     46
   CONTROL RIGHTS OF THE INSURER ........................................     46
CERTAIN REGULATORY MATTERS RELATED TO BANKS .............................     46
   GENERAL ..............................................................     46
   CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP .........     46
   CERTAIN REGULATORY MATTERS ...........................................     47
DESCRIPTION OF THE NOTES ................................................     47
   GENERAL ..............................................................     47
   BOOK-ENTRY REGISTRATION ..............................................     48
   INTEREST PAYMENTS ....................................................     51
   DETERMINATION OF LIBOR ...............................................     52
   PRINCIPAL PAYMENTS ...................................................     53
   PRIORITY OF PAYMENTS .................................................     56
   CREDIT ENHANCEMENT ...................................................     60
   FINAL SCHEDULED PAYMENT DATE .........................................     60
   OPTIONAL REDEMPTION ..................................................     60
   FEES AND EXPENSES ....................................................     61
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...........................     62
   GENERAL ..............................................................     62
   EFFECT OF OVERCOLLATERALIZATION FEATURE ..............................     63
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS ...............................     64
   GENERAL ..............................................................     64
   TAX TREATMENT OF THE CLASS A NOTES ...................................     64
   PENALTY PROTECTION ...................................................     66
STATE TAX CONSIDERATIONS ................................................     66
ERISA CONSIDERATIONS ....................................................     66
   GENERAL ..............................................................     66
   PURCHASES OF THE NOTES ...............................................     66
LEGAL INVESTMENT CONSIDERATIONS .........................................     67
LEGAL PROCEEDINGS .......................................................     67
LEGAL MATTERS ...........................................................     68
RATINGS .................................................................     68
GLOBAL CLEARANCE, SETTLEMENT AND TAX  DOCUMENTATION PROCEDURES ..........    I-1

                                                                            Page
                                                                            ----

                                 BASE PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
ACCOMPANYING FREE WRITING PROSPECTUS ....................................      5
RISK FACTORS ............................................................      6
THE TRUST FUND ..........................................................     27
USE OF PROCEEDS .........................................................     36
THE DEPOSITOR ...........................................................     37
LOAN PROGRAM ............................................................     37
DESCRIPTION OF THE SECURITIES ...........................................     40
CREDIT ENHANCEMENT ......................................................     58
YIELD AND PREPAYMENT CONSIDERATIONS .....................................     63
THE AGREEMENTS ..........................................................     66
CERTAIN LEGAL ASPECTS OF THE LOAN .......................................     83
FEDERAL INCOME TAX CONSEQUENCES .........................................    100
STATE TAX CONSIDERATIONS ................................................    136
ERISA CONSIDERATIONS ....................................................    136
LEGAL INVESTMENT ........................................................    140
METHOD OF DISTRIBUTION ..................................................    141
LEGAL MATTERS ...........................................................    142
FINANCIAL INFORMATION ...................................................    142
RATING ..................................................................    142
INDEX OF PRINCIPAL TERMS ................................................    143

      Important Notice About Information Presented in this free writing prospectus and the base prospectus

      We provide information to you about the offered notes in two separate documents that progressively provide more detail:

      o the base prospectus, which provides general information, some of which may not apply to your series of notes; and

      o this free writing prospectus, which describes the specific terms of your series of notes.

      If the description of your notes in this free writing prospectus differs from the related description in the base prospectus, you should rely on the information in this free writing prospectus.

      Some of the statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      The discussion contained in this free writing prospectus as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this free writing prospectus. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                              TRANSACTION OVERVIEW

         |-----------------------|                    |-----------------------|
         |  IndyMac Bank, F.S.B. |       HELOCs       |  Paul Financial, LLC  |
         |    (Sponsor Seller/   |--------------------|      (Originator)     |
         |   Orignator Servicer  |-------------------||                       |
         |-----------------------|                   ||-----------------------|
            |                 |    Sponsor sells     |
net         |                 |    HELOCs it         |
offering    |                 |    originated and    |
proceeds    |                 |    acquired from Paul|----------------------|
            |                 |    Financial, LLC to                        |
            |                 |    depositor             Seller transfers   |
            |                 |                          HELOC documents    |
            |                 |                          to custodian       |
         |-----------------------|                                          |
         |   IndyMac ABS, Inc.   |----------|                               |
         |     (Depositor)       |          |                               |
         |-----------------------|          | Class B, L, R and P           |
net         |                 |             | certificates will be          |
offering    |                 |  HELOCs     | issued to depositor           |
proceeds    |                 |             |                               |
            |                 |             |                               |
         |-----------------------|          |                               |
         |   IndyMac Home Equity |----------|        |-------------------|  |
         |  Mortgage Loan Asset- |                   |    Wilmington     |  |
         |       Back Trust,     |-------------------|       Trust       |  |
         |     Series 2006-H1    |---------------|   |      Company      |  |
         |   (Issuing Entity)    |---------|     |   |  (Owner Trustee)  |  |
         |-----------------------|         |     |   |-------------------|  |
            |                 |            |     |                          |
            |  Class M1 and   |            |     |----------|               |
net         |  M2 notes will  |  Issues notes and           |               |
offering    |  initially be   |  certificates backed        |               |
proceeds    |  retained by    |  by HELOCs           |------------------------|
            |  issuing entity |            |         |       Deutsche Bank    |
            |                 |            |         |         National       |
         |-----------------------|         |         |       Trust Company    |
         |  Lehman Brothers Inc. |         |         |    (Indenture Trustee  |
         |  Goldman, Sachs & Co. |         |         |       and Custodian)   |
         |      (Underwriter)    |         |         |------------------------|
         |-----------------------|         |
offering    |                 |  Class A   |            Holds HELOC documents
proceeds    |                 |  notes     |        for the benefit of investors
            |                 |            |
         |-----------------------|         |         |------------------------|
         |      Investors        |         |         |   Financial Guaranty   |
         |-----------------------|         |---------|    Insurance Company   |
                                                     |        (Insurer)       |
                                                     |------------------------|

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                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying base prospectus carefully.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying base prospectus before making any investment decision.

The Transaction Parties

Issuing Entity

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1, a Delaware statutory trust. The issuing entity is also sometimes referred to herein as the "trust" or the "trust fund."

Depositor

IndyMac ABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Originators

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Paul Financial, LLC is a privately held mortgage banking company headquartered at 1401 Los Gamos Drive, San Rafael, California 94903.

Subservicer

Card Management Corporation is an Indiana corporation. Its principal executive office is located at 20 NW First Street, Evansville, Indiana 47708, and its telephone number is (812) 425-0072.

Indenture Trustee and the Custodian

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the indenture trustee and the custodian is located (i) for purposes of note transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06H1, and its telephone number is (800) 735-7777.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Insurer

Financial Guaranty Insurance Company, a New York stock insurance corporation. The mailing address of the Insurer is 125 Park Avenue, New York, New York 10017, and its telephone number is (212) 312-3000.

Rating Agencies

Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., will issue ratings with respect to the notes.

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The Offered Notes

      The offered notes consist solely of the class of notes listed in the tables below:

                      Note     Initial                                                         Initial
                   Principal   Interest  Summary Interest                                   Note Ratings
Class              Amount(1)   Rate(2)     Rate Formula     Principal Type  Interest Type  Moody's   S&P
-----            ------------  --------  -----------------  --------------  -------------  -------  -----
A ...........    $490,924,000   [___]%   LIBOR plus [___]%      Senior      Variable Rate    Aaa     AAA

----------

(1)   This balance is approximate, as described in this free writing prospectus.

(2)   Reflects the initial interest rate as of the first payment date.

(3) Subject to the maximum rate, as described in this free writing prospectus under "Summary of Terms -- The Notes -- Payments on the Notes -- Interest Payments."

      The offered notes will also have the following characteristics:

                                                    Final       Expected
                          Delay /    Interest     Scheduled      Final
                 Record   Accrual     Accrual      Payment      Payment      Minimum      Incremental    CUSIP
Class           Date(1)  Period(2)  Convention     Date(3)      Date(4)   Denominations  Denominations  Number
-----           -------  ---------  ----------  --------------  --------  -------------  -------------  -------
A ...........      DD      0 day    Actual/360  April 25, 2036  February     $250,000       $1,000      [_____]
                                                                25,2018

----------

(1) DD = For any payment date, the close of business on the business day immediately before that payment date.

(2) 0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or March 31, 2006, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3) The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4) The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

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The Non-Offered Notes

      The non-offered notes consist of the classes of notes listed in the tables below. In addition to the offered notes and the non-offered notes, the trust will also issue the Class B, L, P and R Certificates. None of the non-offered notes and the Class B, L, P and R Certificates are being offered by this free writing prospectus. Information provided on the non-offered notes and the Class B, L, P and R Certificates is provided for informational purposes only.

                    Note    Initial
                 Principal  Interest  Summary Interest    Principal     Interest     Initial Note Ratings
Class            Amount(1)  Rate(2)     Rate Formula        Type          Type         Moody's     S&P
-----           ----------  --------  -----------------  -----------  -------------  -----------  -------
M1 ..........   $6,539,000   [___]%   LIBOR plus [___]%  Subordinate  Variable Rate      ___       BBB-
M2 ..........   $5,533,000   [___]%   LIBOR plus [___]%  Subordinate  Variable Rate      ___        BB

----------

(1) These balances are approximate, as described in this free writing prospectus.

(2)   Reflects the initial interest rate as of the first payment date.

(3) Subject to the maximum rate, as described in this free writing prospectus under "Summary of Terms--The Notes--Payments on the Notes--Interest Payments."

      The non-offered notes will also have the following characteristics:

                                              Final     Expected
                      Delay /    Interest   Scheduled    Final                                   CUSIP     CUSIP
            Record    Accrual     Accrual    Payment     Payment     Minimum      Incremental    Number    Number
Class       Date(1)  Period(2)  Convention   Date(3)     Date(4)  Denominations  Denominations   (144A)   (Reg. S)
-----       -------  ---------  ----------  ----------  --------  -------------  -------------  --------  --------
M1 .....      DD       0 day    Actual/360   April 25,   May 25,    $100,000        $1,000      [_____]   [_____]
                                               2036      2012
M2 .....      DD       0 day    Actual/360   April 25,  November    $100,000        $1,000      [_____]   [_____]
                                               2036     25, 2010

----------

(1) DD = For any payment date, the close of business on the business day immediately before that payment date.

(2) 0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or March 31, 2006, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3) The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4) The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

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The HELOCs

On the closing date, the HELOC pool will consist of adjustable rate home equity lines of credit loans, referred to as HELOCs or home equity lines of credit in this free writing prospectus, secured by first or second liens on one-to-four-family residential properties. The HELOCs included in the trust will have been originated in accordance with the seller's underwriting standards and origination practices described herein or purchased by the seller in accordance with its purchase procedures described herein.

Information presented in this free writing prospectus describes a pool of 7,972 HELOCs and their characteristics as of March 1, 2006. Prior to the issuance of the notes, some of the HELOCs described in this free writing prospectus may be removed from the HELOC pool as a result of prepayment prior to the closing date, incomplete documentation or otherwise. Other HELOCs will be included in the HELOC pool prior to the issuance of the notes. However, the removal and inclusion of such HELOCs and the addition of HELOCs to the HELOC pool on the closing date will not materially alter the characteristics of the HELOCs which make up the HELOC pool as described in this free writing prospectus, although the range of loan rates and maturities and certain other characteristics of the HELOCs may vary. The depositor believes that the information in this free writing prospectus with respect to the HELOC pool is representative of the characteristics of the HELOC pool as it will be constituted at the closing date. Any statistic presented on a weighted average basis or any statistic based on the aggregate stated principal balance of the HELOCs is subject to a variance of plus or minus 5%.

Cut-off Date

The cut-off date for any mortgage loan delivered to the custodian on the closing date will be the later of March 1, 2006 and the origination date of that HELOC (referred to as the cut-off date).

Closing Date

On or about March 31, 2006.

HELOC Pool

The pool consists of HELOCs with an aggregate stated principal balance of approximately $502,996,253 as of March 1, 2006, after giving effect to principal payments due on or before that date.

As of March 1, 2006, the HELOC pool had the following characteristics:

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                                  HELOC SUMMARY

                                                                                    Weighed       Total
                                                               Range or Total       Average    Percentage
                                                             -------------------   ---------   ----------
Number of HELOCs .........................................         7,972                --          --
Range of Outstanding Principal Balances ..................      $0 to $503,759          --          --
Average Outstanding Principal Balance ....................         $63,095              --          --
Range of Credit Limits ...................................   $10,000 to $500,000        --          --
Average Credit Limit .....................................         $79,981              --          --
Range of Credit Limit Utilization Rates ..................     0.00% to 108.02%         --          --
Credit Limit Utilization Rate of Pool ....................          78.89%              --          --
Range of Loan Rates ......................................    3.990% to 14.000%      8.296%         --
Original Draw Period (in months) .........................        60 to 180            120          --
Original Terms to Maturity (in months) ...................        120 to 360           256          --
Remaining Terms to Maturity (in months) ..................        93 to 355            249          --
Original Combined Loan-to-Value Ratios ...................     4.00% to 100.00%      82.94%         --
Number of Second Lien HELOCs .............................         7,729                --       96.85%
Geographic Distribution in Excess of 10.00% of the
Total Scheduled Principal Balance:
   California ............................................       $334,477,175           --       66.50%
Credit Scores ............................................        461 to 839           719          --
Gross Margins ............................................    -1.000% to 6.750%      1.364%         --
Maximum Loan Rates .......................................    16.000% to 18.000%    17.993%         --

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See "The HELOC Pool" in this free writing prospectus.

Required Repurchases or Substitutions of HELOCs

The seller will make certain representations and warranties relating to the HELOCs pursuant to the sale and servicing agreement, including: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each mortgage loan was generated under a note or credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of the cut-off date, none of the HELOCs is more than 30 days Delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. With respect to any HELOC, if any of the representations and warranties is breached in any material respect as of the date made and remains uncured for more than 90 days, or if an uncured material document defect exists, the seller will be obligated to either repurchase or substitute for the affected HELOC. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

The Notes

The offered notes will be issued with the initial approximate characteristics set forth under "The Offered Notes" in the tables on page 6.

The offered notes will be issued in book-entry form. The minimum denominations and the incremental denominations of the offered notes are set forth in the tables on page 6.

In addition, this free writing prospectus provides information regarding the non-offered notes in the tables on page 7 and throughout this free writing prospectus for informational purposes only. The non-offered notes are not offered hereby.

The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien HELOCs having a total principal balance as of March 1, 2006, of approximately $502,996,253. The total credit limit of the HELOCs as of the statistical calculation date is approximately $637,614,080.

In addition to the notes, the trust will issue four classes of certificates, the Class B, L, P and R Certificates, which are not offered by this free writing prospectus.

The offered notes will have an approximate total initial principal amount of $490,924,000. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this free writing prospectus will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be distributed on the 25th day of each month, beginning in April 2006. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Interest will accrue on the notes at the annual note rate (subject to the maximum rate) described in this free writing prospectus.

The Offered Notes

      o Class A1 Notes: the lesser of (1) the applicable annual rate as described in the table on page 6 and (2) the maximum rate for that payment date.

The Non-Offered Notes

      o Class M1 and Class M2 Notes: the lesser of (1) the applicable annual rate as described in the table on page 7 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest collections received from HELOCs during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the maximum rate and the priority of payment of interest, see "Description

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of the Notes -- Interest Payments" in this free writing prospectus.

Principal Payments

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the HELOCs in the HELOC pool each month minus (during the managed amortization period) the total principal balance of additional draws made by borrowers on the HELOCs for such month plus any excess cash needed to create or maintain certain required levels of overcollateralization for the notes and minus any excess of the actual level of overcollateralization over the required level of overcollateralization. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this free writing prospectus.

In addition, prior to the stepdown date or if a rapid amortization event has occurred, the holders of the offered notes will receive all available principal funds prior to any payment of principal of the non-offered notes. Following the stepdown date and if no rapid amortization event has occurred, the holders of the offered notes will receive a specified portion of available principal funds prior to any payment of principal of the non-offered notes.

See "Description of the Notes -- Principal Payments" in this free writing prospectus.

Enhancement of Likelihood of Payment on the Offered Notes

The payment structure of this securitization includes excess cash flow, overcollateralization, subordination and a financial guaranty insurance policy with respect to the offered notes.

See "Description of the Notes -- Credit Enhancement" in this free writing prospectus for a more detailed description of the excess cash flow, overcollateralization, subordination and insurance policy features.

Subordination

      The offered notes will have a payment priority over the non-offered notes and the certificates and the non-offered notes will have a payment priority over the certificates, in each case, except in limited circumstances described in this free writing prospectus.

See "Description of the Notes -- Principal Payments," "Description of the Notes -- Credit Enhancement -- Subordination" and "Description of the Notes -- Priority of Payments" in this free writing prospectus.

Excess Cash Flow; Overcollateralization

The HELOCs owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this "excess cash flow" received from the HELOCs each month will be available as an accelerated payment of principal on the notes to create or maintain required overcollateralization. The required level of overcollateralization may increase or decrease as described in this free writing prospectus.

See "Description of the Notes -- Credit Enhancement -- Excess Cash Flow" and "Description of the Notes -- Credit Enhancement -- Overcollateralization" in this free writing prospectus.

Allocation of Realized Losses

The floating allocation percentage of realized losses on the HELOCs will be allocated first, to the excess cash flow, second, to the overcollateralization amount, third, to the Class M2 notes and lastly, to the Class M1 notes.

The Policy

The depositor will obtain a noncancellable financial guaranty insurance policy from the insurer with respect to the offered notes. The insurance policy will unconditionally and irrevocably guarantee that the trustee will receive timely payments of interest and the ultimate payment of principal on the offered notes, as described under the heading "The Insurer and the Policy" in this free writing prospectus.

See "The Insurer and the Policy" in this free writing prospectus.

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Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be April 25, 2036. The final scheduled payment date for the offered notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing HELOC. The actual final payment date for the offered notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

Fees and Expenses

Certain fees and expenses payable to the servicer, the insurer, the indenture trustee and the owner trustee will paid from the assets of the issuing entity prior to distributions to noteholders. For more information, see "Description of the Notes - Fees and Expenses."

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each HELOC at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that HELOC.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Rapid Amortization Events

If a rapid amortization event occurs with respect to the offered notes and is continuing beyond the applicable grace period, if any, the insurer (or the indenture trustee in the event that the insurer has defaulted on its policy) will have the right to sell and liquidate assets of the issuing entity in order to pay off the then aggregate outstanding amount of the offered notes.

      A rapid amortization event refers to any of the following events:

         (a) default in the payment of any interest on any class of notes when the same becomes due and payable or the failure to pay any installment of principal of the controlling class notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five business days, or a failure to pay the entire note principal amount of any note when the same becomes due and payable under the indenture or on the final scheduled payment date;

         (b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, or the indenture as applicable, which failure materially and adversely affects the noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

         (c) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (d)   any draw on the policy; or

         (e) the rights and obligations of the servicer under sale and servicing agreement are terminated or an event of servicing termination has occurred.

In the case of any event described in clauses (a), (b), (d) or (e) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the indenture or sale and servicing agreement, the insurer, or if an insurer default has occurred and is continuing, the indenture trustee or noteholders evidencing more than 50% of the note principal amount of the controlling class notes, by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the noteholders or the insurer) declare that a rapid amortization event has occurred as of the date of such notice. In the case of an event described in either clause (c), a rapid amortization event will automatically occur.

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For a description of the remedies available upon the occurrence and continuance of a rapid amortization event and the priority of payments from funds available in the payment account, see "Description of the Notes - Rapid Amortization Events" in this free writing prospectus.

Optional Redemption

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer or its assignee will have the option to purchase from the trust all remaining HELOCs, subject to certain conditions, including (a) the consent of insurer (if the redemption would result in a draw under the policy) is obtained and (b) no reimbursement amounts would remain due to insurer under the insurance agreement. If the servicer or its assignee exercises its option to purchase the HELOCs, the offered notes will be redeemed and you will receive a final payment of principal on such payment date.

See "Description of the Notes -- Optional Redemption" in this free writing prospectus for a description of the purchase price to be paid for the HELOCs upon an optional redemption.

Tax Status

The trust will elect to treat all or a portion of the trust assets as multiple REMICs for federal income tax purposes. Each of the notes, the Class B Certificates and the Class P Certificates will represent ownership of "regular interests" in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of "residual interest" in the lower-tier REMIC and upper-tier REMIC, respectively.

See "Certain Federal Income Tax Considerations" in this free writing prospectus and "Federal Income Tax Considerations" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this free writing prospectus and the base prospectus, the offered notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See "ERISA Considerations" in this free writing prospectus and in the base prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See "Legal Investment Considerations" in this free writing prospectus and "Legal Investment" in the base prospectus.

Ratings of the Offered Notes

The offered notes will initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page 6.

o The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

o The ratings do not address the payment of any deferred interest with respect to these notes.

See "Ratings" in this free writing prospectus for a more complete discussion of the note ratings.

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                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under "Risk Factors" beginning on page 6 in the base prospectus.

You may have difficulty selling your notes

      The underwriter intends to make a secondary market in the notes purchased by it, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow limited in early years of HELOCs

      Each HELOC has a draw period that lasts for the first 5 to 15 years and substantially all have a repayment term for the last 10 years of the term (as more fully described in this free writing prospectus). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

The servicer has limited ability to change the terms of the HELOCs

      The servicer may agree to changes in the terms of a HELOC if the changes:

      o do not materially and adversely affect the interest of the noteholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

      o     are consistent with prudent business practice.

      The servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb losses.

      See "Description of the HELOCs -- HELOC Terms" in this free writing prospectus.

Interest payable on the offered notes and interest payable on the HELOCs differ

      Interest payable on the HELOCs may be insufficient to pay interest on the offered notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page 6, subject to a maximum rate based in part on the interest rates on the HELOCs. Interest payable on the HELOCs will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the offered notes may accrue less interest than they would accrue if the interest rate on the offered notes were based solely on LIBOR plus the applicable margin set forth in the table on page 6.

      If the sum of LIBOR plus the applicable margin set forth in the table on page 6 exceeds the maximum rate of interest allowed on the offered notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurer.

      LIBOR and the prime rate may not respond to the same economic factors and there is not necessarily a correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the HELOCs that would be available to absorb losses and charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

Ratings on offered notes based primarily on claims-paying ability of the insurer

      The rating on the offered notes depends primarily on the claims paying ability of the insurer. Therefore, a reduction in the financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the offered notes. A reduction in the credit rating assigned to the offered notes would reduce the market value of the offered notes and may affect your ability to sell them. The insurer does not guarantee the market value of the offered notes, or the credit ratings assigned to them.

      See "Ratings" in this free writing prospectus.

Limited information regarding prepayment history

      All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including:

      o     general economic conditions;

      o     interest rates;

      o     the availability of alternative financing;

      o     homeowner mobility; and

      o changes affecting the ability to deduct interest payments on HELOCs for federal income tax purposes.

      Prepayments on the HELOCs will result in earlier payments of principal on your notes. In addition, substantially all of the HELOCs contain due-on-sale provisions, which may affect the rate of prepayment.

      See "Yield, Maturity and Prepayment Considerations" in this free writing prospectus.

Yield to maturity of offered notes may be affected by repurchases

      The yield to maturity of the offered notes may be affected by certain repurchase requirements. The seller or the originator will be required to purchase HELOCs from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the HELOCs.

Consequences of owning book-entry notes

      Issuance of the offered notes in book-entry form may reduce the liquidity of the offered notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      Since transactions in the offered notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the offered notes, may be limited due to lack of a physical security representing the offered notes.

      As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

      See "Description of the Notes -- Book-Entry Registration" in this free writing prospectus.

An optional redemption may adversely affect the yield on the offered notes

      On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the HELOCs and thereby cause a termination of the underlying trust. See "Description of the Notes -- Optional Redemption" in this free writing prospectus. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

      See "Yield, Maturity and Prepayment Considerations" in this free writing prospectus.

The obligations of the seller, the depositor and the servicer are limited

      None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller or the originator to make any payment in respect of the HELOCs is the seller's obligation to repurchase from the trust those HELOCs with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties and the originator's obligation to repurchase from the trust those HELOCs for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller or the originator will have the financial ability to repurchase any of those HELOCs.

Increased risk of loss as a result of the amortization lockout period of the HELOCs

     The HELOCs require no principal payments or minimal principal payments during the first 5 to 15 years following origination, and substantially all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. HELOCs with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

The incurrence of additional debt by borrowers could increase your risk

      With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

      See "Description of the HELOCs" in this free writing prospectus.

There will be variations in the HELOCs from the characteristics described in this free writing prospectus

      The pool of HELOCs used to derive the information in this free writing prospectus includes HELOCs the characteristics of which will vary from the specific characteristics reflected in the final pool of HELOCs, although the extent of such variance is not expected to be material. A detailed description of the HELOCs that will be delivered on the closing date will be reflected in the final prospectus supplement.

Insolvency may affect the timing and amount of distributions on the notes

      The transfer of the HELOCs by the seller to the depositor will be characterized in the sale and servicing agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the HELOCs to the depositor as a borrowing secured by a pledge of the HELOCs. If such an attempt to recharacterize the transfer of the HELOCs were to be successful, the FDIC could elect to accelerate payment of the notes and liquidate the HELOCs, with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur.

Developments in certain states could have a disproportionate effect on the pool of HELOCs due to geographic concentration of mortgaged properties

      The chart entitled "Geographic Distribution" presented in Annex II to this free writing prospectus lists the states with the highest concentrations of HELOCs. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      Economic conditions in states with high concentrations of HELOCs may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of HELOCs may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of HELOCs would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

      Approximately 66.50% of the aggregate principal balance of the HELOCs are secured by mortgaged properties located in California. Properties in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust's ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

      In addition, California has imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both the senior and junior loans, over the proceeds of sale under a deed of trust or other foreclosure proceedings. This anti-deficiency law, therefore, is likely to result in increases of losses in the event the borrowers default on the related HELOCs because mortgages and deeds of trust securing such HELOCs are primarily junior liens.

Notes may not be appropriate for certain investors

      The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered notes. This may be the case because, among other things:

      o the yield to maturity of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs;

      o the rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs and the priority of principal distributions among the classes of notes. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o you may not be able to reinvest amounts distributed in respect of principal on an offered note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your note; or

      o a secondary market for the offered notes may not develop or provide noteholders with liquidity of investment.

      You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this free writing prospectus and under the heading "Risk Factors" in the base prospectus.

Notes are obligations only of the issuing entity

      The notes will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the HELOCs and of the servicer with respect to its servicing obligations under the sale and servicing agreement (including the limited obligation to make certain monthly advances). Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality. The notes are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the HELOCs) will be the sole source of payments on the notes. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the notes.

      For a discussion of additional risks pertaining to the notes, see "Risk Factors" in the base prospectus.

Impact of terrorist attacks

      The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the HELOCs. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see "Certain Legal Aspects of the Loan--Servicemembers Civil Relief Act" in the base prospectus.

Credit scores may not accurately predict the performance of the HELOCs

      Credit scores are obtained by many lenders, including IndyMac Bank, in connection with HELOC applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzes data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 461 to approximately 839, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a HELOC. Furthermore, credit scores were not developed specifically for use in connection with HELOCs, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of HELOC characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related HELOCs.

Violation of  various federal and state laws may result in losses on the HELOCs

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs. The HELOCs are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the HELOCs;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

      o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

      o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the HELOCs and restrict the servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected HELOCs whether held by the trust or a subsequent holder of such HELOCs and/or limit the servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal Aspects of the Loan--Anti-Deficiency Legislation and Other Limitations on Lenders" in the base prospectus.

      The seller will represent that as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the HELOCs are subject to Section 32 of Regulation Z nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related HELOC. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the base prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

      Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related HELOC. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such HELOC from the trust.

Violation of environmental laws or the existence of hazards may result in losses to the trust

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the HELOCs. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

                                 THE HELOC POOL

General

      The depositor will purchase HELOCs from IndyMac Bank, F.S.B. ("IndyMac Bank") pursuant to a mortgage loan purchase agreement ("mortgage loan purchase agreement"), dated as of the cut-off date, between IndyMac Bank and the depositor. The trust will purchase the same HELOCs from the depositor pursuant to a sale and servicing agreement ("sale and servicing agreement"), dated as of the cut-off date, among IndyMac Bank, as seller and servicer, the depositor, the trust and the indenture trustee, and, pursuant to the indenture, will pledge to the indenture trustee for the benefit of holders of the notes and the insurer the same HELOCs and additional similar HELOCs (together, the "Closing Date HELOCs"). The Closing Date HELOCs included in the trust also are referred to in this free writing prospectus as the "HELOCs". The Closing Date HELOCs are expected to have an aggregate Stated Principal Balance as of the cut-off date of approximately $502,996,253. The Closing Date HELOCs will have been acquired or originated by the seller in the normal course of its business.

      Under the sale and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the trust relating to, among other things, certain characteristics of the HELOCs and, subject to the limitations described below under "--Assignment of HELOCs," will be obligated to repurchase or substitute a similar HELOC for any HELOC as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the noteholders in that HELOC. Under the indenture, the trust will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the indenture trustee for the benefit of the noteholders. The depositor will make no representations or warranties with respect to the HELOCs and will have no obligation to repurchase or substitute HELOCs with deficient documentation or which are otherwise defective. IndyMac Bank will sell the HELOCs without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the notes will be limited to the servicer's contractual servicing obligations under the sale and servicing agreement.

      Certain information with respect to the HELOC pool as of March 1, 2006 is set forth below. Prior to the closing date, the HELOC pool may experience some amortization, some HELOCs may be removed from the pool and other HELOCs may be substituted for such HELOCs. The depositor believes that the information set forth in this free writing prospectus with respect to the HELOC pool described herein is representative of the characteristics of the HELOC pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the HELOC pool will vary.

HELOC Statistics

      Approximately 81.435% of the HELOCs were originated by the seller and approximately 18.565% of the Statistical Calculation HELOCs were originated by Paul Financial, LLC ("Paul Financial") and purchased from Paul Financial by the seller pursuant to related mortgage loan purchase agreements. All of the HELOCs were originated under mortgage loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. The HELOCs were underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards are described under "Underwriting and Credit Criteria" in this free writing prospectus.

      Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this free writing prospectus relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

      In the information that follows, weighted average percentages are based upon the principal balances of the HELOC pool as constituted on the date of this free writing prospectus.

      The HELOC pool includes a total of 7,972 HELOCs with an aggregate pool balance of approximately $502,996,253. As of March 1, 2006, the average principal balance was approximately $63,095, the minimum principal balance was approximately $0, the maximum principal balance was approximately $503,759, the minimum mortgage loan rate and the maximum loan rate were approximately 3.990% and 14.000% per annum, respectively, and the weighted average loan rate was approximately 8.296% per annum. As of March 1, 2006, the average credit limit utilization rate was approximately 78.89%, the minimum credit limit utilization rate was approximately 0.000% and the maximum credit limit utilization rate was approximately 108.02%. The credit limit utilization rate is determined by dividing the principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original mortgage loan-to-value ratio of the HELOCs was approximately 82.94%.

      As of March 1, 2006, no HELOC had a combined loan-to-value ratio greater than approximately 100.00% and none of the HELOCs was delinquent by more than 30 days.

      The HELOCs have the characteristics set forth in Annex II of this free writing prospectus (the sum in any column may not equal the total indicated due to rounding). The depositor believes that the information set forth in this free writing prospectus and in Annex II with respect to the HELOCs will be representative of the characteristics of the HELOC pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and certain other characteristics of the HELOCs will vary.

     See Annex II to this free writing prospectus.

Representation and Warranties

      The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, with respect to each HELOC that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each mortgage loan was generated under a note or Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement;
(4) as of the Cut-off Date, none of the HELOCs is more than 30 days Delinquent;
(5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the insurer in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure.

If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to deposit the Purchase Price (as defined below) into the collection account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute Mortgage Loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

      With respect to any HELOC, the "Purchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days' interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

      An "Eligible Substitute Mortgage Loan" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related defective HELOC, a seller will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amounts").

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the HELOCs in the trust fund that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the HELOC, and subsequent assignments of the mortgages were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these HELOCs, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the HELOCs.

                                 THE ORIGINATORS

IndyMac Bank, F.S.B.

      Approximately 81.435% of the HELOCs were originated by IndyMac Bank. See "The Sponsor and Seller" below for additional information regarding IndyMac Bank.

Paul Financial, LLC

      Approximately 18.565% of the HELOCs were originated by Paul Financial and subsequently sold by Paul Financial to IndyMac Bank pursuant to a mortgage loan purchase agreement. Paul Financial is a significant third party originator that sells pools of HELOCs to IndyMac Bank.

      Paul Financial is a Delaware limited liability company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences. Mortgage loans are originated primarily through Paul Financial's wholesale division, through a network of independent mortgage loan brokers approved by Paul Financial. The executive offices of Paul Financial are located at 1401 Los Gamos Drive, San Rafael, California 94903.

                           INDYMAC BANK HELOC PROGRAM

HELOC Origination

      IndyMac Bank originates HELOCs through multiple channels, but primarily through its business-to-business channel ("B2B"), business-to-consumer channel ("B2C") and third party origination processors ("Direct Channel").

      The general terms of HELOCs originated by IndyMac Bank are described below under "Description of the HELOCs--HELOC Terms--IndyMac Bank HELOCs." The underwriting criteria of HELOCs originated by IndyMac Bank are described below under "Underwriting and Credit Criteria--IndyMac Bank."

Purchases of HELOC Pools

      Beginning in May 2004, IndyMac Bank started acquiring pools of HELOCs from third party originators, including Paul Financial, on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank's purchase criteria are pre-approved by IndyMac Bank based on its review of such originators' underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors. Approximately 81.435% of the HELOCs have been originated by IndyMac Bank. Approximately 18.565% of the HELOCs have been originated by Paul Financial and sold to IndyMac Bank pursuant to the related mortgage loan purchase agreements.

      The general terms of HELOCs originated by Paul Financial are described below under "PAUL FINANCIAL HELOC UNDERWRITING CRITERIA."

HELOC Underwriting and Credit Criteria

      All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller's underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

      The seller's underwriting standards with respect to the HELOCs generally will conform to those published in the seller's underwriting guidelines, including the provisions of the seller's underwriting guidelines applicable to the seller's Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller's underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the seller's Home Equity Line of Credit Program provide for several different levels of documentation: (1) the "Full/Alternate Documentation Program," (2) the "Reduced Documentation Program,"
(3) the "Pre-Approved Program" and (4) the "Invitation-to-Apply Program" (also referred to as the "ITA Program" herein). All HELOCs originated in the Direct Channel follow guidelines for the Pre-Approved Program and the ITA Programs.

Asset, Income and Employment Documentation

      Full/Alternate Documentation Program

      For Full/Alternate Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

      Reduced Documentation Program

      Borrowers who qualify for the Reduced Documentation Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month's income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Reduced Documentation Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

      Pre-Approved Program and ITA Program

      Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined mortgage loan-to-value ("CLTV") on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers' income or employment.

Credit Criteria

      Full/Alternate Documentation Program and Reduced Documentation Program

      Each borrower under the Full/Alternate Documentation Program must meet the following credit criteria:

      o credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months, or, 12 months of prior mortgage history;

      o no mortgage payments thirty days or more delinquent within the last twelve months;

      o     no foreclosures within the last three years;

      o borrower has not participated in a consumer credit counseling plan within the last two years; and

      o     no bankruptcy within the last two years.

      The minimum credit amount for second lien HELOCs that close concurrently with a first mortgage is $10,000 for most states in which the seller originates second lien HELOCs. The minimum credit amount for first lien HELOCs or second lien HELOCs that do not close concurrently with a first mortgage is $10,000.

      Pre-Approved Program and ITA Program

      Each borrower under either the Pre-Approved Program or the Invitation-to-Apply Program (also referred to as the "ITA Program" herein) must meet the following credit criteria:

      o no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

      o no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

      o no payment delinquency of 60 days or more on any trade within the past year;

      o no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

      o no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes)(applicable only to Pre-Approved HELOCs); and

      o miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

First Mortgage Requirements

      Full/Alternate Documentation Program and Reduced Documentation Program

      For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

      o the LTV of the first lien may not exceed 90% (based on the current principal balance);

      o     the current principal balance of the first lien may not exceed
            $2,500,000;

      o if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

      o if the first mortgage relates to a loan with a negative amortization feature, the maximum possible principal balance must not exceed 125% of the original principal balance;

      o if the first mortgage relates to a loan with interest only payments, the interest only payment period must be 10 years or less; and

      o     the first mortgage may not:

            o     be held by a private party;

            o be a contract for a deed, contract for purchase, or land contract;

            o     have provisions against additional liens;

            o     have provisions for future advances or disbursements; or

            o     be a HELOC.

      Pre-Approved Program and ITA Program

      For second lien HELOCs, the principal balance of the first lien may not exceed $750,000.

Title Insurance

      Full/Alternate Documentation Program and Reduced Documentation Program

      Title insurance requirements vary among the different types of HELOCs. A lender's ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender's title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires at a minimum lien search and legal/vesting report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $200,000, a lender's ALTA title policy.

      Pre-Approved Program and ITA Program

      Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted.

Appraisal Requirements

      Full/Alternate Documentation Program and Reduced Documentation Program

      Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is less than $100,000, either an Appraisal Value Model (AVM) or a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used, depending on whether the AVM provides an appraised value. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $100,000, but less than $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required and the report must include a photo of the front view of the subject property, a location map and comparable sales. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $250,000, a Freddie Mac form 1004 (Full Appraisal) is required.

      Pre-Approved Program and ITA Program

      The appraisal requirement is dependent upon the loan amount and is as follows:

      o loan amounts less than $75,000: an appraised value generated by the Appraisal Value Model ("AVM")

      o     loan amounts between $75,001 to $100,000: desktop appraisal

      o     loan amounts between $100,001 to $150,000: drive-by appraisal

      o     loan amounts between $150,000 to $200,000: full appraisal

Mortgaged Properties

      The properties which secure repayment of the HELOCs are referred to as the "mortgaged properties." Generally, mortgaged properties must be owner-occupied at the time of origination.

      In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

      o     detached single family dwellings;

      o     individual units in planned unit developments;

      o     attached single family dwellings;

      o     condominium dwellings; or

      o     two unit properties.

      Additionally, occupancy may be:

      o     Owner Occupancy second home; or

      o     Investor Owned.

      The HELOCs may be subordinated to other mortgages on the same mortgaged property.

      Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the underlying trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the underlying trust and principal payments are applied to the balances.

Exceptions

      The foregoing criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. An exception may generally be allowed if the application reflects certain compensating factors such as high FICO score, low CLTV, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller's underwriting criteria.

                   PAUL FINANCIAL HELOC UNDERWRITING CRITERIA

      The information set forth in this section with regard to Paul Financial's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by Paul Financial. None of the depositor, the indenture trustee, the servicer, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      Paul Financial originates its HELOCs through the mortgage broker community located primarily in the state of California. Paul Financial interacts with brokers via a web-based interface as well as through a more traditional relationship manager network.

      Paul Financial's underwriting standards with respect to the HELOCs generally will conform to those published in Paul Financial's underwriting guidelines, including the provisions of Paul Financial's underwriting guidelines applicable to Paul Financial's HELOC Program. However, Paul Financial may approve a mortgage loan or HELOC that otherwise does not meet Paul Financial's underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in Paul Financial's underwriting guideline are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

Asset, Income and Employment Documentation

      Full Documentation Program

      Under the full documentation product, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable. Assets are verified by either a verification deposit or bank statements for two consecutive months. The verification of deposit or bank statements must be dated within 120 days of the initial loan application. The types of assets that can be considered for the reserve requirements are funds coming from a CD, checking, savings money market, mutual fund or retirement account.

NIV Documentation Program

      The underwriting guidelines for the NIV documentation program do not require verification of income. The mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment. A salaried borrower's employment under the NIV documentation program is verified by a verbal verification of employment done by Paul Financial. Self-employed borrowers' employment under the NIV documentation program is verified by a verbal verification of employment when applicable as well as copies of the last 2 years most recent business licenses. Borrower's without licenses must provide a written letter from the licensed tax preparer or CPA to verify their employment. Assets are verified by either a verification of deposit or bank statements for two consecutive months. The verification of deposit or bank statements must be dated within

120 days of the initial loan application. The types of assets that can be considered for the reserve requirements are funds coming from a CD, checking, savings, money market, mutual fund or retirement account.

NIV/NAV Documentation Program

      Under the NIV/NAV documentation program, neither income nor assets are verified. The mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income.

Credit Criteria

      Each borrower under all programs must meet the following credit criteria:

      o credit scores reported by at least 2 credit bureaus with at least 4 trade lines open for at least 24 months;

      o no mortgage payments thirty days or more delinquent within the last twelve months;

      o     no foreclosures within the last four years;

      o borrower has not participated in a consumer credit counseling plan within the last four years; and

      o no Chapter 7 Bankruptcy within the last four years or Chapter 11 or 13 within the past two years.

      The minimum credit amount for second lien HELOCs that close concurrently with a first mortgage is $10,000 for most states in which Paul Financial originates second lien HELOCs. The minimum loan amount for California is $20,000.

First Mortgage Requirements

      For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

      o if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

      o negatively amortizing loans are allowed only if made by an institutional lender. In those instances where a lender other than Paul Financial holds a negatively amortizing first mortgage, CLTV's are increased by 10% to determine their eligibility for qualifying purposes; and

      o     the first mortgage may not:

            o     be held by a private party;

            o be a contract for a deed, contract for purchase, or land contract;

            o     have provisions against additional liens;

            o     have provisions for future advances or disbursements; or

            o     be a HELOC.

Title Insurance

      Title insurance requirements vary among the different types of HELOCs. A lender's ALTA policy is required for the first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. Paul Financial's title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, Paul Financial requires at a minimum lien search and legal/vesting report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $200,000, a full title policy does not provide the coverage for the full amount of the credit limit available on a HELOC.

Appraisal Requirements

      Full/NIV and NIV/NAV Documentation Programs

      Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used. The report must include a photo of the front view of the subject property, a location map and comparable sales. When there is a concurrent Paul Financial first mortgage, appraisal requirements on the first will be followed. Multi unit properties will require the use of a FNMA1025/FMLMC72 at all times. On the NIV/NAV documentation loans, a field review will be required on all loans with an appraised value greater than $650,000 regardless of the CLTV.

Acceptable Properties

      o     detached single family dwellings;

      o     individual units in planned unit developments;

      o     attached single family dwellings;

      o     condominium dwellings; or

      o     two to four unit properties.

      Additionally, occupancy may be:

      o     Owner Occupancy second home; or

      o     Investor Owned

Exceptions

      Paul Financial may allow exceptions to its underwriting guidelines if the borrower provides evidence of compensating factors that outweigh the increased risk due to the exception(s). Examples of compensating factors which may offset the risk of an exception are:

      o     Low LTV/CLTV;

      o     Good and established credit history/high credit score;

      o     Strong reserves;

      o     Long term housing or employment history;

      o     Prior mortgage history;

      o     Residual income.

                             THE SPONSOR AND SELLER

      The sponsor is IndyMac Bank, F.S.B., a federal savings bank ("IndyMac Bank") The sponsor is the same entity as the seller and the servicer of HELOCs, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by HELOCs since 2004. The sponsor securitized approximately $1.57 billion of HELOCs in 2004 and approximately $0.80 billion of HELOCs in 2005. The sponsor has been originating HELOCs since 2000.
                                       29

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a special purpose entity, such as the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

      IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. ("IndyMac Holdings"), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. ("IndyMac Bancorp"), a holding company organized under the laws of Delaware. IndyMac Bancorp's common stock is listed on the New York Stock Exchange. The notes and the certificates do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

      The principal executive office of IndyMac Bank is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank is an institution experienced in originating and servicing HELOCs of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Fannie Mae and the Federal Home Loan Mortgage Corporation ("Freddie Mac"). IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development ("HUD") and an institution the deposit accounts of which are insured by the FDIC.

                           SERVICING OF MORTGAGE LOANS

The Servicer

      IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and sub-prime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a servicer and special servicer.

      The servicer will be responsible for servicing the HELOCs in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the HELOCs comparable to the HELOCs serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the HELOCs. The servicer will not have any custodial responsibilities for the mortgage loans.

      However, if the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

      As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $31.65 billion, $45.10 billion and $84.50 billion, respectively, in conventional mortgage loans.

      IndyMac Bank has a sub-servicing agreement with Card Management Corporation ("CMC") pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 69 days or less delinquent. IndyMac Bank will assume servicing of HELOCs that are 69 days or more delinquent and will service such HELOCs in accordance with the sale and servicing agreement. CMC has an agreement with First Data Resources, Inc. ("FDR") pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer.

      IndyMac Bank's sub-servicing agreement with CMC is renewed automatically on an annual basis upon the expiration of its initial terms in December 2006. This agreement can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreements with CMC or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC if IndyMac Bank chose to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC if it chooses not to renew or to terminate its agreements with CMC. CMC is obligated to coordinate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicers. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

Card Management Corporation

      CMC is a corporation organized under the laws of the State of Indiana. CMC has been providing sub-servicing services for home equity loans and credit card accounts since 1988 and for four securitized pools of such assets. CMC has been sub-servicing home equity line of credit loans since 1995 and has acted as the sub-servicer for three securitized pools of home equity line of credit loans. As of December 31, 2005, CMC has a sub-servicing portfolio of approximately $1,370,000,000 of securitized home equity line of credit loans. CMC provides inbound and outbound customer services, collection services through 68 day delinquency, security and fraud investigations, and chargeback/dispute processing for such loans.

First Data Resources, Inc.

      FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corporation ("FDC"). According to FDR, it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. FDR's home office in the United States is located in Omaha, Nebraska. Pursuant to CMC's agreement with FDR, FDR has provided IndyMac Bank with services including account maintenance using FDR's computer systems, daily and monthly reporting on account activities and distribution of monthly statements to borrowers.

Delinquency and Loss Experience

      IndyMac Bank commenced servicing conventional HELOCs in 2000.

      The delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of the HELOCs were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. The delinquency and loss experience set forth below may not be indicative of IndyMac Bank's delinquency and loss experience for future periods. Accordingly, the information in the tables below (which includes HELOCs with underwriting, payment and other characteristics which differ from those of the HELOCs in the trust fund) should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the HELOCs, and no assurances can be given that the delinquency and loss experience presented in these tables will be indicative of the delinquency and loss experience on the HELOCs in the future.

                                                                 As of December 31,
                      ----------------------------------------------------------------------------------------------------------
                          2001                2002                 2003                  2004                   2005
                         Balance      %      Balance       %      Balance       %       Balance        %       Balance       %
                      ---------------------------------------- -------------  ----- ---------------  ----- --------------  -----
Total Unpaid
   Principal Balance  $ 83,514,557        $ 302,304,700        $ 688,889,226        $ 1,703,160,475        $2,139,306,196
Average Balance(2)             N/A          192,909,628          495,596,963

Delinquency at
   Period End:
31-60 days                 575,056  0.69%     1,437,377  0.48%     1,837,953  0.27%       4,869,570  0.29%      7,662,701  0.36%
61-90 days                  38,008  0.05%       550,053  0.18%     1,542,720  0.22%       1,025,575  0.06%      2,634,567  0.12%
91-120 days                 90,852  0.11%             -  0.00%       187,950  0.03%         855,238  0.05%      1,689,127  0.08%
121+ days                  292,811  0.35%       426,327  0.14%       974,816  0.14%       1,843,837  0.11%      1,562,693  0.07%
                      ------------  ----  -------------  ----  -------------  ----  ---------------  ----  --------------  ----
Total 31+ Day
   Delinquencies           996,726  1.19%     2,413,757  0.80%     4,543,440  0.66%       8,594,220  0.50%     13,549,088  0.63%

Charge-offs (1)                  -  0.00%       938,516  0.49%     1,230,549  0.25%       2,050,150  0.17%      3,652,155  0.19%
Recoveries                       -  0.00%             -  0.00%        34,889  0.01%         164,300  0.01%      1,510,037  0.08%
                      ------------  ----  -------------  ----  -------------  ----  ---------------  ----  --------------  ----
   Net Charge-offs               -  0.00%       938,516  0.49%     1,195,660  0.24%       1,885,850  0.16%      2,142,118  0.11%

----------
      (1) Charge-off and recovery percentages are calculated based on average annual balances, which are calculated using the straight-line method.

      Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

      The seller has agreed to pay a monthly fee (the "Servicing Fee") to the servicer with respect to each HELOC, equal to 0.50% annually on the outstanding balance of each HELOC (the "Servicing Fee Rate"). Any successors to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts.

      The servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See "The Agreements -- Servicing and Other Compensation and Payment of Expenses" in the base prospectus.

Collection of Taxes, Assessments and Similar Items

      The servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

      The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      Under the sale and servicing agreement, the Servicer will be required to furnish to the Indenture Trustee an annual servicer report detailing the Servicer's assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including
Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the trust and the Servicer's assessment report will identify any material instance of noncompliance. In addition, on or before the last day of the third month after the end of each fiscal year of the trust (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the Servicer or to its affiliates will furnish to the Indenture Trustee with an attestation report as to such assessment report by the Servicer during the Servicer's preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the sale and servicing agreement may be replaced by any similar form using any standards that are now or in the future in use by the Servicer for comparable assets and which otherwise comply with any note, regulation, "no action" letter or similar guidelines promulgated by the SEC.

Servicer Default

      If the servicer is in default in its obligations under the sale and servicing agreement, the indenture trustee may with the consent of the insurer and shall if directed to do so by the insurer (so long as the offered notes are outstanding or amounts remain due and owing to the insurer and no insurer default has occurred and is continuing) terminate the servicer, and the indenture trustee shall either appoint a successor servicer acceptable to the insurer in accordance with the sale and servicing agreement or succeed to the responsibilities of the servicer.

Certain Matters regarding the Servicer

      For a description of the servicer's discretion to waive certain charges and extend due dates in connection with the HELOCs, see "The Agreements--Collection Procedures" in the base prospectus. For a description of the servicer's ability to enter into sub-servicing agreements, see "--Sub-Servicing by Sellers" in the base prospectus. For a description of available remedies after the occurrence of an event of default under the sale and servicing agreement, see "The Agreements--Events of Default; Rights Upon Event of Default" in the base prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the base prospectus. For a discussion of the appointment of a successor servicer if the indenture trustee is unwilling or unable to act as successor to the servicer, see "The Agreements--Events of Default; Rights Upon Event of Default" in the base prospectus. For a description of permissible amendments to the sale and servicing agreement, see "--Amendment" in the base prospectus.

Limitations on Liability

      The servicer will not be liable to the trust or the noteholder for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the sale and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the sale and servicing agreement or the notes other than any loss, liability or expense (i) incurred by the servicer's, depositor's or sponsor's, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer's duties under the sale and servicing agreement or (ii) by reason of reckless disregard, of the servicer's, depositor's or sponsor's, as applicable, obligations and duties under the sale and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer's, depositor's or sponsor's, as applicable, duties under the sale and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the sale and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the base prospectus.

                                STATIC POOL DATA

      Certain static pool information for IndyMac Bank's three other HELOC securitizations, all of which were issued in 2004, may be found at:

      http://regab.IndyMacbank.com.

      Once you have accessed this internet address you will need to select "HELOC" under the tab for Deal Category, "2004" under the tab for Vintage Year, "Heloc 2004-1," "Heloc 2004-2" or "Heloc 2004-LH1" under the tab for Deal Name and "Static" under the tab for Report Type. We refer you to this internet address solely for the purpose of providing you with the static pool information relating to the HELOCs. Access to this internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this free writing prospectus, the base prospectus or the registration statement.

      Various factors may affect the prepayment, delinquency and loss performance of the HELOCs over time. The various pools of HELOCs for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those HELOCs. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average combined loan-to-value ratio, weighted average term to maturity, credit limits, credit limit utilization rates and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the HELOCs in the trust.

      This static pool data is not deemed part of this free writing prospectus, the base prospectus or the registration statement of which the base prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

      o in the case of information regarding the HELOCs, information about the HELOCs for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac ABS, Inc., a Delaware corporation that is a wholly owned, limited purpose finance subsidiary of IndyMac Bank. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

      The depositor is required to perform certain actions in connection with the notes on a continual basis, including but not limited to:

      o to make all initial filings establishing or creating a security interest over the HELOCs and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant state commercial codes to perfect the indenture trustee's security interest in the HELOCs and all proceeds thereof; and

      o to assume the duties of the administrator or appoint a successor administrator in the event of the administrator's automatic termination under the administration agreement.

      Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the indenture trustee and the servicer in accordance with the related agreements.

      For additional information regarding the depositor, see "The Depositor" in the base prospectus.

                               THE ISSUING ENTITY

      IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1 (the "trust"), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates,
(3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

      The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

      The trust will be capitalized initially through a cash contribution by the depositor. The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this free writing prospectus. The fiscal year end of the trust will be December 31.

                                THE OWNER TRUSTEE

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

                              THE INDENTURE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") will act as the indenture trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody but the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as indenture trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement and the indenture.

      Offered notes may be surrendered at the offices designated by the indenture trustee from time to time for such purchases, which as of the closing date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H1. Noteholders may access monthly statements from the indenture trustee's website. Noteholders may obtain assistance in operating the website by calling the indenture trustee's investor relations desk at (800) 735-7777.

      DBNTC is providing the information in the preceding two paragraphs at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      The indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust against any loss, liability or expense incurred by the indenture trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture, other than any loss, liability or expense:

      (i) in any way relating to the failure of the servicer to perform its duties and service the HELOCs in compliance with the terms of the indenture,

      (ii) that constitutes a specific liability of the indenture trustee under certain sections of the indenture, or

      (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the indenture trustee's duties under the sale and servicing agreement or indenture or reckless disregard of the indenture trustee's obligations and duties under the indenture.

      Any amounts payable to the indenture trustee or any director, officer, employee or agent of the indenture trustee in respect of indemnification or pursuant to any other right of reimbursement from the trust that the indenture trustee or any director, officer, employee or agent of the indenture trustee may have under the indenture may be withdrawn by the indenture trustee from the payment account at any time.

      The indemnification provided to the indenture trustee in the indenture will not include expenses incurred or made by the indenture trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the indenture trustee's performance in accordance with the provisions of the sale and servicing agreement and indenture. The servicer is required to indemnify the indenture trustee against any loss, liability or expense resulting from a breach of the servicer's obligations and duties under the sale and servicing agreement or the indenture, including its failure to perform its duties and service the HELOCs in accordance with the terms of the sale and servicing agreement.

      The indenture trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the indenture, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee:

      o for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of notes evidencing not less than 25% of the voting rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture, or

      o for any loss on any investment of funds pursuant to the indenture (other than as issuer of the investment security).

      The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of notes below the ratings issued on the closing date

(or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

      The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor indenture trustee has been appointed. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

      The depositor or the servicer may remove the indenture trustee and appoint a successor indenture trustee if:

      o the indenture trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the indenture trustee by the depositor,

      o the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

      In addition, the holders of notes evidencing at least 51% of the voting rights of each class of notes may at any time remove the indenture trustee and appoint a successor indenture trustee. Notice of any removal of the indenture trustee shall be given to each rating agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

      Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee.

      A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the notes.

                           THE INSURER AND THE POLICY

                                   The Insurer

      The insurer has supplied the following information for inclusion in this free writing prospectus.

      The insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

      The insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At December 31, 2005, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. - 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the insurer or any claims under any insurance policy, including the Policy, issued by the insurer.

      The insurer is subject to the insurance laws and regulations of the State of New York, where the insurer is domiciled, including New York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

      The following table sets forth the capitalization of the insurer and subsidiaries as of December 31, 2005 and December 31, 2004, on the basis of U.S. generally accepted accounting principles ("GAAP").

                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                              (Dollars in Millions)

                                                  December 31,   December 31,
                                                     2004           2005
                                                  ------------   ------------
  Unearned Premiums                                 $ 1,043        $ 1,201

  Other Liabilities                                     121            140
  Stockholder's Equity
     Common Stock                                        15             15
     Additional Paid-in Capital                       1,883          1,895
     Accumulated Other
       Comprehensive Income (Loss), net of tax           15            (14)
  Retained Earnings                                     265            471
                                                    -------        -------
  Total Stockholder's Equity                          2,178          2,367
                                                    -------        -------
  Total Liabilities and
     Stockholder's Equity                           $ 3,342        $ 3,708
                                                    =======        =======

      The audited consolidated financial statements of the Insurer and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, are included in Annex IV hereto.

      The New York State Insurance Department recognizes only statutory accounting principles ("SAP") for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP are contained in the notes to the Insurer's financial statements.

      Copies of the Insurer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Insurer's telephone number is (212) 312-3000.

      Neither the Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of this free writing prospectus or any information or disclosure that is provided to potential purchasers of notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Insurer and the Policy set forth under "The Insurer". In addition, the Insurer makes no representation regarding the notes or the advisability of investing in the notes.

The Insurer's Credit Ratings

      The financial strength of the Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The Insurer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

                                   THE POLICY

      The insurer will issue a financial guaranty insurance policy for the holders of the Class A Notes (the "Policy") . The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by the insurer for inclusion in this free writing prospectus. Only the holder of Class A Notes will be entitled to the benefit of the Policy to be issued by the insurer.

      The Insurer, in consideration of the right to receive monthly premiums and subject to the terms of the Policy, unconditionally and irrevocably agrees to pay each Insured Amount to the indenture trustee for the benefit of Holders of the Class A Notes, except as otherwise provided with respect to Preference Amounts.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls resulting from the Servicemembers Civil Relief Act (the "Relief Act Shorfalls") on the notes or prepayment interest shortfalls on the notes (the "Interest Shortfalls"), nor does the Policy guarantee to the holders of the related notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the indenture trustee, the issuing entity or any noteholder for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes, REMIC liabilities, or Interest Shortfalls). The Policy also does not cover the failure of the indenture trustee to make any payment required under the indenture to the holder of notes.

      The insurer will pay any Insured Amount that is a Preference Amount on the second business day following receipt on a business day by the insurer of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably satisfactory to the insurer, irrevocably assigning to the insurer all rights and claims of the indenture trustee and/or such noteholder relating to or arising under such Preference Amount and appointing the insurer as the agent of the indenture trustee and/or such noteholder in respect of such Preference Amount; and

      o a Notice appropriately completed and executed by the indenture trustee or such noteholder, as the case may be;

provided that if these documents are received after 12:00 p.m., New York time, on that business day or on a day which is not a business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A noteholder and not to the indenture trustee or any Class A noteholder directly unless the Class A noteholder has paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such final order in which case payment shall be made to the indenture trustee for distribution to the Class A noteholder upon delivery of proof of such payment reasonably satisfactory to the insurer). Notwithstanding the foregoing, in no event shall the insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the insurer hereunder, or
(ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the Note Principal Amount of the Class A Notes, prior to the time the insurer otherwise would have been required to make a payment in respect of such principal, in which case the insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required. All payments made by the insurer in respect of Preference Amounts will be made with the insurer's own funds.

      The insurer will pay any Deficiency Amount with respect to the notes no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by the insurer of a Notice from the indenture trustee specifying the Deficiency Amount which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day or on a day that is not a business day, it will be deemed to be received on the following business day. If any Notice received by the insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under a Policy, it will be deemed not to have been received by the insurer, and the insurer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended Notice.

Upon payment of any Deficiency Amount, the insurer will be subrogated to the rights of the Class A noteholders to receive the amount so paid. The insurer's obligations with respect to the Class A Notes with respect to each payment date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee on behalf of the Class A noteholders for distribution to the Class A noteholders, as provided in the indenture, whether or not those funds are properly applied by the indenture trustee.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless such amendment or modification has been approved in writing by the insurer.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the respective maturities of the notes. The Policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the notes shall have been paid in full and (ii) if any insolvency proceeding with respect to which the depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any note are accelerated, nothing contained in the Policy shall obligate the insurer to make any payment of principal or interest on that note on an accelerated basis, unless such acceleration of payment is at the sole option of the insurer, it being understood that a payment shortfall in respect of the optional termination of the trust pursuant to the indenture does not constitute acceleration for purposes of the Policy.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      The depositor is a direct wholly owned, bankruptcy-remote subsidiary of the sponsor. The sponsor is the servicer and the seller of the HELOCs.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the sponsor and the depositor.

                    THE MORTGAGE LOAN PURCHASE AGREEMENT AND
                        THE SALE AND SERVICING AGREEMENT

General

      On the Closing Date, pursuant to the mortgage loan purchase agreement, the seller will sell the HELOCs to the depositor. Pursuant to the sale and servicing agreement, the depositor will, in turn, sell the HELOCs to the trust.

Assignment and Pledge of HELOCs

      The HELOCs will be assigned to the trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on or prior to the Cut-off Date. Pursuant to the indenture, the trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the indenture trustee as security for the Notes.

      At the time of issuance of the Notes, the depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received with respect to each such HELOC after the Cut-off Date (other than interest due on or prior to the Cut-off
Date). Neither the trust nor the depositor will have any obligation to make additional funding under the Credit Line Agreements. The trust will in turn pledge to the indenture trustee under the indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the indenture trustee will deliver the Notes on behalf of the trust. Each HELOC transferred to the trust will be identified on a schedule (the "HELOC Schedule") delivered to the indenture trustee pursuant to the sale and servicing agreement, which will specify with respect to each HELOC, among other things, the original Principal Balance and the Cut-off Date Principal Balance, the Loan Rate, the maturity date, credit line, and applicable prepayment penalty provisions, if any.

      The sale and servicing agreement will require that, on or prior to the Closing Date, the depositor shall deliver to the Custodian, on behalf of the indenture trustee, the Credit Line Agreements and the Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

      The sale and servicing agreement will additionally require that on or prior to the Closing Date, the seller shall deliver to the Custodian, on behalf of the indenture trustee, executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. ("MERS"). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the owner trustee, indenture trustee, the Noteholders and the Certificateholders and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the indenture trustee will instruct the Custodian, in accordance with the terms of the Custodial Agreement, to complete and submit for recordation, at the expense of the seller, the assignments of the mortgages related to each such HELOC in favor of the indenture trustee within 90 days of the Recordation Event.

      A "Recordation Event" means (i) that the long-term senior unsecured debt rating of the seller (or any successor in interest thereto) is no longer being rated at least "BBB-" by S&P, (ii) an event of default under the sale and servicing agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the servicer and (iv) at the written request of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), under certain circumstances specified in the sale and servicing agreement.

      Within 90 days of the Closing Date, the Custodian, on behalf of the indenture trustee and pursuant to the sale and servicing agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the Custodian or the indenture trustee, the seller will be obligated to accept the transfer of such HELOC from the trust. Upon such transfer, the seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the indenture trustee or the Noteholders.

Event of Servicing Termination; Rights Upon Event of Servicing Termination

      "Events of Servicing Termination" under the sale and servicing agreement include, among others:

            (i) Any failure by the servicer to furnish to the indenture trustee the certain information regarding the HELOCs sufficient to prepare the monthly statements described under "Additional Information" in this free writing prospectus which continues unremedied for a period of five Business Day after the date upon which written notice of such failure shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) or by Holders of not less than 25% of the Note Principal Amount of the Controlling Class Notes;

            (ii) After receipt of notice from the indenture trustee, any failure of the servicer to remit to the indenture trustee any payment required to be made to the indenture trustee for the benefit of the Noteholders and the holders of the Certificates (the "Securityholders") or to the insurer under the terms of the sale and servicing agreement, including any Servicing Advance, on any deposit date, which failure continues unremedied for a period of five Business Day after the date upon which notice of such failure shall have been given to the servicer by the indenture trustee or the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing);

            (iii) Any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or if the servicer is also a servicer, any other covenant or agreement on the part of the servicer contained in the related Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the Majority Securityholders (as defined in the sale and servicing agreement) or the insurer; and

            (iv) The servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property.

      So long as an Event of Servicing Termination remains unremedied under the sale and servicing agreement, the indenture trustee may with the consent of the insurer, and shall at the direction of the insurer (or if an Insurer Default has occurred and is continuing at the direction of the Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Controlling Class Notes), terminate all of the rights and obligations of the servicer as servicer under the sale and servicing agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement), whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement.

      In the event that the indenture trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the sale and servicing agreement relating to the servicing of the HELOCs.

      During the continuance of any Event of Servicing Termination under the sale and servicing agreement, so long as such Event of Servicer Termination has not been remedied, the indenture trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and the insurer may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred upon the indenture trustee. However, the indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the indenture trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the indenture trustee therein or thereby. Also, the indenture trustee may decline to follow the direction of the insurer if the indenture trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

      No Noteholder, solely by virtue of that holder's status as a Noteholder, will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement, unless an Insurer

Default has occurred and is continuing, that holder previously has given to the indenture trustee notice of an Event of Servicing Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Controlling Class Notes have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

      The sale and servicing agreement may be amended by the depositor, the trust, the servicer and the indenture trustee, without consent of the Noteholders but (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the sale and servicing agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the sale and servicing agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the trust agreement, nor shall such amendment adversely affect in any material respect the interests of any Holder or the insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy. The sale and servicing agreement may also be amended by the depositor, the trust, the servicer and the indenture trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes of each class, the insurer) and holders of the Class B Certificates, the Class P Certificates and affected thereby, or of all of the Notes if each class of Notes is affected the Class L Certificates evidencing not less than 66-2/3% of the aggregate class principal balance of the Certificates of each such class affected thereby, or of all of the Certificates if each class of Certificates is affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or modifying in any manner the rights of the parties to the sale and servicing agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer) the insurer and the holders of the Class L Certificates, the Class P Certificates and the Class B Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

Voting Rights

      Unless an Insurer Default exists, the insurer will be entitled to exercise all voting rights of the Holders of the Offered Notes as described under "The Trust Agreement, Indenture and Administration Agreement -- Controlling Rights of the Insurer". If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated to the Controlling Class Notes. The voting rights allocation to the Notes will be allocated among all Noteholders of the Controlling Class Notes in proportion to the Note Principal Amount of the Controlling Class Notes.

      The "Controlling Class Notes" means the Class A Notes, so long as any Class A Notes are outstanding, then the Class M1 Notes, so long as any Class M1 Notes are outstanding, then the Class M2 Notes.

           THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT

General

      The Notes will be issued pursuant to the indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the indenture trustee, which will serve as Note Registrar and Paying Agent. The indenture trustee will provide to a prospective or actual Holders of the Offered Notes, without charge, on written request, an electronic copy (without exhibits) of the indenture. Requests should be addressed to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration IN06H1.

      The following summary describes certain terms of the trust agreement, the indenture and the administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Termination

      The trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the servicer, or its assignee, as described below and (iv) the Payment Date in September, 2031.

      The Notes are subject to redemption under the circumstances described under "Description of the Notes -- Optional Redemption."

      The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the holders of the Certificate will succeed to all the rights of the Noteholders pursuant to the sale and servicing agreement.

Administration

      Deutsche Bank National Trust Company (the "Trust Administrator") or the depositor will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust under the sale and servicing agreement, the indenture and the trust agreement. In carrying out the foregoing duties, the Trust Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be on terms no less favorable to the trust than would be available from unaffiliated parties. The Trust Administrator will receive compensation for its services as Trust Administrator as agreed between the Trust Administrator and the seller. The depositor will not receive additional compensation for its services under the administration agreement.

Amendment

      Generally, the trust agreement, the indenture and the administration agreement are subject to amendment by the parties thereto, in each case (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement -- Amendment," except that in the case of the trust agreement references to Notes and Noteholders should be read as referring to the Certificates and the holders thereof, and in the case of the indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement--Amendment," the trust and the indenture trustee may (so long as the Offered

Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), with the consent of the insurer, enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the indenture, evidencing the succession of a successor to the trust, adding to the covenants of the trust or surrendering any power conferred upon the trust under the indenture, conveying or pledging any property to the indenture trustee or to correct or supplement any provisions therein which may be inconsistent with this free writing prospectus or the base prospectus.

Servicing

      For a summary description of certain provisions of the sale and servicing agreement regarding servicing of the HELOCs, see "Servicing of the HELOCs" above.

Control Rights of the Insurer

      Pursuant to the terms of the indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Holder of the Offered Notes for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Holders of the Offered Notes thereunder, without the consent of such Holders of the Offered Notes, and the Holders of the Offered Notes may exercise such rights only with the prior written consent of the insurer. In addition, so long as an Insurer Default does not exist, the insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

      o the right to give notices of breach or to terminate the rights and obligations of the servicer under the Servicing Agreement in the event of an Event of Servicing Termination and to terminate the servicer under the sale and servicing agreement in the event of an Event of Servicer Termination and to institute proceedings against the servicer;

      o the right to consent to or direct any waivers of defaults by the servicer;

      o following the occurrence of a Rapid Amortization Event and so long as no Insurer Default has occurred and is continuing, the right to direct the indenture trustee to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms;

      o the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture; and

      o the right to require the seller to repurchase home equity lines of credit for breaches of representations and warranties or defects in documentation.

      So long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing are outstanding, the insurer's consent will be required prior to, among other things: (i) the removal of the indenture trustee or the servicer; (ii) the appointment of any successor indenture trustee, servicer or servicer; or (iii) any amendment to the indenture or the sale and servicing agreement.

                   CERTAIN REGULATORY MATTERS RELATED TO BANKS

General

      The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

Certain Matters Relating to Conservatorship and Receivership

      The transfer of the HELOCs by the seller to the depositor will be characterized in the HELOC purchase agreement as a sale transaction.

      Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are "legally isolated" from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the HELOC purchase agreement are intended to satisfy all of these conditions.

      Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller's transfer of the HELOCs or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the HELOCs as a borrowing secured by a pledge of the HELOCs instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the HELOCs. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the HELOCs. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

Certain Regulatory Matters

      If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

      While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the HELOC purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the insurer fails to perform under the Note Policy, reduced.

                            DESCRIPTION OF THE NOTES

General

      Pursuant to the trust agreement, dated as of March 1, 2006 and entered into among IndyMac ABS, Inc. (the "depositor"), the owner trustee and Deutsche Bank National Trust Company, as administrator, (the "trust agreement"), the trust will issue four classes of certificates, the Class B, Class L, Class P and Class R Certificates (collectively, the "Certificates") on or about March 31, 2006 (the "Closing Date"). Pursuant to the indenture dated as of March 1, 2006 between the trust and the indenture trustee (the "indenture"), the trust will issue the Class A, Class M1 and Class M2 Notes (collectively, the "Notes"). Only the Class A Notes (the "Offered Notes") are offered hereby. The Class M1 and Class M2 Notes are collectively referred to in this free writing prospectus as the "Non-Offered Notes". The Certificates represent the beneficial ownership interests in the trust. The Notes represent debt obligations of the trust. Payments on the Notes and certain rights of investors in the Notes will be governed by the indenture and the sale and servicing agreement. The following summaries describe certain provisions of the indenture, the sale and servicing agreement and the trust agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, the sale and servicing agreement and the trust agreement. Wherever particular sections or defined terms of the indenture, the sale and servicing agreement or of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference.

      Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2006 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or, in the case of any Notes issued to beneficial holders in definitive form in the future, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, California or the city in which the corporate trust office of the indenture trustee is located (or, as to the servicer, such other states as are specified in the sale and servicing agreement) are closed.

      Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the indenture trustee. See "The Trust -- The Indenture Trustee" in this free writing prospectus.

      The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Notes will be offered in denominations of $250,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as registrar (the "Registrar"). No service charge will be made for any registration of exchange or transfer of the Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a physical security representing such person's interest (a "Definitive Security", except as set forth below under "-- Book-Entry Registration -- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Notes under the limited circumstances described in this free writing prospectus, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references in this free writing prospectus to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

      General. Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Note Principal Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, National Association, generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical security representing such Note. Unless and until Definitive Securities are issued, it is anticipated that the only

"Holder" or "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Holders or Noteholders as those terms are used in the indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the indenture trustee through DTC and DTC participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Considerations" in the base prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

      Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants")and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Notes will be made on each Payment Date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations" and "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting" in the base prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical securities for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

      DTC has advised the indenture trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the indenture and the sale and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the indenture and the sale and servicing agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the depositor, the seller, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor. Upon the occurrence of an event described above, the indenture trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Notes. Upon surrender by DTC of the Definitive Securities representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will re-issue the Book-Entry Notes as Definitive Securities in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the indenture trustee will recognize the holders of such Definitive Securities as Noteholders under the indenture and the sale and servicing agreement.

Interest Payments

      Interest on each class of Notes will be payable monthly on each Payment Date, commencing in April 2006, at the Note Rate for the related Interest Accrual Period.

      The "Note Rate" for each class of Notes for any Interest Accrual Period will be the lesser of (1) the applicable annual rate as described in the tables beginning on page 6 and (2) the Maximum Rate for the related Interest Accrual Period.

      The "Maximum Rate" with respect to the Notes on any Payment Date is equal to the product of (x) weighted average of the Loan Rates of the HELOCs as of the beginning of the Collection Period, net of (i) the Servicing Fee Rate, (ii) the Owner Trustee Fee Rate (expressed as a per annum rate), (iii) the Indenture Trustee Fee (expressed as a per annum rate) (iv) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and (b) the sum of (1) any interest shortfalls resulting from application of the Relief Act (2) any interest shortfalls resulting from prepayments on the HELOCs and (3) any payments to the Indenture Trustee for reimbursed expenses and the denominator of which is the Pool Balance at the beginning of the related Collection Period, and
(v) the product of (1) the premiums payable to the Insurer (expressed as a per annum rate) and (2) a fraction, the numerator of which is the principal balance of the Class A Notes immediately before the Payment Date and the denominator of which is the principal balance of the HELOCs at the beginning of the related Collection Period, and (y) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Accrual Period. With respect to any Payment Date and HELOC, the "Collection Period" is the calendar month immediately preceding such Payment Date.

      To the extent the Maximum Rate is less than the applicable annual interest rate set forth on page 6 or 7 for any class of Notes and any Payment Date, the deficiency will be deferred (the "Deferred Interest" with respect to that class of Notes). The insurance policy (the "Policy") issued by the insurer to the indenture trustee for the benefit of the Holders of the Offered Notes will not guarantee the payment of such Deferred Interest.

      Interest Accrual Period. The "Interest Accrual Period" with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding the current Payment Date. For any Payment Date, the interest then due with respect to each class of Notes (the "Interest Payment Amount" for each such class) will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the applicable Note Rate for such Payment Date.

Determination of LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a "LIBOR Determination Date"), the indenture trustee will determine LIBOR for purposes of calculating interest on the Notes based on the "Interest Settlement Rate" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the indenture trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the indenture trustee will designate an alternative index that has performed, or that the indenture trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Interest Accrual Period will be [_____]%.

Principal Payments

      Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds, the Principal Payment Amount for such Payment Date. The Holders of the Offered Notes will receive, to the extent of available funds, the "Class A Principal Payment Amount" on each Payment Date equal to (a) prior to the Stepdown Date or if a Rapid Amortization Event has occurred, the Principal Payment Amount for such Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Class A Notes immediately prior to the applicable Payment Date over (B) the Class A Target Amount and (ii) the Principal Payment Amount for such Payment Date.

      The "Class A Target Amount" for each Payment Date will equal the lesser of
(a) the product of (i) approximately 94.20% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

The "Credit Enhancement Percentage" means, with respect to the Class A Notes, a percentage equal to (x) the sum of (i) the Note Principal Amount of the Class M1 Notes and the Class M2 Notes and (ii) the Overcollateralization Amount, divided by (y) the Invested Amount reduced by any principal collected and Investor Charge-Off Amount for such Payment Date. The Credit Enhancement Percentage as of the Closing Date is approximately 2.4%.

      As described in this free writing prospectus, principal payments on the Notes depend on whether they are made during the Managed Amortization Period or the Rapid Amortization Period. The "Managed Amortization Period" is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 120th Payment Date or (y) the close of business on the Business Day immediately preceding the day on which a Rapid Amortization Event occurs. The "Rapid Amortization Period" is the period which immediately follows the end of the Managed Amortization Period.

      With respect to each Payment Date and the Notes, the "Principal Payment Amount" will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to such Payment Date. With respect to each Payment Date and the Notes, the "Maximum Principal Payment" will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to such Payment Date, and (ii) during the Rapid Amortization Period, the Principal Collections relating to such Payment Date. With respect to each Payment Date, "Net Principal Collections" will equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to such Payment Date and (y) the aggregate principal amount of all Additional Balances arising during the related Collection Period.

      The "Floating Allocation Percentage" on any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount at the end of the previous Due Period and the denominator of which is the outstanding pool balance at the end of the previous Due Period (in the case of the first Payment Date, the outstanding pool balance as of the Cut-Off Date), provided such percentage shall not be greater than 100%.

      The "Invested Amount" on any Payment Date, is the initial Invested Amount reduced by (i) the aggregate amount of principal collected on the HELOCs and allocable to the Class A Notes, Class M1 Notes and Class M2 Notes as of the end of the previous Due Period and on the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such Payment Date. The initial Invested Amount as of the Closing Date is $502,996,253.

      The "Investor Charge-off Amount" on any Payment Date, is the amount of charge-offs incurred during the related Due Period multiplied by the Floating Allocation Percentage.

      The "Overcollateralization Reduction Amount," means the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to the Noteholders on such Payment Date.

      The "Overcollateralization Amount" for any Payment Date is equal to the amount, if any, by which the Invested Amount at the end of the related Collection Period exceeds the aggregate Class M1 and Class M2 Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date.

      The "Specified Overcollateralization Amount" on any Payment Date, is an amount equal to (i) prior to the Stepdown Date, 0.50% of the Initial Invested Amount and (ii) on or after the Stepdown Date the greater of (1) 0.50% of the Initial Invested Amount and (2) 1.00% of the Invested Amount as of the end of the related Collection Period, provided, however, that no reduction in clause
(ii) shall occur unless (a) the aggregate Floating Allocation Percentage of the Charge-Off Amount with respect to the Pool as a percentage of the Initial Invested Amount are less than (i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%, (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%, (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%, (iv) with respect to the 73rd Payment Date and thereafter, 3.25% and (b) the Six Month Rolling Delinquency Rate for such Payment Date is less than 3.50%.

      The "Stepdown Date" is the later to occur of (a) the 31st Payment Date and
(b) the first Payment Date on which Credit Enhancement Percentage is approximately 5.8%.

      In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

      Accelerated Principal. On any Payment Date on which there exists Excess Cash Flow, the amount of Excess Cash Flow to be distributed in reduction of the Note Principal Amount of the Offered Notes will equal the lesser of (A) the Excess Cash Flow and (B) the amount required to maintain or increase the Overcollateralization Amount to the Specified Overcollateralization Amount applicable to such Payment Date (any such payment, an "Accelerated Principal Payment").

      "Excess Cash Flow" with respect to a Payment Date and the Notes means the Floating Allocation Percentage of Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in (x) in the case of the Class A Notes, clauses 1 through 7 under the caption "Description of the Notes -- Priority of Payments",
(y) in the case of the Class M1 Notes, clauses 1 through 8 and the Class M1 Principal Payment Amount paid to the Holders of the Class M1 Notes specified in clause 9 under the caption "Description of the Notes -- Priority of Payments" and (z) in the case of the Class M2 Notes, clauses 1 through 9 and the Class M2 Principal Payment Amount paid to the Holders of the Class M2 Notes specified in clause 10 under the caption "Description of the Notes -- Priority of Payments".

      Rapid Amortization Events. As described above, the Managed Amortization Period will continue through the 120th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A "Rapid Amortization Event," with respect to the Notes, refers to any of the following events:

         (a) default in the payment of any interest on any class of Notes when the same becomes due and payable or the failure to pay any installment of principal of any class of Notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the indenture or on the Final Scheduled Payment Date;

         (b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, or the indenture as applicable, which failure materially and adversely affects the Noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

         (c) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (d)      any draw on the Policy; or

         (e) the rights and obligations of the servicer under the Servicing Agreement are terminated under the Servicing Agreement or an Event of Servicing Termination has occurred.

      In the case of any event described in clauses (a), (b), (d) or (e) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the indenture or sale and servicing agreement, any of the indenture trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Controlling Class Notes in each case with the prior written consent of the insurer (so long as no Insurer Default has occurred and is continuing) or the insurer (so long as no Insurer Default has occurred and is continuing), by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the Noteholders or the insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c), a Rapid Amortization Event will automatically occur.

      Following the occurrence of a Rapid Amortization Event, the insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the Trust Property in a commercially reasonable manner and on commercially reasonable terms. If the insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the Class A Notes, together with all accrued and unpaid interest thereon at the Class A Note Rate (other than Deferred Interest, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the HELOCs). The net proceeds of such sale will be paid (i) first, pro rata, to the indenture trustee, any unpaid indenture trustee Expense Amount (without regard to the caps included in the definition of indenture trustee Expense Amount), and to the owner trustee, any unpaid Owner Trustee Fees, (ii) second, to the Holders of the Class A Notes, insofar as may be necessary to reduce the Note Principal Amount of such class, together with all accrued and unpaid interest due thereon, to zero, (iii) third, to reimburse the insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the insurer, (iv) fourth, to the Holders of the Class M1 and Class M2 Notes sequentially in that order, pro rata within each Class based on Note Principal Amounts, insofar as may be necessary to reduce the Note Principal Amount of each such class, together with all accrued and unpaid interest due thereon, to zero, (v) fifth, pro rata to the indenture trustee and owner trustee, any unreimbursed expenses and (vi) sixth, to the Certificateholders, any remaining amounts.

      In addition to the consequences of a Rapid Amortization Event discussed above, if the seller or the servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller or the servicer, on the day of any such filing or appointment, no further Additional Balances will be transferred to the trust, and the seller or the servicer, as applicable, will promptly give notice to the indenture trustee and the insurer of any such filing or appointment. Within 15 days, the indenture trustee will send a notice of the occurrence of such event to the Noteholders.

      Upon the occurrence of a Rapid Amortization Event, the servicer shall only receive principal funds upon the transfer of Additional Balances to the trust from a reserve fund established for that purpose by the trust and funded by the purchase of such Additional Balances by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

      An "Insurer Default" shall mean the failure by the insurer to make a payment required under the Policy in accordance with the terms thereof.

Priority of Payments

The indenture trustee will deposit to an account (the "Payment Account"), without duplication, upon receipt, (i) any Insured Amounts or Preference Amounts, (ii) Principal Collections, (iii) Interest Collections and (iv) certain other amounts remitted by the servicer, together with certain other specified amounts The "Available Funds" means, with respect to any Payment Date, the sum of (i) any Insured Amounts or Preference Amounts, (ii) the Principal Collections, (iii) the Interest Collections and (iv) certain other amounts remitted by the servicer as specified in the sale and servicing agreement.

      With respect to each Payment Date, and to the extent of the sum of (a) the Floating Allocation Percentage of the Interest Collections, (b) the Maximum Principal Payment and (c) any insured Amounts or Preference Amounts, the indenture trustee will make the following allocations, disbursements and transfers from the Payment Account (net of the payment of the indenture trustee Expense Amount, the payment to the owner trustee of its fee for services rendered pursuant to the trust agreement (the "Owner Trustee Fee"), the Servicing Fee (as defined under "Servicing of the HELOCs" in this free writing prospectus) and all prepayment charges which are distributable only to the Class P Certificates), in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

      1.    the premium amount payable to the insurer;

      2. to the Class A Noteholders, the Interest Payment Amount with respect to the Class A Notes for such Payment Date;

      3. to the Class A Noteholders, as a payment of principal, the Class A Principal Payment Amount for such Payment Date;

      4. to the Class A Noteholders, as a payment of principal, in the following order, (a) the Floating Allocation Percentage of the Charge-Off Amounts incurred during the preceding calendar month and
            (b) the Floating Allocation Percentage of the Charge-Off Amounts incurred during previous periods that were not subsequently funded by the Floating Allocation Percentage of the Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit;

      5.    to the insurer, the Reimbursement Amount, if any, then due to it;

      6. to the Class M1 Noteholders, the Interest Payment Amount with respect to the Class M1 Notes for such Payment Date;

      7. to the Class M2 Noteholders, the Interest Payment Amount with respect to the Class M2 Notes for such Payment Date;

      8. to the Class A Noteholders, the Accelerated Principal Payment, if any;

      9. to the Class M1 Noteholders, the Class M1 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment not paid to the Holders of the Class A Notes in accordance with clause 9 above;

      10. to the Class M2 Noteholders, the Class M2 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment not paid to the Holders of the Class A Notes or the Class M1 Notes in accordance with clause 9 or 10 above;

      11. to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

      12. sequentially, to the Class A, Class M1 and Class M2 Noteholders to pay current and any previously unreimbursed Deferred Interest and interest thereon at the applicable Note Rate;

      13. pari passu, (a) to the indenture trustee, any unreimbursed expenses due and owing to the indenture trustee and not otherwise previously paid on such Payment Date, and (b) to the owner trustee, any unpaid fees and unreimbursed expenses due and owing to the owner trustee and not otherwise previously paid on such Payment Date; and

      14.   to the holders of each class of Certificates (the
            "Certificateholders"), as described in the sale and servicing agreement and the trust agreement, any amount remaining on deposit in the Payment Account.

      The holder of the Class L Certificate will fund all amounts of future draws that exceed the monthly Principal Collections by making an advance to the trust into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with provisions of the sale and servicing agreement.

      On each Payment Date, the holders of the Class P Certificates will be entitled to receive all prepayment charges collected in connection with any HELOCs during the related Collection Period. The Class P Certificates are not offered hereby.

      Certain Defined Terms. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

      "Anniversary Year" means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

      The "Charge-Off Amount" for any Charged-Off HELOC, as defined in clause
(i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down, and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

      A "Charged-Off HELOC" is (i) a HELOC with a Principal Balance that has been written down on the servicer's servicing system in accordance with its policies and procedures and (ii) any HELOC that is more than 180 days past due.

      The "Class M1 Principal Payment Amount" means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event has occurred, the Principal Payment Amount remaining after distribution to the holders of the Class A Notes has been made for such Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment
Date) and the Note Principal Amount of the Class M1 Notes immediately prior to such Payment Date over (B) the Class M1 Target Amount and (ii) the Principal Payment Amount for such Payment Date after giving effect to payments of principal to the Holders of the Class A Notes therefrom.

      The "Class M1 Target Amount" for each Payment Date will equal the lesser of (a) the product of (i) approximately 96.80% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

      The "Class M2 Principal Payment Amount" means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event has occurred, the Principal Payment Amount remaining after distribution to the holders of the Class A Notes and the Class M1 Notes has been made for such Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment Date), the Note Principal Amount of the Class M1 Notes (after giving effect to payments of principal on such Payment Date) and the Note Principal Amount of the Class M2 Notes immediately prior to such Payment

Date over (B) the Class M2 Target Amount and (ii) the Principal Payment Amount for such Payment Date after giving effect to payments of principal to the Holders of the Class A Notes and the Class M1 Notes therefrom.

      The "Class M2 Target Amount" for each Payment Date will equal the lesser of (a) the product of (i) approximately 99.00% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

      The "Cut-off Date Principal Balance" means, with respect to any HELOC, the unpaid principal balance thereof as of the cut-off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to the sale and servicing agreement.

      "Deficiency Amount" means, with respect to any payment date and the notes, an amount if any, equal to the sum of:

      o the amount by which the aggregate amount of accrued interest on the Class A Notes (excluding any Relief Act Shortfalls and prepayment interest shortfalls on the mortgage loans during the related Collection Period) for that Payment Date, at the Note Rate for that Payment Date exceeds the amount on deposit in the Payment Account available for interest distributions on that Payment Date; and

      o with respect to any Payment Date that is not the Final Payment Date, the amount by which the Note Principal Amount of the Class A Notes exceeds the Invested Amount; or

      o on the Final Payment Date, the aggregate outstanding principal balance of the notes to the extent otherwise not paid on that date.

      "Final Payment Date" means, April 25, 2036.

      "Insured Amount" means with respect to, (a) any payment date (i) any Deficiency Amount and (ii) any Preference Amount and (b) any other date, any Preference Amount.

      "Interest Collections", with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period and all Recoveries, less the Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the seller or the originator during the related Collection Period, (ii) any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the seller or the originator during the related Collection Period for a removed HELOC, and (iii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such HELOC that constitutes principal or interest.

      "Indenture Trustee Expense Amount" means, any costs, expenses or liabilities reimbursable to the indenture trustee to the extent provided in the indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the indenture trustee incurred in connection with any transfer of servicing following a default by the servicer). In the event that the indenture trustee incurs reimbursable amounts in excess of $150,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the indenture trustee per Anniversary Year.

      The "Liquidation Loss Amount" means, with respect to any Payment Date and HELOC that became a Liquidated HELOC during the related Collection Period, the unrecovered portion of the related Principal Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.

      The "Loan Rate" means, with respect to any HELOC as of any day, the variable interest rate applicable under the related Mortgage Note.

      The "Note Principal Amount" with respect to any class of Notes, is equal to the applicable principal amount of that class of Notes as set forth in the tables on pages 6 and 7, less the amount of all principal distributions in reduction of principal previously distributed with respect to that class of Notes.

      An "Overcollateralization Deficit" with respect to the Offered Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Offered Notes, after taking into account the payment to the Holders of the Offered Notes of all principal from all sources other than the Policy, exceeds the Invested Amount at the end of the related Collection Period plus any Principal Collections due in the immediately preceding Collection Period but received in the subsequent Collection Period before the related Servicer Remittance Date.

      With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all HELOCs as of such date.

      "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      The "Principal Balance" of a HELOC on any date of determination is equal to the Cut-off Date principal balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts. For purposes of this definition, a Liquidated HELOC will have a Principal Balance equal to the Principal Balance of that HELOC prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter. A "Liquidated HELOC" is any defaulted HELOC as to which the servicer has determined that all amounts that it expects to recover with respect to such HELOC have been recovered.

      "Principal Collections", with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, any recoveries and the principal portion of any substitution amount.

      The "Reimbursement Amount" is, as to any Payment Date, the sum of (x) all Insured Payments paid by the insurer, but for which the insurer has not been reimbursed prior to such Payment Date, plus interest accrued thereon, calculated at the Late Payment Rate from the date the indenture trustee received the related Insured Payments, and (y) without duplication any amounts then due and owing to the insurer under the Insurance Agreement, plus interest on such amounts at the Late Payment Rate.

      The "Late Payment Rate" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Servicer Remittance Date" is the day in each calendar month on which the servicer is required to remit payments to the Collection Account under the Servicing Agreement.

      The Paying Agent. The Paying Agent shall initially be the indenture trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

Credit Enhancement

      Credit enhancement for the Offered Notes consists of, in addition to the subordination of the Certificates and the Non-Offered Notes, excess cash flow, overcollateralization and the Policy, in each case, as described herein.

      Subordination. The rights of holders of the Certificates and the Non-Offered Notes to receive payments with respect to the HELOCs will be subordinated, to the extent described herein, to such rights of the Holders of the Offered Notes, as described under "-- Interest Payments," " -- Principal Payments" and "-- Priority of Payments." This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Offered Notes of the full amount of interest and principal payable thereon.

      The limited protection afforded to Holders of the Offered Notes by means of the subordination of the Certificates and the Non-Offered Notes will be accomplished by the preferential right of the Holders of the Offered Notes to receive, prior to any payment being made on any Payment Date in respect of the Certificates and the Non-Offered Notes, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

      Excess Cash Flow. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the servicer, the indenture trustee and the owner trustee and the premium amount payable to the insurer. Such excess cash flow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

      Overcollateralization. Beginning on the Payment Date in April 2006, all or a portion of Excess Cash Flow will be applied as Accelerated Principal Payments on the Offered Notes on each Payment Date to the extent necessary to maintain the Overcollateralization Amount at, or to increase it to, the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the seller, the depositor, the servicer, the indenture trustee, the insurer, the owner trustee or any other person.

      The Specified Overcollateralization Amount for the Notes will decrease or "step down" over time beginning on the Stepdown Date.

      Insurance Policy. The insurer will issue the Policy for the benefit of the Holders of the Offered Notes, as described under "The Insurer and the Policy" in this free writing prospectus. In the absence of payments under the Policy, Holders of the Offered Notes will directly bear the credit risks associated with their Notes. On the second Business Day following each Determination Date, the indenture trustee shall determine from information in the mortgage loan electronic data file provided by the servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the "Determination Date" is the 10th day of the month, or if such day is not a Business Day, the immediately preceding Business Day or such earlier day as shall be agreed to by the insurer and the indenture trustee.

Final Scheduled Payment Date

      The "Final Scheduled Payment Date" for the Offered Notes has been determined to be the Payment Date in April 25, 2036. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

      On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the "Optional Redemption Date"), the servicer, or its assignee, will have the option to purchase the HELOCs and all other property remaining in the trust, subject to certain conditions including (i) the consent of the insurer (if the redemption would result in a draw on the Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the insurer under the Insurance Agreement. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the

HELOCs plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the fair market value of all other property being purchased and (iv) any unreimbursed servicing advances and certain amounts owed to the servicer, indenture trustee, insurer (including premiums and Reimbursement Amounts), and owner trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount of the Class A, Class M1 Notes and Class M2 Notes and interest due thereon (including Deferred Interest) on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the servicer, the indenture trustee, the insurer (including premiums and Reimbursement Amounts), and the owner trustee, for the related Payment Date (the "Optional Redemption Purchase Price"). The servicer will be reimbursed from the Optional Redemption Purchase Price for any servicing advances and unpaid Servicing Fees and the indenture trustee and owner trustee will be reimbursed for any unpaid expenses. If such option is exercised, the trust will be terminated (such event, an "Optional Redemption") and the Noteholders will receive a final payment on the Notes on such Payment Date.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to noteholders and the source of payments for the fees and expenses:

                                                           General
    Type        Recipient (1)           Amount             Purpose           Source (2)          Frequency
-------------   -------------   ---------------------   ------------   ----------------------   ------------
Servicing Fee   Servicer        0.50% per annum of      Compensation   All collections on the     Monthly
                                the outstanding                        HELOCs
                                principal balance of
                                each HELOC

Additional      Servicer        All late payment        Compensation   Payments made by         Time to time
Servicing                       fees, assumption fees                  obligors with respect
Compensation                    and other similar                      to the HELOCs
                                charges (excluding                     excluding prepayment
                                prepayment charges)                    charges

                                All investment income   Compensation   Investment income          Monthly
                                earned on amounts on                   related to the Note
                                deposit in the Note                    Account and the
                                Account and Payment                    Payment Account
                                Account

                                Excess Proceeds         Compensation   Liquidation proceeds     Time to time
                                                                       and Subsequent
                                                                       Recoveries

Trustee Fee     Indenture       0.005% per annum of     Compensation   All collections on the     Monthly
                Trustee         the outstanding                        HELOCs
                                principal balance of
                                each HELOC

Trustee Fee     Owner Trustee   An annual fee of        Compensation   All collections on the     Monthly
                                $4,000                                 HELOCs

Insurer Fee     Insurer         0.14% per annum of      Compensation   All collections on the     Monthly
                                the Note Principal                     HELOCs
                                Amount of the Class A
                                Notes

----------
(1) If the indenture trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the sale and servicing agreement.

(2) The servicing fee is generally payable from interest collections on the HELOCs.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Offered Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Notes.

      The HELOCs generally may be prepaid in full or in part at any time. However, all of the HELOCs have termination fees for three years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. The prepayment experience of the HELOCs will affect the weighted average life of the Offered Notes.

      No representation is made as to the rate of principal payments on the HELOCs, or as to the yield to maturity of the Offered Notes. An investor is urged to make an investment decision with respect to the Offered Notes based on the anticipated yield to maturity of the Offered Notes resulting from the price and such investor's own determination as to anticipated HELOC prepayment rates. Prospective investors are urged to analyze fully the effect of HELOC prepayments and market conditions on the yield and value of the Offered Notes, before acquiring any Offered Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors -- Limited Information Regarding Prepayment History", "-- Yield to Maturity of Offered Notes May be Affected by Repurchases" and "-- An Optional Redemption May Adversely Affect the Yield on the Offered Notes" in this free writing prospectus.

      Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, Principal Collections will be applied to acquire Additional Balances for the trust before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, Principal Collections may exceed draws on the HELOCs in any given Collection Period and the Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Offered Notes. Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 0.16% of the HELOCs by Cut-off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these HELOCs substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

      Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, substantially all Principal Collections will be applied to repay the Offered Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the trust may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

      In addition, following the Stepdown Date and if no Rapid Amortization Event has occurred, amounts paid as principal of the Notes will be allocated in accordance with formulas designed to maintain the relative balances of the Class A, Class M1 and Class M2 Notes. On each Payment Date before the Stepdown Date or following a Rapid Amortization Event, principal will be applied sequentially to the classes of Notes as described under "Description of the Notes -- Principal Payments."

      The insurer will require, based upon the terms and conditions described in this free writing prospectus, that the Overcollateralization Amount with respect to the Notes be maintained at the Specified Overcollateralization Amount. The Holders of the Offered Notes may receive a payment of Excess Cash Flow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cash Flow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cash Flow on the Notes.

      The rate of prepayment on the HELOCs cannot be predicted. The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Neither the seller nor the servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, HELOCs are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein and the HELOCs generally have termination fees for three years after origination, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. All of the HELOCs contain "due-on-sale" provisions and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the base prospectus.

Effect of Overcollateralization Feature

      The weighted average life of the Offered Notes will also be influenced by the amount of Excess Cash Flow applied to principal payments with respect to the Offered Notes as described below.

      Accelerated Principal Payments will be paid on the Offered Notes in reduction of the Note Principal Amount of the Offered Notes on each Payment Date if the then-applicable Specified Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If an Offered Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Offered Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Offered Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Offered Notes is faster than the rate anticipated by an investor who purchases such Offered Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash Flow which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

      The amount of Accelerated Principal Payments paid to the Offered Notes and applied to the Note Principal Amount of the Offered Notes on each Payment Date will be based on the Specified Overcollateralization Amount. The Specified Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow such Specified Overcollateralization Amount to decrease or "step down" or increase or "step up" based on the performance of the HELOCs under certain tests specified in the indenture based on delinquency or loss rates. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the Offered Notes until such Specified Overcollateralization Amount is reached. Conversely, any decrease in the Specified Overcollateralization Amount may result in a decelerated amortization of the Offered Notes.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this free writing prospectus for the HELOCs ("CPR") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the HELOCs for the life of such HELOCs. CPR does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the HELOCs.

      The tables set forth in Annex III-B to this free writing prospectus were prepared based on the following assumptions: (i) the payments are made in accordance with the description set forth under "Description of the Notes -- Payments on the Notes"; (ii) payments of principal and interest on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in April 2006; (iii) no extension past the scheduled maturity date of a HELOC is made; (iv) no delinquencies or losses occur on the HELOCs; (v) prepayments are calculated under each of the scenarios as set forth on Annex III-B to this free writing prospectus before giving effect to draws; (vi) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments; (vii) each HELOC is subject to a maximum credit utilization rate of 100%; (viii) the scheduled due date of the HELOCs is the first day of each month commencing in April 2006;
(ix) the Closing Date is March 31, 2006; (x) for each Payment Date LIBOR is 4.79%% and the prime rate is 7.50%; (xi) no Rapid Amortization Event occurs;
(xii) the rate at which the Servicing Fee, the insurer premium, and the Indenture Trustee Fee is calculated is 0.50%, 0.14% and 0.005% per annum, respectively, and the Owner Trustee Fee is $250 on each Payment Date; (xiii) the Specified Overcollateralization Amount is as described herein; (xiv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC; (xv) no scheduled payment of principal is due during the repayment period; and (xvi) the HELOCs are aggregated into assumed HELOCs having the characteristics set forth on Annex III-A of this free writing prospectus.

      Subject to the foregoing discussion and assumptions, the tables set forth in Annex III-B to this free writing prospectus indicate the weighted average lives of the Offered Notes and set forth the percentages of the Note Principal Amount of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

      The trust agreement provides that the trust (exclusive of the obligation to pay and the right to receive Deferred Interest) will be comprised of two REMICs (an "Upper-Tier REMIC" and a "Lower-Tier REMIC") in a tiered REMIC structure. In the opinion of Mayer, Brown, Rowe & Maw LLP ("Tax Counsel"), assuming compliance with the trust agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the Class A Notes, exclusive of the right to receive Deferred Interest, will represent ownership of "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the Lower-Tier REMIC, and the Class R Certificates will evidence ownership of the sole class of residual interest in the Upper-Tier REMIC.

Tax Treatment of the Class A Notes

      For federal income tax purposes, a beneficial owner of a Class A Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that note and (ii) as having entered into a limited recourse notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Class A Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A Note to which it corresponds, except that the interest payments will be determined without regard to payments of any Deferred Interest. Any amount paid on a Class A Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Class A Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Consequences -- REMICs" in the base prospectus. In addition, each beneficial owner of a Class A Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-- The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Class A Note.

      Allocations. A beneficial owner of a Class A Note must allocate its purchase price for the note between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Class A Note, the beneficial owner of the certificate must allocate the amount realized between the components of the note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Class A Note is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Federal Income Tax Consequences -- REMICs" in the base prospectus.

      Original Issue Discount. The REMIC regular interest component of a Class A Note may be issued with OID. A beneficial owner of a Class A Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Consequences -- REMICs" in the base prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 50% CPR and a constant draw rate of 10%. See "Yield, Maturity and Prepayment Considerations" above. No representation is made that the HELOCs will prepay, or that additional draws on the HELOCs will be made at these rates or at any other rates.

      The Cap Contract Components. The portion of the overall purchase price of a Class A Note attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class A Note.

      Any payments to a beneficial owner of a Class A Note of Deferred Interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      Status of the Class A Notes. The REMIC regular interest components of Class A Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Class A Notes will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Class A Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A Notes generally will not be a suitable investment for a REMIC.

Penalty Protection

      If penalties were asserted against purchasers of the Class A Notes in respect of their treatment of the Class A Notes for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the base prospectus may not meet the conditions necessary for the purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under "Certain Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.

                              ERISA CONSIDERATIONS

General

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called "Keogh" plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a "Plan"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

      Although there is little guidance on the subject, assuming the offered Notes constitute debt for local law purposes, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes could change if the trust incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

      The acquisition or holding of any Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if Lehman Brothers Inc., the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions ("prohibited transaction class exemptions" or "PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire any Offered Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") ("Investor-Based Exemptions"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("Similar Law"), such plans, together with Plans, referred to herein as "Benefit Plans."

      The Offered Notes should not be purchased with the assets of a Benefit Plan if the seller, the depositor, the indenture trustee, the owner trustee, the Administrator, Lehman Brothers Inc. or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

      Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

      Each purchaser and transferee of an Offered Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

                         LEGAL INVESTMENT CONSIDERATIONS

      Although, as a condition to their issuance, the Offered Notes will be rated in the highest rating category of the Rating Agencies, the Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the mortgages securing the HELOCs include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first HELOCs may not be legally authorized to invest in the Offered Notes.

                                LEGAL PROCEEDINGS

      There are no material legal or governmental proceedings pending against the Seller, the depositor, the indenture trustee, the owner trustee, the trust or the insurer, or of which any property of the foregoing is subject.

                                  LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, Los Angeles, California and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, Los Angeles, California. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     RATINGS

      It is a condition to the issuance of the Offered Notes that they have the applicable ratings indicated under "Initial Note Ratings" in the table on page 6 by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's, the "Rating Agencies").

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Holders of Offered Notes of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

      The ratings assigned to the Offered Notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the Offered Notes may result in a reduction of one or more of the ratings assigned to the Offered Notes. Any downward revision or withdrawal of any of the ratings assigned to the Offered Notes may have an adverse effect on the market price of the Offered Notes. The insurer does not guaranty the market price of the Offered Notes nor does it guaranty that the ratings on the Offered Notes will not be revised or withdrawn.

      The ratings do not address the likelihood that any Deferred Interest will be paid to Holders of the Offered Notes from Excess Cash Flow.

      The depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

Accelerated Principal Payment ........................................        54
Anniversary Year .....................................................        57
Available Funds ......................................................        56
AVM ..................................................................        26
B2B ..................................................................        23
B2C ..................................................................        23
BBA ..................................................................        52
Beneficial Owner .....................................................        48
Benefit Plans ........................................................        67
Blackstone ...........................................................         6
Book-Entry Notes .....................................................        48
Business Day .........................................................        48
Cap Contract .........................................................        65
CDS ..................................................................         8
Certificateholders ...................................................        57
Certificates .........................................................        47
Charged-Off HELOC ....................................................        57
Charge-Off Amount ....................................................        57
CIVC .................................................................         6
Class A Principal Payment Amount .....................................        53
Class A Target Amount ................................................        53
Class M1 Principal Payment Amount ....................................        57
Class M1 Target Amount ...............................................        58
Class M2 Principal Payment Amount ....................................        58
Class M2 Target Amount ...............................................        58
Clearstream Luxembourg ...............................................        48
Clearstream Luxembourg Participants ..................................        50
Closing Date .........................................................        47
Closing Date HELOCs ..................................................        20
CLTV .................................................................        24
CMC ..................................................................        30
Code .................................................................        65
Collection Period ....................................................        52
Company ..............................................................         1
Controlling Class Notes ..............................................        44
CPR ..................................................................        64
CPS Securities .......................................................        24
Credit Enhancement Percentage ........................................        53
Credit Line Agreements ...............................................        21
Cut-off Date Principal Balance .......................................        58
Cypress ..............................................................         6
DBNTC ................................................................        35
Deferred Interest ....................................................        52
Deficiency Amount ....................................................        58
Definitive Security ..................................................        48
depositor ............................................................        47
Designated Telerate Page .............................................        52
Determination Date ...................................................        60
Direct Channel .......................................................        23
DTC ..................................................................   48, I-1
Eligible Substitute Mortgage Loan ....................................        22
ERISA ................................................................        66
Euroclear ............................................................        48
Euroclear Operator ...................................................        50
Euroclear Participants ...............................................        50
European Depositaries ................................................        49
Events of Servicing Termination ......................................        42
Excess Cash Flow .....................................................        54
FASB .................................................................         7
FDC ..................................................................        31
FDR ..................................................................        30
FEMA .................................................................        19
FGIC Corp ............................................................         6
FIN 46-R .............................................................         7
Final Payment Date ...................................................        58
Final Scheduled Payment Date .........................................        61
Financial Intermediary ...............................................        49
Floating Allocation Percentage .......................................        53
Freddie Mac ..........................................................        30
GAAP .................................................................        38
GE Capital ...........................................................         6
Global Securities ....................................................       I-1
HELOC Schedule .......................................................        42
HELOCs ...............................................................        20
Holder ...............................................................        49
HUD ..................................................................        30
indenture ............................................................        47
Indenture Trustee Expense Amount .....................................        59
IndyMac Bancorp ......................................................        30
IndyMac Bank .........................................................    20, 29
IndyMac Holdings .....................................................        30
Insured Amount .......................................................        58
Insurer Default ......................................................        56
Interest Accrual Period ..............................................        52
Interest Collections .................................................        58
Interest Payment Amount ..............................................        52
Interest Settlement Rate .............................................        52
Interest Shortfalls ..................................................        40
Invested Amount ......................................................        54
Investor Charge-off Amount ...........................................        54
Investor Group .......................................................         6
Investor-Based Exemptions ............................................        67
IRS ..................................................................        65
Late Payment Rate ....................................................        60
LIBOR ................................................................        52
LIBOR Business Day ...................................................        52
LIBOR Determination Date .............................................        52
Liquidated HELOC .....................................................        59
Liquidation Loss Amount ..............................................        59
Loan Rate ............................................................        59
Lower-Tier REMIC .....................................................        64
Managed Amortization Period ..........................................        53

Maximum Principal Payment .............................................    53
Maximum Rate ..........................................................    52
MERS ..................................................................    42
Moody's ...............................................................    68
mortgage loan purchase agreement ......................................    20
Net Principal Collections .............................................    53
Non-Offered Notes .....................................................    47
Note Principal Amount .................................................    59
Note Rate .............................................................    52
Noteholder ............................................................    49
Notes .................................................................    47
NPIF ..................................................................    19
Offered Notes .........................................................    47
Optional Redemption ...................................................    61
Optional Redemption Date ..............................................    61
Optional Redemption Purchase Price ....................................    61
Overcollateralization Amount ..........................................    54
Overcollateralization Deficit .........................................    59
Overcollateralization Reduction Amount ................................    54
Owner Trustee Fee .....................................................    56
Participant ...........................................................    49
Paul Financial ........................................................    21
Paying Agent ..........................................................    60
Payment Account .......................................................    56
Payment Date ..........................................................    48
Plan ..................................................................    66
Plan Assets Regulation ................................................    67
PMI ...................................................................     6
Policy ................................................................ 39,52
Pool Balance ..........................................................    59
Preference Amount .....................................................    59
Principal Balance .....................................................    59
Principal Collections .................................................    59
Principal Payment Amount ..............................................    53
PTCEs .................................................................    67
Purchase Price ........................................................    22
Rapid Amortization Event ..............................................    54
Rapid Amortization Period .............................................    53
Rating Agencies .......................................................    68
Record Date ...........................................................    48
Recordation Event .....................................................    42
Registrar .............................................................    48
Reimbursement Amount ..................................................    59
Related Documents .....................................................    42
Relevant Depositary ...................................................    49
Relief Act Shorfalls ..................................................    40
Rules .................................................................    49
S&P ...................................................................    68
sale and servicing agreement ..........................................    20
Securityholders .......................................................    43
Senior Preferred Shares ...............................................     6
Servicer Remittance Date ..............................................    60
Servicing Fee .........................................................    32
Servicing Fee Rate ....................................................    32
SFAS ..................................................................     5
SFAS 123 ..............................................................     6
SFAS 133 ..............................................................     7
SFAS 141 ..............................................................     5
Similar Law ...........................................................    67
SMMEA .................................................................    68
Specified Overcollateralization Amount ................................    54
Stepdown Date .........................................................    54
Substitution Adjustment Amount ........................................    22
Tax Counsel ...........................................................    65
Terms and Conditions ..................................................    50
trust .................................................................    35
Trust Administrator ...................................................    45
trust agreement .......................................................    47
U S  Person ...........................................................   I-3
Upper-Tier REMIC ......................................................    64
VIE ...................................................................     7

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through note issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through note issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through note issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                   Annex I-1

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in

                                   Annex I-2
anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Note of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Note of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            The term "U.S. Person" means:

      (1)   a citizen or resident of the United States,

                                   Annex I-3

      (2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

      (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   Annex I-4

                                                                        ANNEX II

                               PRINCIPAL BALANCES

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding          Outstanding
Range of Principal Balances ($)               Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
0.00 - 9,999.99 .........................       536     $     2,668,604            0.53%
10,000.00 - 25,000.00 ...................     1,181          21,886,122            4.35
25,000.01 - 50,000.00 ...................     2,246          84,346,385           16.77
50,000.01 - 100,000.00 ..................     2,643         189,012,162           37.58
100,000.01 - 200,000.00 .................     1,165         155,793,713           30.97
200,000.01 - 300,000.00 .................       172          38,608,389            7.68
300,000.01 - 500,000.00 .................        27           9,675,888            1.92
500,000.01 - 750,000.00 .................         2           1,004,990            0.20
                                              -----     ---------------          ------
Total ...................................     7,972     $   502,996,253          100.00%
                                              =====     ===============          ======

                                 OCCUPANCY TYPE

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Occupancy Type                                Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
Primary Home ............................     7,867       $ 496,269,464             98.66%
Investment ..............................        54           3,451,945              0.69
Second Home .............................        51           3,274,844              0.65
                                              -----       -------------            ------
Total ...................................     7,972       $ 502,996,253            100.00%
                                              =====       =============            ======

                                   Annex II-1

                   ORIGINAL COMBINED LOAN-TO-VALUE RATIONS(1)

      The combined loan-to-value ratio in the following table is a fraction whose (x) numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior to the HELOCs and
(y) the denominator is (i) the lesser of the sales price or the appraised value of the related mortgaged property, in the case of purchase money HELOCs and (ii) the sales price, in the case of HELOCs other than purchase money HELOCs.

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
Range of Original Combined                   Mortgage      Outstanding         Outstanding
Loan-to-Value Ratios (%)                      Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
0.01 - 70.00 ............................     1,595       $  86,791,886           17.25%
70.01 - 75.00 ...........................       413          25,492,534            5.07
75.01 - 80.00 ...........................     1,156          77,104,959           15.33
80.01 - 85.00 ...........................       429          25,843,440            5.14
85.01 - 90.00 ...........................     2,631         160,933,754           32.00
90.01 - 95.00 ...........................       780          51,647,467           10.27
95.01 - 100.00 ..........................       968          75,182,212           14.95
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                  LOAN PURPOSE

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Purpose                                       Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
Cash-Out Refinance ......................     5,065       $ 300,750,278           59.79%
Purchase ................................     2,620         185,131,118           36.81
Rate/Term Refinance .....................       287          17,114,858            3.40
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

----------
(1)Some of the HELOCs have principal balances that are above their respective credit limits. This excess is primarily reflecting the fact that the principal balance reported in this table include not only principal but also unpaid accrued interest and any unpaid fees. None of the HELOCs in the pool is more than 30 days delinquent and any balance above the credit limit is reasonably expected to be collected in the normal course of servicing.

                                   Annex II-2

                                  PROPERTY TYPE

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Property Type                                 Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
Single Family ...........................     5,370       $ 332,628,090           66.13%
Planned Unit Development ................     1,299          91,964,887           18.28
Condominium .............................       969          56,047,847           11.14
2 to 4 Family ...........................       333          22,353,068            4.44
Townhouse ...............................         1               2,361            0.00
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-3

                             GEOGRAPHIC DISTRIBUTION

      The geographic locations used for the following table were determined by the property address for the mortgaged property securing the related HELOC.

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
State                                         Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
California ..............................     4,579       $ 334,477,175           66.50%
Florida .................................       487          24,035,030            4.78
New York ................................       390          23,673,332            4.71
Virginia ................................       250          14,927,862            2.97
New Jersey ..............................       292          13,219,797            2.63
Nevada ..................................       221          12,177,379            2.42
Arizona .................................       203          11,073,870            2.20
Maryland ................................       160           9,494,522            1.89
Illinois ................................       181           7,631,791            1.52
Hawaii ..................................        80           6,290,207            1.25
Washington ..............................       101           5,409,748            1.08
Massachusetts ...........................       106           4,345,798            0.86
Colorado ................................       102           4,260,012            0.85
Michigan ................................       110           3,578,938            0.71
Pennsylvania ............................        78           2,792,837            0.56
Oregon ..................................        59           2,361,236            0.47
Minnesota ...............................        62           2,331,769            0.46
Connecticut .............................        52           2,246,377            0.45
Ohio ....................................        46           2,189,478            0.44
North Carolina ..........................        43           1,673,445            0.33
New Hampshire ...........................        24           1,257,918            0.25
Utah ....................................        24           1,205,324            0.24
Wisconsin ...............................        23           1,116,280            0.22
Washington, D.C. ........................        15           1,104,956            0.22
Missouri ................................        23           1,095,997            0.22
Georgia .................................        26           1,086,610            0.22
Rhode Island ............................        18             984,975            0.20
New Mexico ..............................        25             930,842            0.19
West Virginia ...........................        17             631,212            0.13
Idaho ...................................        16             523,809            0.10
Other ...................................       159           4,867,725            0.97
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-4

                             CURRENT CREDIT SCORES

      The weighted average credit score of the HELOCs as of March 1, 2006 is
719. The current credit score rating of any HELOC with a "0" credit score rating represents the credit score at origination.

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Credit Score Rating                  Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
460 - 619 ...............................        83       $   5,233,514            1.04%
620 - 639 ...............................        72           4,636,850            0.92
640 - 659 ...............................       426          25,116,944            4.99
660 - 679 ...............................       836          51,402,848           10.22
680 - 699 ...............................     1,244          82,307,439           16.36
700 - 719 ...............................     1,332          89,799,717           17.85
720 - 739 ...............................     1,161          78,524,413           15.61
740 - 759 ...............................       995          64,398,294           12.80
760 >= ..................................     1,823         101,576,235           20.19
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-5

                                  CREDIT LIMITS

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Credit Limits ($)                    Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
<= 30,000.00 ............................     1,194       $  22,913,260            4.56%
30,000.01 - 50,000.00 ...................     1,848          64,611,926           12.85
50,000.01 - 70,000.00 ...................     1,363          72,866,021           14.49
70,000.01 - 90,000.00 ...................     1,029          68,280,410           13.57
90,000.01 - 110,000.00 ..................     1,014          76,719,530           15.25
110,000.01 - 130,000.00 .................       391          40,127,521            7.98
130,000.01 - 150,000.00 .................       370          39,252,389            7.80
150,000.01 - 170,000.00 .................       112          15,628,364            3.11
170,000.01 - 190,000.00 .................       114          16,486,392            3.28
190,000.01 >= ...........................       537          86,110,440           17.12
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                         CREDIT LIMIT UTILIZATION RATES

      The credit limit utilization rates in the following table were determined by dividing the principal balances as of March 1, 2006 by the credit limits of the related HELOCs.

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Credit Limit Utilization (%)         Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
0.00 - 74.99 ............................     2,165       $  72,440,121           14.40%
75.00 - 79.99 ...........................       189          11,639,945            2.31
80.00 - 84.99 ...........................       185          12,971,418            2.58
85.00 - 89.99 ...........................       223          13,800,450            2.74
90.00 - 94.99 ...........................       322          20,899,691            4.16
95.00 - 99.99 ...........................     1,588         104,874,798           20.85
100.00 - 100.00 .........................        80           7,713,894            1.53
100.01 - 109.00 .........................     3,220         258,655,937           51.42
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-6

                        ORIGINAL STATED TERM TO MATURITY

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
Range of Original Stated Term to Maturity    Mortgage      Outstanding         Outstanding
(Months)                                      Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
97 - 120 ................................       107       $   8,383,219            1.67%
169 - 192 ...............................        37           2,560,210            0.51
217 - 240 ...............................     5,977         346,820,085           68.95
289 - 312 ...............................     1,696         136,511,647           27.14
337 - 360 ...............................       155           8,721,093            1.73
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                        REMAINING STATED TERM TO MATURITY

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
Range of Remaining Stated Term to            Mortgage      Outstanding         Outstanding
Maturity (Months)                             Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
85 - 96 .................................         4       $      92,301            0.02%
97 - 108 ................................        59           5,114,027            1.02
109 - 120 ...............................        44           3,176,891            0.63
157 - 168 ...............................        12             639,859            0.13
169 - 180 ...............................        25           1,920,351            0.38
193 - 204 ...............................         2              88,971            0.02
205 - 216 ...............................        28             996,211            0.20
217 - 228 ...............................       786          33,464,264            6.65
229 - 240 ...............................     5,161         312,270,639           62.08
265 - 276 ...............................         4             111,380            0.02
277 - 288 ...............................       323          27,842,093            5.54
289 - 300 ...............................     1,369         108,558,173           21.58
325 - 336 ...............................        26             174,318            0.03
337 - 348 ...............................         2              58,963            0.01
349 - 360 ...............................       127           8,487,813            1.69
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                              ORIGINAL DRAW PERIOD

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Original Draw Period (Months)                 Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
60 ......................................        11       $     822,419            0.16%
120 .....................................     7,922         499,528,197           99.31
180 .....................................        39           2,645,637            0.53
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-7

                               FULL-INDEXED MARGIN

      The weighted average fully-indexed margin for the HELOCs as of the Statistical Calculation Date was 1.364%. All HELOCs are indexed to the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal.

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Margins (%)                          Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
<= 0.000 ................................     1,754     $    89,834,289           17.86%
0.001 - 0.500 ...........................       848          59,788,538           11.89
0.501 - 1.000 ...........................     1,184          82,657,540           16.43
1.001 - 1.500 ...........................     1,199          79,973,704           15.90
1.501 - 2.000 ...........................       918          58,158,992           11.56
2.001 - 2.500 ...........................       873          54,167,249           10.77
2.501 - 3.000 ...........................       420          27,354,782            5.44
3.001 - 3.500 ...........................       326          22,443,353            4.46
3.501 - 4.000 ...........................       218          14,158,682            2.81
4.001 - 4.500 ...........................       157           9,788,080            1.95
4.501 - 5.000 ...........................        30           1,590,322            0.32
5.001 - 5.500 ...........................        29           2,065,953            0.41
5.501 - 6.000 ...........................        14             990,647            0.20
6.001 - 6.500 ...........................         1                 219            0.00
6.501 - 7.000 ...........................         1              23,904            0.00
                                              -----     ---------------          ------
Total: ..................................     7,972     $   502,996,253          100.00%
                                              =====     ===============          ======

                                   Annex II-8

                               CURRENT LOAN RATES

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Loan Rates (%)                       Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
3.501 - 4.000 ...........................       110       $   7,838,352            1.56%
4.501 - 5.000 ...........................       432          35,020,851            6.96
5.501 - 6.000 ...........................         2              69,291            0.01
6.001 - 6.500 ...........................       365          14,531,463            2.89
6.501 - 7.000 ...........................       873          36,699,465            7.30
7.001 - 7.500 ...........................       869          62,969,517           12.52
7.501 - 8.000 ...........................       817          55,895,167           11.11
8.001 - 8.500 ...........................     1,122          74,945,188           14.90
8.501 - 9.000 ...........................     1,064          66,466,682           13.21
9.001 - 9.500 ...........................       770          51,078,760           10.15
9.501 - 10.000 ..........................       591          35,430,639            7.04
10.001 - 10.500 .........................       380          24,790,219            4.93
10.501 - 11.000 .........................       271          17,593,072            3.50
11.001 - 11.500 .........................       174          11,595,972            2.31
11.501 - 12.000 .........................        74           4,284,952            0.85
12.001 - 12.500 .........................        27           1,817,275            0.36
12.501 - 13.000 .........................        25           1,694,899            0.34
13.001 >= ...............................         6             274,488            0.05
                                              -----       -------------          ------
Total: ..................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                               MAXIMUM LOAN RATES

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Maximum Loan Rates (%)                        Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
16.000 ..................................        43       $   1,673,445            0.33%
18.000 ..................................     7,929         501,322,808           99.67
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                    LOAN AGE

                                                                              Percentage of
                                            Number of      Aggregate            Aggregate
                                             Mortgage     Outstanding          Outstanding
Range of Loan Age (Months)                    Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
0 - 4 ...................................     2,831       $ 189,180,865           37.61%
5 - 8 ...................................     2,746         169,276,513           33.65
9 - 12 ..................................     1,350          88,243,334           17.54
13 - 16 .................................       464          26,234,309            5.22
17 - 20 .................................       421          22,220,000            4.42
21 - 25 .................................       116           6,760,604            1.34
26 - 30 .................................        33             963,255            0.19
31 - 35 .................................         9              28,402            0.01
41 - 45 .................................         2              88,971            0.02
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-9

                             Junior Mortgage Ratio*

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Range of Junior Mortgage Ratio (%)            Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
0.01 - 10.00 ............................       599       $  18,094,848            3.71%
10.01 - 20.00 ...........................     4,719         281,078,618           57.70
20.01 - 30.00 ...........................     1,342          99,601,990           20.45
30.01 - 40.00 ...........................       598          46,609,921            9.57
40.01 - 50.00 ...........................       272          24,103,104            4.95
50.01 - 60.00 ...........................        99           8,121,869            1.67
60.01 - 70.00 ...........................        53           5,523,436            1.13
70.01 - 80.00 ...........................        13           1,705,375            0.35
80.01 - 90.00 ...........................        20           1,520,968            0.31
90.01 - 100.00 ..........................        14             788,347            0.16
                                              -----       -------------          ------
Total ...................................     7,729       $ 487,148,477          100.00%
                                              =====       =============          ======

* Only represents second liens

                                  LIEN POSITION

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Lien Position                                 Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
First ...................................       243       $  15,847,776            3.15%
Second ..................................     7,729         487,148,477           96.85
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                               DOCUMENTATION TYPE

                                                                              Percentage of
                                            Number of       Aggregate           Aggregate
                                             Mortgage      Outstanding         Outstanding
Documentation Type                            Loans     Principal Balance   Principal Balance
-----------------------------------------   ---------   -----------------   -----------------
Limited .................................         5       $     254,301            0.05%
Stated ..................................        28           2,881,559            0.57
Reduced .................................     7,680         482,484,107           95.92
Fast Track ..............................       259          17,376,286            3.45
                                              -----       -------------          ------
Total ...................................     7,972       $ 502,996,253          100.00%
                                              =====       =============          ======

                                   Annex II-10

                                                                       ANNEX III

                                  ANNEX III-A
                         Assumed HELOC Characteristics

                                                  Weighted                      Weighted             Weighted
                                                   Average   Weighted            Average             Average
                             Approximate          Original   Average            Remaining  Weighted  Original   Weighted   Weighted
                    Current    Credit     Credit    Draw    Remaining            Term to   Average   Term to     Average    Average
                    Balance  Utilization  Limit     Term    Draw Term   Gross   Maturity   Loan Age  Maturity     Gross     Maximum
   Description        ($)     Rate (%)     ($)    (months)   months)   WAC ($)  (months)   (months)  (months)  Margin ($)  Rate ($)
------------------  -------  -----------  ------  --------  ---------  -------  ---------  --------  --------  ----------  --------
15-year Draw,
  Interest Only ..
15-year Draw, Not
  Interest Only ..
5-year Draw,
  Interest Only ..
5-year Draw, Not
  Interest Only ..

                                  Annex III-1

                                   ANNEX III-B
                     Note Principal Amount Decrement Tables

           Percentage of Initial Note Principal Amount of the Class A
            Notes Outstanding at the Following Percentages of CPR(1)

                                                     20%   30%   40%   50%   60%
Payment Date                                         CPR   CPR   CPR   CPR   CPR
------------                                         ---   ---   ---   ---   ---
Initial Percentage ............................      100   100   100   100   100
March 25, 2007 ................................
March 25, 2008 ................................
March 25, 2009 ................................
March 25, 2010 ................................
March 25, 2011 ................................
March 25, 2012 ................................
March 25, 2013 ................................
March 25, 2014 ................................
March 25, 2015 ................................
March 25, 2016 ................................
March 25, 2017 ................................
March 25, 2018 ................................
March 25, 2019 ................................
March 25, 2020 ................................
March 25, 2021 ................................
March 25, 2022 ................................
March 25, 2023 ................................
March 25, 2024 ................................
March 25, 2025 ................................
March 25, 2026 ................................
March 25, 2027 ................................
March 25, 2028 ................................
March 25, 2029 ................................
March 25, 2030 ................................
March 25, 2031 ................................
March 25, 2032 ................................
March 25, 2033 ................................
March 25, 2034 ................................
March 25, 2035 ................................
March 25, 2036 ................................
Weighted Average Life .........................
   Years to Maturity ..........................
   Years to Call** ............................

----------
(1)   Assumes a constant draw rate of 10%.

*     Indicates a value greater than 0% and less than 0.5%.

** Assumes that an optional redemption is exercised on the first possible Optional Redemption Date.

                                  Annex III-2

                                    ANNEX IV

                          Financial Statements of FGIC

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2005
with Report of Independent Auditors

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements

                                December 31, 2005

                                    Contents

Report of Registered Public Accounting Firm ...............................    1

Consolidated Balance Sheets ...............................................    2
Consolidated Statements of Income .........................................    3
Consolidated Statements of Stockholder's Equity ...........................    4
Consolidated Statements of Cash Flows .....................................    5
Notes to Consolidated Financial Statements ................................    6

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder's equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.

                                                    /s/ Ernst & Young LLP

New York, New York
January 23, 2006

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)

                                                                     December 31
                                                                 2005          2004
                                                              -------------------------
Assets
Fixed maturity securities, at fair value (amortized cost of
   $3,277,291 in 2005 and $2,921,320 in 2004)                 $ 3,258,738   $ 2,938,856
Short-term investments                                            159,334       140,473
                                                              -------------------------
Total investments                                               3,418,072     3,079,329

Cash and cash equivalents                                          45,077        69,292
Accrued investment income                                          42,576        36,580
Reinsurance recoverable on losses                                   3,271         3,054
Prepaid reinsurance premiums                                      110,636       109,292
Deferred policy acquisition costs                                  63,330        33,835
Receivable from related parties                                     9,539           802
Property and equipment, net of accumulated depreciation
   of $885 in 2005 and $164 in 2004                                 3,092         2,408
Prepaid expenses and other assets                                  10,354         7,826
Federal income taxes receivable                                     2,158             -
                                                              -------------------------
Total assets                                                  $ 3,708,105   $ 3,342,418
                                                              =========================
Liabilities and stockholder's equity
Liabilities:
   Unearned premiums                                          $ 1,201,163   $ 1,043,334
   Loss and loss adjustment expenses                               54,812        39,181
   Ceded reinsurance balances payable                               1,615         3,826
   Accounts payable, accrued expenses and other liabilities        36,359        22,874
   Payable for securities purchased                                     -         5,715
   Capital lease obligations                                        4,262         6,446
   Federal income taxes payable                                         -         4,401
   Deferred income taxes                                           42,463        38,765
                                                              -------------------------
Total liabilities                                               1,340,674     1,164,542
                                                              -------------------------
Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
     authorized, issued and outstanding                            15,000        15,000
   Additional paid-in capital                                   1,894,983     1,882,772
   Accumulated other comprehensive (loss) income, net of tax      (13,597)       15,485
   Retained earnings                                              471,045       264,619
                                                              -------------------------
Total stockholder's equity                                      2,367,431     2,177,876
                                                              -------------------------
Total liabilities and stockholder's equity                    $ 3,708,105   $ 3,342,418
                                                              =========================

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)

                                                        Successor                   Predecessor
                                       ------------------------------------------   -------------
                                                                      Period from   Period from
                                                                     December 18,    January 1,
                                                                         2003           2003
                                        Year ended     Year ended       through        through
                                       December 31,   December 31,   December 31,   December 17,
                                           2005           2004           2003           2003
                                       ----------------------------------------------------------
Revenues:
   Gross premiums written               $ 410,202      $ 323,575       $ 12,213       $ 248,112
   Reassumed ceded premiums                     -          4,959          6,300          14,300
   Ceded premiums written                 (29,148)       (14,656)           (39)        (14,852)
                                       ----------------------------------------------------------
   Net premiums written                   381,054        313,878         18,474         247,560
   Increase in net unearned premiums     (156,485)      (138,929)        (9,892)       (105,811)
                                       ----------------------------------------------------------
Net premiums earned                       224,569        174,949          8,582         141,749

Net investment income                     117,072         97,709          4,269         112,619
Net realized gains                            101            559              -          31,506
Net mark-to-market losses on credit
   derivative contracts                      (167)             -              -               -
Other income                                  762            736             44             580
                                       ----------------------------------------------------------
Total revenues                            342,337        273,953         12,895         286,454

Expenses:
   Loss and loss adjustment expenses       18,506          5,922            236          (6,757)
   Underwriting expenses                   82,064         73,426          7,622          54,481
   Policy acquisition costs deferred      (38,069)       (32,952)        (2,931)        (23,641)
   Amortization of deferred policy
     acquisition costs                      8,302          2,038             10          15,563
                                       ----------------------------------------------------------
Total expenses                             70,803         48,434          4,937          39,646
                                       ----------------------------------------------------------

Income before income tax expense
   (benefit)                              271,534        225,519          7,958         246,808

Income tax expense (benefit):
   Current                                 32,370         42,510          1,191          57,071
   Deferred                                32,738         12,923            573          (1,612)
                                       ----------------------------------------------------------
Total income tax expense                   65,108         55,433          1,764          55,459
                                       ----------------------------------------------------------
Income before extraordinary item          206,426        170,086          6,194         191,349
Extraordinary gain                              -             -          13,852               -
                                       ----------------------------------------------------------
Net income                              $ 206,426      $ 170,086       $ 20,046       $ 191,349
                                       ==========================================================

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                                Accumulated Other
                                                                  Additional      Comprehensive
                                                        Common     Paid-in        (Loss) Income,      Retained
                                                        Stock      Capital          Net of Tax        Earnings       Total
                                                       ------------------------------------------------------------------------
Predecessor
Balance at January 1, 2003                             $ 15,000   $   383,511       $  49,499       $ 1,740,885   $ 2,188,895
Net income                                                    -             -               -           191,349       191,349
Other comprehensive income (loss):
   Change in fixed maturities available-for-sale              -             -            (424)                -          (424)
   Change in foreign currency translation adjustment          -             -           4,267                 -         4,267
                                                                                                                  -----------
Total comprehensive income                                                                                            195,192
Dividends declared                                            -             -               -          (284,300)     (284,300)
                                                       ------------------------------------------------------------------------
Balance at December 17, 2003                             15,000       383,511          53,342         1,647,934     2,099,787
Successor
Purchase accounting adjustments                               -     1,474,261         (53,342)       (1,573,447)     (152,528)
Net income                                                    -             -               -            20,046        20,046
Other comprehensive income:
   Change in fixed maturities available-for-sale              -             -           2,059                 -         2,059
                                                                                                                  -----------
Total comprehensive income                                                                                             22,105
Balance at December 31, 2003                             15,000     1,857,772           2,059            94,533     1,969,364
                                                       ------------------------------------------------------------------------
Net income                                                    -             -               -           170,086       170,086
Other comprehensive income:
   Change in fixed maturities available-for-sale              -             -           9,340                 -         9,340
   Change in foreign currency translation adjustment          -             -           4,086                 -         4,086
                                                                                                                  -----------
Total comprehensive income                                                                                            183,512
Capital contribution                                          -        25,000               -                 -        25,000
                                                       ------------------------------------------------------------------------
Balance at December 31, 2004                             15,000     1,882,772          15,485           264,619     2,177,876
Net income                                                    -             -               -           206,426       206,426
Other comprehensive loss:
   Change in fixed maturities available-for-sale              -             -         (23,550)                -       (23,550)
   Change in foreign currency translation adjustment          -             -          (5,532)                -        (5,532)
                                                                                                                  -----------
Total comprehensive income                                                                                            177,344
Capital contribution                                          -        12,211               -                 -        12,211
                                                       ------------------------------------------------------------------------
Balance at December 31, 2005                           $ 15,000   $ 1,894,983       $ (13,597)      $   471,045   $ 2,367,431
                                                       ========================================================================

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                          Successor                    Predecessor
                                                         -----------------------------------------------------------
                                                                                        Period from    Period from
                                                                                       December 18,    January 1,
                                                                                           2003           2003
                                                          Year ended     Year ended       through        through
                                                         December 31,   December 31,   December 31,   December 17,
                                                             2005           2004           2003           2003
                                                         -----------------------------------------------------------
Operating activities
Net income                                                $ 206,426      $ 170,086       $ 20,046      $ 191,349
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Extraordinary gain                                                          -        (13,852)             -
     Amortization of deferred policy acquisition costs        8,574          2,038             10         15,563
     Policy acquisition costs deferred                      (38,069)       (32,952)        (2,931)       (23,641)
     Depreciation of property and equipment                     721            164              -             22
     Amortization of fixed maturity securities               31,504         37,013            693         21,129
     Amortization of short-term investments                     481             29
     Net realized gains on investments                         (101)          (559)             -        (31,506)
     Change in accrued investment income and prepaid
      expenses and other assets                              (8,504)        (5,545)        (5,065)         6,292
     Change in net mark-to-market losses on credit
      derivative contracts                                      167              -              -              -
     Change in federal income taxes receivable                    -            126           (172)        (2,407)
     Change in reinsurance recoverable on losses               (217)         5,011           (104)           410
     Change in prepaid reinsurance premiums                  (1,344)        14,476          7,432         19,725
     Changes in other reinsurance receivables                     -          5,295         (5,295)             -
     Change in receivable from related parties               (8,737)         8,957            (76)        (9,811)
     Change in unearned premiums                            157,829        124,452          2,460         86,250
     Change in loss and loss adjustment expenses             15,631         (1,286)           236         (7,644)
     Change in ceded reinsurance balances payable and
      accounts payable and accrued expenses                   8,923          7,348          6,485          1,804
     Change in current federal income taxes payable          (6,559)         4,401              -        (97,477)
     Change in deferred federal income taxes                 19,252         12,923            573         (1,612)
                                                         -----------------------------------------------------------
Net cash provided by operating activities                   385,977        351,977         10,440        168,446
                                                         -----------------------------------------------------------
Investing activities
Sales and maturities of fixed maturity securities           122,638        284,227          1,780      1,028,103
Purchases of fixed maturity securities                     (520,089)      (546,028)             -       (877,340)
Purchases, sales and maturities of short-term
  investments, net                                          (19,342)      (126,125)       (12,736)        41,504
Receivable for securities sold                                  (20)           170            538            283
Payable for securities purchased                             (5,715)         5,715              -         (5,333)
Purchase of fixed assets                                     (1,405)        (2,572)             -              -
                                                         -----------------------------------------------------------
Net cash (used in) provided by investing activities        (423,933)      (384,613)       (10,418)       187,217
                                                         -----------------------------------------------------------
Financing activities
Capital contribution                                         12,211         25,000              -              -
Dividends paid to common stockholders                             -              -              -       (284,300)
                                                         -----------------------------------------------------------
Net cash provided by (used in) financing activities          12,211         25,000              -       (284,300)
                                                         -----------------------------------------------------------

Effect of exchange rate changes on cash                       1,530         (1,717)             -              -
                                                         ---------------------------------------------------------

Net (decrease) increase in cash and cash equivalents        (24,215)        (9,353)            22         71,363
Cash and cash equivalents at beginning of period             69,292         78,645         78,623          7,260
                                                         -----------------------------------------------------------
Cash and cash equivalents at end of period                $  45,077      $  69,292       $ 78,645      $  78,623
                                                         ===========================================================

Supplemental disclosure of cash flow information
Income taxes paid                                         $  49,613      $  40,890       $      -      $ 156,800
                                                         ===========================================================

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2005
                (Dollars in thousands, except per share amounts)

1. Business and Organization

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"), collectively, the "Investor Group", completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). GE Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily Convertible Modified Preferred Stock ("Senior Preferred Shares") with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC Corp.'s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2005 and 2004.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

2. Basis of Presentation (continued)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004 and 2003 information has been reclassified to conform to the 2005 presentation.

3. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

a. Investments

All the Company's fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

                                   Annex IV-1

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

c. Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

                                   Annex IV-2

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

e. Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500, respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

                                   Annex IV-3

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds. For the period from January 1, 2003 through December 17, 2003, there were no tax and loss bonds purchased and $102,540 of tax and loss bonds were redeemed.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

                                   Annex IV-4

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

h. Goodwill

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations ("SFAS 141") and Securities and Exchange Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company's assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder's equity and cash flows.

i. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was $(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and $(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder's equity.

                                   Annex IV-5

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

j. Stock Compensation Plan

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), as amended.

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's estimated pro forma net income would have been as follows:

                                                                                         Period from
                                                                                         December 18,
                                                                                             2003
                                                                                           through
                                                    Year ended          Year ended       December 31,
                                                 December 31, 2005   December 31, 2004       2003
                                                 -------------------------------------------------------
Reported net income                                 $   206,426         $   170,086         $  20,046
Add: Allocated stock-based compensation
   related to restricted stock units, net of
   tax included in reported net income                       29                  49                 -
Less: Allocated total stock-based compensation
   determined under the fair value method for
   all awards, net of tax                                (2,138)             (1,249)              (40)
                                                 -------------------------------------------------------
Pro forma net income                                $   204,317         $   168,886         $  20,006
                                                 =======================================================

There were no stock options prior to December 18, 2003.

                                   Annex IV-6

             Financial Guaranty Insurance Company and Subsidiari==es

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

k. Variable Interest Entities

Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46-R") provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

l. Derivatives

The Financial Accounting Standards Board ("FASB") issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). Under SFAS 133, as amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

                                   Annex IV-7

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

In 2005, the Company sold credit default swaps ("CDS") to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

m. New Accounting Pronouncements

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15, 2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                                   Annex IV-8

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

3. Summary of Significant Accounting Policies (continued)

n. Review of Financial Guaranty Industry Accounting Practices

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's review may have on the Company's accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was $1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

                                   Annex IV-9

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

5. Investments

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

                                                          Gross        Gross
                                          Amortized    Unrealized   Unrealized
                                            Cost          Gains       Losses     Fair Value
                                         -----------------------------------------------------
At December 31, 2005
 Obligations of states and political
   subdivisions                          $ 2,777,807    $ 12,718     $ 26,410     $ 2,764,115
 Asset- and mortgage-backed securities       209,148         135        3,490         205,793
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                 148,785       1,387        2,036         148,136
 Corporate bonds                              91,422         501        1,486          90,437
 Debt securities issued by foreign
   governments                                30,930         345            5          31,270
 Preferred stock                              19,199         427          639          18,987
                                         -----------------------------------------------------
 Total fixed maturity securities           3,277,291      15,513       34,066       3,258,738
 Short-term investments                      159,334           -            -         159,334
                                         -----------------------------------------------------
 Total investments                       $ 3,436,625    $ 15,513     $ 34,066     $ 3,418,072
                                         =====================================================

                                                          Gross        Gross
                                          Amortized    Unrealized   Unrealized
                                            Cost          Gains       Losses      Fair Value
                                         -----------------------------------------------------
At December 31, 2004
 Obligations of states and political
   subdivisions                          $ 2,461,087    $ 19,569     $  3,090     $ 2,477,566
 Asset- and mortgage-backed securities       214,895       1,267          695         215,467
 U.S. Treasury securities and
   obligations of U.S. Government
   corporations and agencies                 131,771         559          943         131,387
 Corporate bonds                              54,655         663          236          55,082
 Debt securities issued by foreign
   governments                                39,713         176           21          39,868
 Preferred stock                              19,199         311           24          19,486
                                         -----------------------------------------------------
 Total fixed maturities                    2,921,320      22,545        5,009       2,938,856
 Short-term investments                      140,473           -            -         140,473
                                         -----------------------------------------------------
 Total investments                       $ 3,061,793    $ 22,545     $  5,009     $ 3,079,329
                                         =====================================================

                                   Annex IV-10

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005:

                                       Less Than 12 Months       12 Months or More               Total
                                    ----------------------------------------------------------------------------
                                        Fair      Unrealized      Fair     Unrealized       Fair      Unrealized
                                       Value        Losses       Value       Losses        Value        Losses
                                    ----------------------------------------------------------------------------
Obligations of states and
   political subdivisions           $ 1,622,119   $   16,646   $ 463,156   $    9,764   $ 2,085,275   $   26,410
Asset- and mortgage-backed
   securities                           133,196        1,839      56,824        1,651       190,020        3,490
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies             47,872          520      76,380        1,516       124,252        2,036
Other                                    42,379          690      28,026          801        70,405        1,491
Preferred stock                          12,860          639           -            -        12,860          639
                                    ----------------------------------------------------------------------------
Total temporarily impaired
   securities                       $ 1,858,426   $   20,334   $ 624,386   $   13,732   $ 2,482,812   $   34,066
                                    ============================================================================

The unrealized losses in the Company's investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

Investments in fixed maturity securities carried at fair value of $4,625 and $4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

                                  Annex IV-11

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

5. Investments (continued)

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortized          Fair
                                                  Cost             Value
                                             -------------------------------

    Due one year later or less               $       77,668   $       77,071
    Due after one year through five years           472,292          463,162
    Due after five years through ten years        1,463,806        1,448,990
    After ten years                               1,263,525        1,269,515
                                             -------------------------------
    Total                                    $    3,277,291   $    3,258,738
                                             ===============================

For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, proceeds from sales of available-for-sale securities were $31,380, $178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:

                                                          Successor                     Predecessor
                                        ------------------------------------------------------------
                                                                        Period from     Period from
                                                                          December        January
                                                                          18, 2003        1, 2003
                                          Year ended     Year ended       through         through
                                         December 31,   December 31,    December 31,   December 17,
                                             2005           2004            2003           2003
                                        ------------------------------------------------------------
Income from fixed maturity securities   $     112,616   $     97,720     $  4,294      $    111,075
Income from short-term investments              6,801          1,450           12             2,326
                                        ------------------------------------------------------------
Total investment income                       119,417         99,170        4,306           113,401
Investment expenses                            (2,345)        (1,461)         (37)             (782)
                                        ------------------------------------------------------------
Net investment income                   $     117,072   $     97,709     $  4,269      $    112,619
                                        ============================================================

                                  Annex IV-12

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

5. Investments (continued)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                                                       Fair Value
                                                      ------------

           New York                                   $    302,290
           Florida                                         220,150
           Texas                                           217,145
           New Jersey                                      193,315
           Massachusetts                                   169,635
           Illinois                                        155,922
           California                                      139,742
           Michigan                                        113,040
                                                      ------------
                                                         1,511,239

           All other states                              1,326,785
           All other investments                           580,048
                                                      ------------
           Total investments                          $  3,418,072
                                                      ============

6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

                                  Annex IV-13

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

6. Derivative Instruments (continued)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company's guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7. Income Taxes

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by FGIC Corp.'s Board of Directors and the New York State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital's consolidated net income.

                                   Annex IV-14

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:

                                                     Successor                    Predecessor
                                    ------------------------------------------   ------------
                                                                   Period from    Period from
                                                                  December 18,    January 1,
                                                                      2003           2003
                                     Year ended     Year ended       through       through
                                    December 31,   December 31,   December 31,   December 17,
                                        2005           2004           2003           2003
                                    ---------------------------------------------------------
Income taxes computed on income
   before provision for Federal
   income taxes, at the statutory
   income tax rate                   $   95,037     $   78,932       $ 2,785      $  86,383
State and local income taxes, net
  of Federal income taxes                   453            479             -            844
Tax effect of:
   Tax-exempt interest                  (31,072)       (28,015)         (979)       (26,112)
   Prior period adjustment                    -              -             -         (4,978)
   Other, net                               690          4,037           (42)          (678)
                                    ---------------------------------------------------------
Provision for income taxes           $   65,108     $   55,433       $ 1,764      $  55,459
                                    =========================================================

                                Annex IV-15

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

                                                           2005      2004
                                                         -------------------
     Deferred tax assets:
        Tax and loss bonds                               $ 24,375   $ 10,810
        Loss and loss adjustment expense reserves           6,180      7,472
        AMT credit carryforward                             7,140      8,107
        Property and equipment                                 83         55
        Deferred compensation                               1,483        623
        Capital lease                                       2,483      2,539
        Net operating loss on foreign subsidiaries          2,948          -
        Other                                                 266        233
                                                         -------------------
     Total gross deferred tax assets                       44,958     29,839
                                                         -------------------

     Deferred tax liabilities:
        Contingency reserves                               42,656     18,917
        Unrealized gains on fixed maturity securities,
          available-for-sale                               12,883     29,156
        Deferred acquisition costs                         19,639     11,842
        Premium revenue recognition                        10,359      3,076
        Profit commission                                   1,435      2,343
        Foreign currency                                      194      3,117
        Other                                                 255        153
                                                         -------------------
     Total gross deferred tax liabilities                  87,421     68,604
                                                         -------------------
     Net deferred tax liability                          $ 42,463   $ 38,765
                                                         ===================

The net operating losses on foreign subsidiaries of $10,863 as of December 31, 2005 were generated by FGIC Corp.'s United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

                                   Annex IV-16

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company's reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003, respectively, from the reinsurers.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at December 31, 2005, and can be drawn on in the event of default by the reinsurer.

                                   Annex IV-17

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

8. Reinsurance (continued)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

                                                        Successor                     Predecessor
                                       -------------------------------------------   ------------
                                                                      Period from     Period from
                                                                      December 18,    January 1,
                                                                          2003           2003
                                        Year ended     Year ended       through        through
                                       December 31,   December 31,   December 31,    December 17,
                                           2005           2004            2003           2003
                                       ----------------------------------------------------------
Net premiums earned                      $ 25,921       $ 24,173       $ 1,236         $ 20,300
Loss and loss adjustment expenses            (416)        (4,759)            -            1,700

9. Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

                                                  Successor                    Predecessor
                                 ------------------------------------------   ------------
                                                                Period from    Period from
                                                               December 18,    January 1,
                                                                   2003           2003
                                  Year ended     Year ended      through        through
                                 December 31,   December 31,   December 31,   December 17,
                                   2005            2004           2003            2003
                                 ---------------------------------------------------------
Balance at beginning of period     $ 39,181      $  40,467       $ 40,224      $  47,868
Less reinsurance recoverable         (3,054)        (8,065)        (8,058)        (8,371)
                                 ---------------------------------------------------------
Net balance                          36,127         32,402         32,166         39,497
                                 ---------------------------------------------------------
Incurred related to:
   Current period                    23,985         11,756              -         20,843
   Prior periods                     (5,479)        (5,834)           236        (27,600)
                                 ---------------------------------------------------------
Total incurred                       18,506          5,922            236         (6,757)
                                 ---------------------------------------------------------

Paid related to:
   Current period                    (1,993)             -              -              -
   Prior periods                     (1,099)        (2,197)             -           (574)
                                 ---------------------------------------------------------
Total paid                           (3,092)        (2,197)             -           (574)
                                 ---------------------------------------------------------

Net balance                          51,541         36,127         32,402         32,166
Plus reinsurance recoverable          3,271          3,054          8,065          8,058
                                 ---------------------------------------------------------
Balance at end of period           $ 54,812      $  39,181       $ 40,467      $  40,224
                                 =========================================================

                                   Annex IV-18

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

9. Loss and Loss Adjustment Expenses (continued)

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company's insured mortgage-backed securities portfolio.

10. Hurricane Katrina

At December 31, 2005, the Company insured public finance obligations with a net par in force ("NPIF") of approximately $4,011,871 in locations impacted by Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration ("FEMA") as eligible for both public and individual assistance ("FEMA-dual designated locations"); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

                                  Annex IV-19

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

10. Hurricane Katrina (continued)

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management's assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

                                                        Net Par
                  Revenue Source                       in Force
           -----------------------------------------------------

           General obligation                          $ 90,079
           Hotel tax                                    165,000
           Sales tax                                    117,141
           Municipal utility                            119,657
           Public higher education                       18,426
                                                       --------
           Total                                       $510,303
                                                       ========

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company's consolidated financial position.

                                   Annex IV-20

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

10. Hurricane Katrina (continued)

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina. During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company's structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11. Related Party Transactions

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. In addition, as part of the Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

                                  Annex IV-21

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

11. Related Party Transactions (continued)

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in 2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp. which amounted to $540 and $317, respectively.

                                  Annex IV-22

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

12. Compensation Plans

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to $21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and
2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For 2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional "catch up" contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

13. Dividends

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company's surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance.

                                   Annex IV-23

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

13. Dividends (continued)

During the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14. Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15. Preferred Trust Securities

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "Soft Capital" facility previously provided by GE Capital. Under the new facility, each of six separate newly organized Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

                                   Annex IV-24

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

16. Financial Instruments

(a) Fair Value of Financial Instruments

      The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

      Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

      Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

      Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities
      Purchased: The carrying amounts of these items approximate their fair values.

      The estimated fair values of the Company's financial instruments at December 31, 2005 and 2004 were as follows:

                                          2005                    2004
                                 ----------------------------------------------
                                  Carrying     Fair       Carrying    Fair
                                   Amount      Value       Amount    Value
                                 ----------------------------------------------
      Financial assets:
         Cash on hand and
            in-demand accounts   $   45,077  $   45,077  $   69,292  $   69,292
         Short-term investments     159,334     159,334     140,473     140,473
         Fixed maturity
            securities            3,258,738   3,258,738   2,938,856   2,938,856

      Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of $936,334 as of December 31, 2004.

                                   Annex IV-25

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

16. Financial Instruments (continued)

      As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

      Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b) Concentrations of Credit Risk

      The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

      In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

      As of December 31, 2005, the Company's total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company's insured portfolio as of December 31, 2005 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

                                   Annex IV-26

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

16. Financial Instruments (continued)

      As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                                  Net Principal
                                                   Outstanding
                                                  -------------
                Municipal:
                  Tax supported                   $ 134,762,000
                  Water and sewer                    34,859,000
                  Healthcare                          4,216,000
                  Transportation                     24,956,000
                  Education                           9,939,000
                  Housing                             1,234,000
                  Other                               5,153,000
                Non-municipal and international      60,208,000
                                                  -------------
                Total                             $ 275,327,000
                                                  =============

      As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

                                                  Ceded Principal
                                                    Outstanding
                                                  ---------------
                Reinsurer:
                  Radian Reinsurance Company      $   7,808,000
                  Ace Guaranty Inc.                   6,367,000
                  American Re-Insurance Company       2,231,000
                  RAM Reinsurance Company             2,024,000
                  Other                               4,281,000
                                                  -------------
                Total                             $  22,711,000
                                                  =============

      The Company did not have recoverables in excess of 3% of stockholders' equity from any single reinsurer.

      The Company's insured gross and net principal and interest outstanding was $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

                                   Annex IV-27

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

16. Financial Instruments (continued)

      FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

                                                           Net Principal
                                                            Outstanding
                                                          --------------

               California                                 $   32,882,000
               New York                                       21,265,000
               Pennsylvania                                   15,952,000
               Florida                                        15,483,000
               Illinois                                       13,049,000
               Texas                                          12,223,000
               New Jersey                                     10,883,000
               Michigan                                        8,311,000
               Ohio                                            6,903,000
               Washington                                      6,359,000
                                                          --------------
                                                             143,310,000

               All other states                               71,809,000
               Mortgage and asset-backed                      54,262,000
               International                                   5,946,000
                                                          --------------
               Total                                      $  275,327,000
                                                          ==============

                                  Annex IV-28

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

17. Commitments

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

                                                       Operating Lease
                                                         Commitment
                                                            Amount
                                                       ---------------
          Year:
             2006                                         $   3,141
             2007                                             3,119
             2008                                             1,968
             2009                                               412
             2010                                               412
             2011 and thereafter                              1,496
                                                          ---------
          Total minimum future rental payments            $  10,548
                                                          =========

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

                                                       Operating Lease
                                                         Commitment
                                                            Amount
                                                       ---------------
          Year ending December 31:
             2006                                         $   1,570
             2007                                             1,545
             2008                                             1,391
             2009                                               265
                                                          ---------
          Total                                               4,771
          Less interest                                         509
                                                          ---------
          Present value of minimum lease payments         $   4,262
                                                          =========

                                   Annex IV-29

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

18. Comprehensive Income

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 are as follows:

                                                                        Year ended December 31, 2005
                                                              -----------------------------------------
                                                                 Before                      Net of
                                                                  Tax                          Tax
                                                                 Amount          Tax         Amount
                                                              -----------------------------------------
Unrealized holding losses arising during the year               $  (36,050)   $  12,566     $ (23,484)
Less reclassification adjustment for gains realized
  in net income                                                       (101)          35           (66)
                                                              -----------------------------------------
Unrealized losses on investments                                   (36,151)      12,601       (23,550)
Foreign currency translation adjustment                             (8,454)       2,922        (5,532)
                                                              -----------------------------------------
Total other comprehensive loss                                  $  (44,605)   $  15,523     $ (29,082)
                                                              =========================================

                                                                    Year ended December 31, 2004
                                                              -----------------------------------------
                                                                 Before                      Net of
                                                                  Tax                          Tax
                                                                 Amount          Tax         Amount
                                                              -----------------------------------------
Unrealized holding gains arising during the year                $  14,928     $  (5,225)    $   9,703
Less reclassification adjustment for gains realized
  in net income                                                      (559)          196          (363)
                                                              -----------------------------------------
Unrealized gains on investments                                    14,369        (5,029)        9,340
Foreign currency translation adjustment                             6,286        (2,200)        4,086
                                                              -----------------------------------------
Total other comprehensive income                                $  20,655     $  (7,229)    $  13,426
                                                              =========================================

                                   Annex IV-30

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

18. Comprehensive Income (continued)

                                                                Period from December 18, 2003 through
                                                                          December 31, 2003
                                                              -----------------------------------------
                                                                 Before                      Net of
                                                                  Tax                          Tax
                                                                 Amount         Tax          Amount
                                                              -----------------------------------------
Unrealized holding gains arising during the period                 $3,168     $(1,109)         $2,059
Less reclassification adjustment for gains realized
   in net income                                                        -           -               -
                                                              -----------------------------------------
Unrealized gains on investments                                     3,168      (1,109)          2,059
                                                              -----------------------------------------
Total other comprehensive income                                   $3,168     $(1,109)         $2,059
                                                              =========================================

                                                                     Period from January 1, 2003
                                                                      through December 17, 2003
                                                              -----------------------------------------
                                                                 Before                      Net of
                                                                  Tax                          Tax
                                                                 Amount          Tax         Amount
                                                              -----------------------------------------
Unrealized holding gains arising during the period             $   30,853    $  (10,798)    $   20,055
Less reclassification adjustment for gains realized
   in net income                                                  (31,506)       11,027        (20,479)
Unrealized losses on investments                                     (653)          229           (424)
Foreign currency translation adjustment                             6,565        (2,298)         4,267
                                                              -----------------------------------------
Total other comprehensive income                               $    5,912    $   (2,069)    $    3,843
                                                              =========================================

                                   Annex IV-31

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                (Dollars in thousands, except per share amounts)

19. Quarterly Financial Information (Unaudited)

                                                        Three months ended
                                     -------------------------------------------------------  Year ended
                                        March 31,      June 30,   September 30, December 31, December 31,
                                          2005           2005          2005         2005         2005
                                     ----------------------------------------------------------------------
Gross premiums written                   $84,404       $131,335       $96,787      $97,676      $410,202
Net premiums written                      82,609        113,305        92,331       92,809       381,054
Net premiums earned                       52,633         61,907        54,794       55,235       224,569
Net investment income and net
  realized gains                          27,558         28,389        30,117       31,109       117,173
Other income (expense)                       426             90           402         (323)          595
Total revenues                            80,617         90,386        85,313       86,021       342,337
Losses and loss adjustment expenses       (2,611)        (3,066)       20,693        3,490        18,506
Income before taxes                       71,100         81,377        48,783       70,274       271,534
Net income                                53,306         59,992        39,407       53,721       206,426

                                                        Three months ended
                                     -------------------------------------------------------  Year ended
                                        March 31,      June 30,   September 30, December 31, December 31,
                                          2004           2004          2004         2004         2004
                                     ----------------------------------------------------------------------
Gross premiums written                   $56,395       $106,457       $87,869      $72,854      $323,575
Net premiums written                      53,649        105,645        87,072       67,512       313,878
Net premiums earned                       31,202         53,151        49,760       40,836       174,949
Net investment income and net
  realized gains                          24,198         22,611        24,466       26,993        98,268
Other income (expense)                       317            240           117           62           736
Total revenues                            55,717         76,002        74,343       67,891       273,953
Losses and loss adjustment expenses          664         (1,070)        6,725         (397)        5,922
Income before taxes                       48,208         64,839        56,713       55,759       225,519
Net income                                38,304         48,393        41,954       41,435       170,086

                                   Annex IV-32

INDYMAC ABS, INC.
                                    DEPOSITOR

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


-----------------------    THE TRUSTS
| PLEASE CAREFULLY     |
| CONSIDER OUR         |   Each trust will be established to hold assets in
| DISCUSSION OF        |   its trust fund transferred to it by IndyMac ABS,
| SOME OF THE RISKS    |   Inc. The assets in each trust fund will be
| OF INVESTING IN      |   specified in the prospectus supplement for the
| THE SECURITIES       |   particular trust and will generally consist of:
| UNDER "RISK FACTORS" |
| BEGINNING ON PAGE 6  |   o   loans secured by first and/or subordinate liens
-----------------------        on one- to four-family residential properties,
                               including manufactured housing that is
                               permanently affixed and treated as real
                               property under local law, or security interests in shares issued by cooperative housing corporations,

                           o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

                           o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

                           o closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

                           o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

                           o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

                           o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

                           o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac ABS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 22, 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Important Notice About Information in this Prospectus
and Each Accompanying Prospectus Supplement ................................   5
Risk Factors ...............................................................   6
The Trust Fund .............................................................  27
   General .................................................................  27
   The Loans ...............................................................  29
   Mortgage-Backed Securities ..............................................  33
   Substitution of Trust Fund Assets .......................................  35
   Available Information ...................................................  35
   Incorporation of Certain Documents by Reference .........................  36
   Reports to Securityholders ..............................................  36
Use of Proceeds ............................................................  36
The Depositor ..............................................................  37
Loan Program ...............................................................  37
   Underwriting Standards ..................................................  37
   Qualifications of Sellers ...............................................  38
   Representations by Sellers; Repurchases .................................  39
Description of the Securities ..............................................  40
   General .................................................................  41
   Distributions on Securities .............................................  43
   Advances ................................................................  45
   Mandatory Auction .......................................................  46
   Reports to Securityholders ..............................................  46
   Categories of Classes of Securities .....................................  47
   Indices Applicable to Floating Rate and
     Inverse Floating Rate Classes .........................................  50
   Derivative Transactions .................................................  54
   Book-Entry Registration of Securities ...................................  54
Credit Enhancement .........................................................  58
   General .................................................................  58
   Subordination ...........................................................  58
   Letter of Credit ........................................................  59
   Insurance Policies, Surety Bonds and Guaranties .........................  60
   Over-Collateralization ..................................................  60
   Reserve Accounts ........................................................  60
   Pool Insurance Policies .................................................  61
   Financial Instruments ...................................................  62
   Deposit Agreements ......................................................  62
   Cross-Collateralization .................................................  62
Yield and Prepayment Considerations ........................................  63
The Agreements .............................................................  66
   Assignment of the Trust Fund Assets .....................................  66

                                                                           PAGE
                                                                           ----
   Assignment of Mortgage-Backed Securities ................................  68
   Payments on Trust Fund Assets;
     Deposits to Security Account ..........................................  68
   Pre-Funding Account .....................................................  70
   Sub-Servicing by Sellers ................................................  71
   Collection Procedures ...................................................  71
   The Surety Provider .....................................................  72
   Hazard Insurance ........................................................  73
   Realization Upon Defaulted Loans ........................................  75
   Servicing and Other Compensation and
     Payment of Expenses ...................................................  75
   Evidence as to Compliance ...............................................  76
   Certain Matters Regarding the Master Servicer
     and the Depositor .....................................................  76
   Events of Default; Rights Upon Event of Default .........................  77
   Amendment ...............................................................  80
   Termination; Optional Termination .......................................  81
   The Trustee .............................................................  82
Certain Legal Aspects of the Loans .........................................  82
   General .................................................................  83
   Foreclosure and Repossession ............................................  84
   Environmental Risks .....................................................  86
   Rights of Redemption ....................................................  87
   Anti-Deficiency Legislation and Other
     Limitations on Lenders ................................................  88
   Due-On-Sale Clauses .....................................................  89
   Prepayment Charges And Late Payment Fees ................................  89
   Applicability of Usury Laws .............................................  90
   Home Improvement Contracts ..............................................  90
   Installment Contracts ...................................................  91
   Servicemembers Civil Relief Act .........................................  92
   Junior Mortgages and Rights of Senior Mortgagees ........................  92
   Other Loan Provisions and Lender Requirements ...........................  92
   Priority of Additional Advances .........................................  93
   The Title I Program .....................................................  93
   Consumer Protection Laws ................................................  98
FEDERAL INCOME TAX CONSEQUENCES ............................................  99
   General .................................................................  99
   REMICs .................................................................. 101
   Notes ................................................................... 119
   Grantor Trust Funds ..................................................... 120
   Partnership Trust Funds ................................................. 129

State and Other Tax Consequences ........................................... 135
ERISA Considerations ....................................................... 135
Legal Investment ........................................................... 139
Method of Distribution ..................................................... 140
Legal Matters .............................................................. 140
Financial Information ...................................................... 141
Rating ..................................................................... 141
Index of Principal Terms ................................................... 142

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                             -----------------------

If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund-Incorporation of Certain Documents by Reference" beginning on page 36.

                                  RISK FACTORS

         You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.


LIMITED LIQUIDITY....................................  No market for the securities of any series will exist before those securities are issued. We cannot assure you
                                                       that a secondary market will develop. Even if a secondary
                                                       market develops, we cannot assure you that it will provide you with liquidity of investment or that it will continue
                                                       for the life of the securities of that series.

LIMITED SOURCE OF
PAYMENTS - NO RECOURSE
TO SELLERS, DEPOSITOR
OR MASTER SERVICER...................................  The applicable prospectus supplement may provide that securities will be payable from trust funds other than
                                                       their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have enough assets to distribute the
                                                       full amount due to you as a securityholder, your yield
                                                       will be impaired, and the return of your principal may be
                                                       impaired, without you having recourse to anyone else.
                                                       Furthermore, at the times specified in the applicable
                                                       prospectus supplement, certain assets of the trust fund
                                                       and/or any balance remaining in the security account
                                                       immediately after making all payments due on the
                                                       securities of that series, may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to
                                                       payments from the trust fund. Those assets will no longer
                                                       be available to make payments to you. Those payments are
                                                       generally made only after other specified payments that
                                                       may be described in the applicable prospectus supplement
                                                       have been made.

                                                       You will not have any recourse against the depositor or
                                                       any servicer if you do not receive a required
                                                       distribution on the securities. You will also not have
                                                       recourse against the assets of the trust fund of any
                                                       other series of securities.

                                                       The securities will not represent an interest in the
                                                       depositor, any servicer, any seller to the depositor, or
                                                       anyone else except the trust fund. The only obligation of
                                                       the depositor to a trust fund will come from certain
                                                       representations and warranties made by it about assets
                                                       transferred to the trust fund. If these representations



                                                       and warranties are untrue, the depositor may be required
                                                       to repurchase some of the transferred assets. IndyMac
                                                       ABS, Inc., which is the depositor, does not have
                                                       significant assets and is unlikely to have significant
                                                       assets in the future. If the depositor were required to
                                                       repurchase a loan because of a breach of a
                                                       representation, its only sources of funds for the
                                                       repurchase would be:

                                                       o  funds obtained from the enforcement of a corresponding
                                                          obligation of a seller or originator of the loan or

                                                       o  funds from a reserve account or similar credit
                                                          enhancement established to pay for loan repurchases.

                                                       The only obligations of the master servicer to a trust
                                                       fund (other than its master servicing obligations) will
                                                       come from certain representations and warranties made by
                                                       it in connection with its loan servicing activities. If
                                                       these representations and warranties turn out to be
                                                       untrue, the master servicer may be required to repurchase
                                                       or substitute for some of the loans. However, the master
                                                       servicer may not have the financial ability to make the
                                                       required repurchase or substitution.

                                                       The only obligations to a trust fund of a seller of
                                                       loans to the depositor will come from certain
                                                       representations and warranties made by it in
                                                       connection with its sale of the loans and certain
                                                       document delivery requirements. If these
                                                       representations and warranties turn out to be untrue,
                                                       or the seller fails to deliver required documents, it
                                                       may be required to repurchase or substitute for some
                                                       of the loans. However, the seller may not have the
                                                       financial ability to make the required repurchase or
                                                       substitution.

                                                       As described in this prospectus, a master servicer may
                                                       be obligated to enforce the sellers' obligations.
                                                       However, the master servicer will not be obligated to
                                                       purchase or replace any loan if a seller defaults on
                                                       its obligation or for any other reason.
CREDIT ENHANCEMENT MAY
NOT BE SUFFICIENT TO
PROTECT YOU FROM LOSSES..............................  Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities, and the amount of any
                                                       credit enhancement will be limited as described


                                                       in the applicable prospectus supplement. Furthermore, the
                                                       amount of a credit enhancement may decline over time
                                                       pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the
                                                       securities covered by the credit enhancement are paid in
                                                       full. In addition, a credit enhancement may not cover all
                                                       potential sources of loss. For example, credit enhancement may or may not cover fraud or negligence by a loan
                                                       originator or other parties. Also, the trustee may be
                                                       permitted to reduce, substitute for or even eliminate all or a portion of a credit enhancement as long as the trustee's actions would not cause the rating agencies that have rated the securities at the request of the depositor to change
                                                       adversely their ratings of the securities. Consequently,
                                                       securityholders may suffer losses even though a credit
                                                       enhancement exists and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS

     YOUR YIELD WILL BE AFFECTED
     BY PREPAYMENTS AND BY THE
     ALLOCATION OF DISTRIBUTIONS
     TO THE SECURITIES...............................  The timing of principal payments on the securities of a series will be affected by a number of factors, including:

                                                       o  the extent of prepayments on the loans in the
                                                          related trust fund,

                                                       o  how payments of principal are allocated among the
                                                          classes of securities of a series as specified in
                                                          the related prospectus supplement,

                                                       o  whether the party entitled to any right of optional
                                                          termination of the trust fund exercises that right,
                                                          and

                                                       o  the rate and timing of payment defaults and losses
                                                          on the trust fund assets.

                                                       Prepayments include prepayments resulting from
                                                       refinancing or liquidation of a loan due to defaults,
                                                       casualties and condemnations, as well as repurchases by
                                                       the depositor or a seller due to a breach of
                                                       representations and warranties. Prepayments may be
                                                       affected by a variety of factors, including:

                                                       o  general economic conditions,



                                                       o  interest rates,

                                                       o  the availability of alternative financing and

                                                       o  homeowner mobility.

                                                       The rate and timing of prepayment of the loans will
                                                       affect the yields to maturity and weighted average lives
                                                       of the securities. Any reinvestment risks from faster or
                                                       slower prepayments of loans will be borne entirely by the
                                                       holders of one or more classes of the related series of
                                                       securities.

     YOUR YIELD WILL BE AFFECTED
     BY DELAYED INTEREST PAYMENTS....................  Interest payable on the securities of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement.
                                                       If interest accrues on your securities over a period
                                                       ending two or more days prior to the related distribution
                                                       date, your effective yield will be lower than the yield
                                                       that you would obtain if interest on your securities were
                                                       to accrue through the day immediately preceding each
                                                       distribution date. In addition, your effective yield (at
                                                       par) will be less than the indicated coupon rate.

THE TYPES OF LOANS
INCLUDED IN THE TRUST FUND
MAY BE ESPECIALLY PRONE TO
DEFAULTS WHICH MAY EXPOSE
YOUR SECURITIES TO GREATER
LOSSES..............................................   The securities will be directly or indirectly backed by
                                                       certain types of loans.  Certain types of
                                                       loans included in the trust fund may have a
                                                       greater likelihood of delinquency and foreclosure, and
                                                       a greater likelihood of loss in the event of delinquency
                                                       and foreclosure.  You should be aware that if the
                                                       properties fail to provide adequate security
                                                       for the loans included in the trust fund, any
                                                       resulting losses, to the extent not covered by credit
                                                       enhancement, will be allocated to the related securities
                                                       in the manner described in the related prospectus
                                                       supplement and consequently would adversely affect
                                                       the yield to maturity on those securities.  The depositor
                                                       cannot assure you that the realizable values of the
                                                       properties have been or will be at the
                                                       appraised values on the dates of origination of the
                                                       related loans.  The prospectus supplement
                                                       for each series of securities will describe the mortgage
                                                       loans which are included in the trust fund related to



                                                       your security and the risks associated with those
                                                       loans which you should carefully consider in
                                                       connection with the purchase of your security. The
                                                       following describes in general risks associated with
                                                       certain types of loans:

     BALLOON LOANS...................................  Some of the loans held in the trust fund may not be fully amortizing over their terms to maturity. These loans will
                                                       require substantial principal payments ("BALLOON
                                                       PAYMENTS") at their stated maturities. A loan with balloon payments involves a greater degree of risk than a fully
                                                       amortizing loan because, typically, a borrower must be
                                                       able to refinance its loan or sell the property to make
                                                       the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates
                                                       at the time of sale or refinancing, the borrower's equity
                                                       in the property, the relative strength of the local
                                                       housing market, the financial condition of the borrower,
                                                       and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the
                                                       holders of one or more classes of securities of the
                                                       related series.

     MULTIFAMILY LOANS...............................  Multifamily lending may expose the lender to a greater risk of loss than single family residential lending.
                                                       Owners of multifamily residential properties rely on
                                                       monthly rent payments from tenants to:

                                                       o pay for maintenance and other operating expenses of
                                                         those properties,

                                                       o fund capital improvements, and

                                                       o service any loan or other debt that may be secured
                                                         by those properties.

                                                       Various factors, many of which are beyond the control of
                                                       the owner or operator of a multifamily property, may
                                                       affect the economic viability of that property.

                                                       Changes in payment patterns by tenants may result from a
                                                       variety of social, legal and economic factors. Economic
                                                       factors include the rate of inflation, unemployment
                                                       levels and relative rates offered for various types of
                                                       housing. Shifts in economic factors may trigger changes
                                                       in payment patterns including increased risks of defaults
                                                       by tenants and higher vacancy rates. Adverse economic
                                                       conditions, either local or national, may limit the
                                                       amount of rent that can be charged and may result in a
                                                       reduction in timely


                                                       lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of
                                                       additional housing units, competition and local politics,
                                                       including rent stabilization or rent control laws and
                                                       policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                                       The location and construction quality of a particular
                                                       property may affect the occupancy level as well as the
                                                       rents that may be charged for individual units. The
                                                       characteristics of a neighborhood may change over time or
                                                       in relation to newer developments. The effects of poor
                                                       construction quality will increase over time in the form
                                                       of increased maintenance and capital improvements. Even
                                                       good construction will deteriorate over time if adequate
                                                       maintenance is not performed in a timely fashion.

     JUNIOR LIENS...................................   The mortgages and deeds of trust securing the closed-
                                                       end second-lien loans will be, the home equity line of
                                                       credit loans and home improvement contracts will
                                                       primarily be, and other loans may be junior liens
                                                       subordinate to the rights of the related senior
                                                       mortgage(s) or deed(s) of trust. Accordingly, the
                                                       proceeds from any liquidation, insurance policy or
                                                       condemnation proceeding will be available to satisfy the
                                                       outstanding balance of the junior lien only to the extent
                                                       that the claims of the related senior mortgagees have
                                                       been satisfied in full, including any related foreclosure
                                                       costs. In addition, if a junior mortgagee forecloses on
                                                       the property securing a junior mortgage, the junior
                                                       mortgagee will have to foreclose subject to any senior
                                                       mortgage and must take one of the following steps to
                                                       protect its interest in the property:

                                                       o  pay the senior mortgage in full at or prior to the
                                                          foreclosure sale, or

                                                       o  assume the payments on the senior mortgage if the
                                                          mortgagor is in default under that mortgage.

                                                       Unless the master servicer is obligated under the
                                                       applicable agreement to advance such funds, the trust
                                                       fund may effectively be prevented from foreclosing on the
                                                       related property because it will not have sufficient
                                                       funds to satisfy any senior mortgages or make payments
                                                       due to any senior mortgagees.



                                                       Some states have imposed legal limits on the remedies of
                                                       a secured lender in the event that the proceeds of any
                                                       sale under a deed of trust or other foreclosure
                                                       proceedings are insufficient to pay amounts owed to that
                                                       secured lender. In some states, including California, if
                                                       a lender simultaneously originates a loan secured by a
                                                       senior lien on a particular property and a loan secured
                                                       by a junior lien on the same property, that lender as the
                                                       holder of the junior lien may be precluded from obtaining
                                                       a deficiency judgment with respect to the excess of:

                                                       o  the aggregate amount owed under both the senior and
                                                          junior loans, over

                                                       o  the proceeds of any sale under a deed of trust or
                                                          other foreclosure proceedings.

                                                       See "Certain Legal Aspects of the Loans-Anti-Deficiency
                                                       Legislation; Bankruptcy Laws; Tax Liens."

   PARTIALLY UNSECURED LOANS.........................  The trust fund for any series may include closed-end second-lien loans, home equity line of credit loans and
                                                       home improvement contracts that were originated with
                                                       loan-to-value ratios or combined loan-to-value ratios in
                                                       excess of the value of the related property.

                                                       Under these circumstances, the trust fund for the related
                                                       series could be treated as a general unsecured creditor
                                                       as to any unsecured portion of any related loan. If a
                                                       borrower defaults under a loan that is unsecured in part,
                                                       the related trust fund generally will have recourse only
                                                       against the borrower's assets for the unsecured portion
                                                       of the loan, along with all other general unsecured
                                                       creditors of the borrower. In a bankruptcy or insolvency
                                                       proceeding relating to a borrower on a partially
                                                       unsecured loan, the borrower's unsecured obligation on
                                                       that loan will be treated as an unsecured loan and may be
                                                       discharged by the bankruptcy court. Losses on any
                                                       partially unsecured loans that are not otherwise covered
                                                       by a credit enhancement will be borne by the holders of
                                                       one or more classes of securities of the related series.

   HOME EQUITY LINES OF CREDIT.......................  Generally, a home equity line of credit has a draw period that lasts for the first ten years (during which no
                                                       principal or minimal amount of principal is due) and,
                                                       unless otherwise specified in the related prospectus
                                                       supplement, a repayment term following the draw period of
                                                       zero, ten, fifteen or twenty years. As a result, there
                                                       may be limited collections available to


                                                       make payments to related securityholders or payments of
                                                       principal may be received more slowly than anticipated,
                                                       which will affect the yield on one or more classes of
                                                       securities of the related series.

                                                       Home equity lines of credit that do not have a repayment
                                                       term following the draw period are effectively balloon
                                                       loans that pose an additional risk because a borrower
                                                       must make a large lump sum payment of principal at the
                                                       end of the draw period. If the borrower is unable to pay
                                                       the lump sum or refinance such amount, holders of one or
                                                       more classes of securities of the related series may
                                                       suffer a loss if the related credit enhancement is not
                                                       sufficient to cover such shortfall.

DECLINES IN PROPERTY
VALUES MAY RESULT IN
LOSSES BORNE BY YOU................................... The value of the properties underlying the loans held in the trust fund may decline over time. Among factors
                                                       that could reduce the value of the properties are:

                                                       o  an overall decline in the residential real estate
                                                          market in the areas in which the properties are
                                                          located,

                                                       o  a decline in the general condition of the
                                                          properties caused by the borrowers' failure to
                                                          maintain these properties adequately, and

                                                       o  natural disasters, such as earthquakes and floods,
                                                          that are not covered by insurance.

                                                       In the case of loans secured by subordinate liens,
                                                       declining property values could diminish or extinguish
                                                       the value of a junior mortgage before reducing the value
                                                       of a senior mortgage on the same property.

                                                       If property values decline, the actual rates of
                                                       delinquencies, foreclosures and losses on all underlying
                                                       loans could be higher than those currently experienced in
                                                       the mortgage lending industry in general. If these losses
                                                       are not otherwise covered by a credit enhancement, they
                                                       will be borne by the holders of one or more classes of
                                                       securities of the related series.


DELAYS IN LIQUIDATION MAY
RESULT IN LOSSES BORNE BY YOU........................  Even if the properties underlying the loans held in the trust fund provide adequate security for the loans,
                                                       substantial delays could occur before defaulted loans are
                                                       liquidated and their proceeds are forwarded to investors.
                                                       Property foreclosure actions are regulated by state
                                                       statutes and rules and are subject to many of the delays
                                                       and expenses of other lawsuits if defenses or
                                                       counterclaims are made, sometimes requiring several years
                                                       to complete. In addition, in some states, if the proceeds
                                                       of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower
                                                       defaults, these restrictions may impede the master
                                                       servicer's ability to dispose of the property and obtain
                                                       sufficient proceeds to repay the loan in full. In
                                                       addition, the master servicer will be entitled to deduct
                                                       from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including
                                                       payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation
                                                       expenses.

                                                       If, as a result of such delays and deductions, any
                                                       properties fail to provide adequate security for the
                                                       related loans in the trust fund and insufficient funds
                                                       are available from any applicable credit enhancement, you
                                                       could experience a loss on your investments.
DISPROPORTIONATE EFFECT
OF LIQUIDATION EXPENSES MAY
ADVERSELY AFFECT YOU.................................  Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of
                                                       the loan at the time of default. Therefore, if a servicer
                                                       takes the same steps for a defaulted loan having a small
                                                       remaining principal balance as it does for a defaulted
                                                       loan having a large remaining principal balance, the
                                                       amount realized after expenses is a smaller percentage of
                                                       the outstanding principal balance of the small loan than
                                                       it is for the defaulted loan with a large remaining
                                                       principal balance.

VIOLATIONS OF CONSUMER
PROTECTION LAWS MAY RESULT
IN LOSSES ON THE MORTGAGE
LOANS AND YOUR SECURITIES .............................Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and
                                                       collecting loans secured by consumers' dwellings.
                                                       Among other things, these laws may regulate interest
                                                       rates and other charges, require disclosures, impose
                                                       financial privacy requirements, mandate specific



                                                       business practices, and prohibit unfair and deceptive
                                                       trade practices. In addition, licensing requirements
                                                       may be imposed on persons that broker, originate,
                                                       service or collect loans.

                                                       Additional requirements may be imposed under federal,
                                                       state or local laws on so-called "high cost mortgage
                                                       loans", which typically are defined as loans secured by
                                                       consumers' dwellings that have interest rates or
                                                       origination costs in excess of prescribed levels. These
                                                       laws may limit certain loan terms, such as prepayment
                                                       penalties, or the ability of a creditor to refinance a
                                                       loan unless it is in the borrower's interest. In
                                                       addition, certain of these laws may allow claims against
                                                       loan brokers or mortgage originators, including claims
                                                       based on fraud or misrepresentations, to be asserted
                                                       against persons acquiring the loans, such as the trust
                                                       fund.

                                                       The federal laws that may apply to loans held in the
                                                       trust include the following:

                                                       o  the federal Truth in Lending Act and its regulations,
                                                          which (among other things) require disclosures to the
                                                          borrowers regarding the terms of any applicable loan
                                                          and provide consumers who pledged their principal
                                                          dwelling as collateral in a non-purchase money
                                                          transaction with a right of rescission that generally
                                                          extends for three days after proper disclosures are
                                                          given; a loan originator's failure to comply with the
                                                          Truth in Lending Act could subject both the originator
                                                          and the assignee of such loan to monetary penalties
                                                          and could result in an obligor's rescinding the loan
                                                          against either the loan originator or the assignee.

                                                       o  the Equal Credit Opportunity Act and its regulations,
                                                          which (among other things) prohibit discrimination in
                                                          the extension of credit on the basis of age, race,
                                                          color, sex, religion, marital status, national origin,
                                                          receipt of public assistance or the exercise of any
                                                          right under the Consumer Credit Protection Act;

                                                       o  the Fair Credit Reporting Act, which (among other
                                                          things) regulates the use and reporting of information
                                                          related to the borrower's credit experience;



                                                       o  Home Equity Loan Consumer Protection Act, which (among
                                                          other things) limits changes made to open-end loans
                                                          secured by the consumer's dwelling, and restricts the
                                                          ability to accelerate balances or suspend credit
                                                          privileges on such loans;

                                                       o  the Home Ownership and Equity Protection Act of 1994,
                                                          which (among other things) imposes additional
                                                          disclosure and other requirements on creditors with
                                                          respect to non-purchase money mortgage loans secured
                                                          by the consumer's principal dwelling that have
                                                          interest rates or origination costs in excess of
                                                          prescribed levels. These provisions can impose
                                                          specific statutory liabilities upon creditors who fail
                                                          to comply with their provisions and may affect the
                                                          enforceability of the related loans. In addition, any
                                                          assignee of the creditor would generally be subject to
                                                          all claims and defenses that the consumer could assert
                                                          against the creditor, including the right to rescind
                                                          the loan;

                                                       o  In addition to the Homeownership and Equity Protection
                                                          Act, a number of legislative proposals have been
                                                          introduced at both the federal and state level that
                                                          are designed to discourage predatory lending
                                                          practices. Some states have enacted, and other states
                                                          or local governments may enact, laws that impose
                                                          requirements and restrictions greater than those in
                                                          the Homeownership and Equity Protection Act. These
                                                          laws prohibit inclusion of some provisions in
                                                          applicable loans that have interest rates or
                                                          origination costs in excess of prescribed levels, and
                                                          require that borrowers be given certain disclosures
                                                          prior to the consummation of such loans. Purchasers or
                                                          assignees of a loan, including the related trust,
                                                          could be exposed to all claims and defenses that the
                                                          mortgagor could assert against the originator of the
                                                          loan for a violation of state law. Claims and defenses
                                                          available to the mortgagor could include monetary
                                                          penalties, rescission and defenses to a foreclosure
                                                          action or an action to collect;

                                                       o  the Real Estate Settlement Procedures Act and its
                                                          regulations, which (among other things) prohibit the
                                                          payment of referral fees for real estate settlement
                                                          services (including mortgage lending and brokerage
                                                          services) and regulate


                                                       escrow accounts for taxes and insurance and billing
                                                       inquiries made by borrowers; and

                                                       o  Holder in Due Course Rules, which apply to home
                                                          improvement contracts, which are comprised of the
                                                          Preservation of Consumers' Claims and Defenses
                                                          regulations of the Federal Trade Commission and other
                                                          similar federal and state statutes and regulations.
                                                          The Holder in Due Course Rules protect the homeowner
                                                          from defective craftsmanship or incomplete work by a
                                                          contractor. These laws permit the obligor to withhold
                                                          payment if the work does not meet the quality and
                                                          durability standards agreed to by the homeowner and
                                                          the contractor. The holder in due course rules have
                                                          the effect of subjecting any assignee of the seller in
                                                          a consumer credit transaction to all claims and
                                                          defenses which the obligor in the credit sale
                                                          transaction could assert against the seller of the
                                                          goods.

                                                       The penalties for violating these federal, state or local
                                                       laws vary depending on the applicable law and the
                                                       particular facts of the situation. However, private
                                                       plaintiffs typically may assert claims for actual damages
                                                       and, in some cases, also may recover civil money
                                                       penalties or exercise a right to rescind a loan against
                                                       either the originator of the loan or the assignee
                                                       thereof. Violations of certain laws may limit the ability
                                                       to collect all or part of the principal or interest on a
                                                       loan and, in some cases, borrowers even may be entitled
                                                       to a refund of amounts previously paid. Federal, state
                                                       and local administrative or law enforcement agencies also
                                                       may be entitled to bring legal actions, including actions
                                                       for civil money penalties or restitution, for violations
                                                       of certain of these laws.

                                                       Depending on the particular alleged misconduct, it is
                                                       possible that claims may be asserted against various
                                                       participants in secondary market transactions, including
                                                       assignees that hold the loans, such as the trust fund.
                                                       Losses on loans from the application of these federal,
                                                       state and local laws that are not otherwise covered by a
                                                       credit enhancement will be borne by the holders of one or
                                                       more classes of securities.


VIOLATIONS OF ENVIRONMENTAL
LAWS MAY RESULT IN LOSSES
ON THE LOANS AND
YOUR SECURITIES........................................Federal, state and local laws and regulations impose a wide range of requirements on activities that may
                                                       affect the environment, health and safety. In certain
                                                       circumstances, these laws and regulations impose
                                                       obligations on owners or operators of residential
                                                       properties such as those that secure the loans held in
                                                       the trust fund. Failure to comply with these laws and
                                                       regulations can result in fines and penalties that could
                                                       be assessed against the trust as owner of the related
                                                       property.

                                                       In some states, a lien on the property due to
                                                       contamination has priority over the lien of an existing
                                                       mortgage. Also, a mortgage lender may be held liable as
                                                       an "owner" or "operator" for costs associated with the
                                                       release or threat of release of petroleum and/or
                                                       hazardous substances under certain circumstances if the
                                                       lender has actually participated in the management of the
                                                       property. If the trust is considered the owner or
                                                       operator of a property, it will suffer losses as a result
                                                       of any liability imposed for environmental hazards on the
                                                       property.
RATING OF THE SECURITIES DOES
NOT ASSURE THEIR PAYMENT.............................  Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in
                                                       one of the four highest rating categories of at least one
                                                       nationally recognized rating agency. A rating is based on
                                                       the adequacy of the value of the related trust assets and
                                                       any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or
                                                       guarantees, primarily on the claims paying ability of any
                                                       related surety provider, insurer, letter of credit
                                                       provider or guarantor, and reflects the rating agency's
                                                       assessment of how likely it is that holders of the class
                                                       of securities will receive the payments to which they are
                                                       entitled. A rating is not an assessment of how likely it
                                                       is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it
                                                       is that the securities of a series will be redeemed early.
                                                       A rating is not a recommendation to purchase, hold or sell securities because it does not address the market price or the securities or the suitability of the securities for
                                                       any particular investor.


                                                       A rating does not take into account the possibility that
                                                       prepayment at higher or lower rates than an investor
                                                       anticipates may cause a reduction in that investor's
                                                       yield. A rating does not take into account the
                                                       possibility that an investor purchasing a security at a
                                                       premium might lose money on its initial investment under
                                                       certain prepayment scenarios. In addition, if the rating
                                                       relates to a series with a pre-funding account, it does
                                                       not take into account:

                                                       o  the ability of the related trust fund to acquire
                                                          subsequent loans,

                                                       o  any prepayment of the securities resulting from the
                                                          distribution of amounts remaining in the pre-funding
                                                          account after the end of the funding period, or

                                                       o  the effect on an investor's yield resulting from any
                                                          such distribution.

                                                       A rating may not remain in effect for any given period of
                                                       time and the rating agency could lower or withdraw the
                                                       rating entirely in the future. For example, the rating
                                                       agency could lower or withdraw its rating due to:

                                                       o  a decrease in the adequacy of the value of the trust
                                                          assets or any related credit enhancement,

                                                       o  an adverse change in the financial or other condition
                                                          of a credit enhancement provider, or

                                                       o  a change in the rating of the credit enhancement
                                                          provider's long term debt.

                                                       The amount, type and nature of credit enhancement
                                                       established for a class of securities will be determined
                                                       based on criteria established by each rating agency
                                                       rating classes of that series. These criteria are
                                                       sometimes based upon an actuarial analysis of the
                                                       behavior of similar loans in a larger group. That
                                                       analysis is often the basis upon which each rating agency
                                                       determines the amount of credit enhancement required for
                                                       a class. The historical data supporting any actuarial
                                                       analysis may not accurately reflect future experience,
                                                       and the data derived from a large pool of similar loans
                                                       may not accurately predict the delinquency, foreclosure
                                                       or loss experience of any particular pool of loans.
                                                       Properties may not retain their values. If residential
                                                       real estate markets experience an overall decline in
                                                       property values such that the


                                                       outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related
                                                       properties become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and
                                                       losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse
                                                       economic conditions may prevent certain mortgagors from
                                                       making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a
                                                       credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the
                                                       related series.

RISKS ASSOCIATED WITH THE
BOOK-ENTRY REGISTRATION OF
SECURITIES

     LIMIT ON LIQUIDITY..............................  Securities issued in book-entry form may have only limited liquidity in the resale market because investors may not
                                                       want to buy securities for which they may not be able to
                                                       obtain physical instruments.

     LIMIT ON ABILITY TO TRANSFER
     OR PLEDGE.......................................  Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating
                                                       organizations, its indirect participants and certain
                                                       banks. Therefore, your ability to transfer or pledge
                                                       securities issued in book-entry form may be limited.

     DELAYS IN DISTRIBUTIONS.........................  You may experience some delay in receiving distributions on book-entry securities because the trustee will send the distributions to The Depository Trust Company for it to
                                                       credit the accounts of its participants. In turn, these
                                                       participants will then credit the distributions to your
                                                       account either directly or indirectly through indirect
                                                       participants.

PRE-FUNDING ACCOUNTS

     PRE-FUNDING ACCOUNTS WILL NOT
     BE USED TO COVER LOSSES ON
     THE LOANS.......................................  The prospectus supplement for a series of securities may provide that on the closing date for that series,  the
                                                       depositor will deposit cash into a pre-funding  account.
                                                       The amount deposited into the pre-funding account will
                                                       never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the


                                                       related series. The pre-funding account will only be used to purchase additional loans from the depositor during the
                                                       period beginning with the related closing date and ending
                                                       not more than one year after the closing date. The depositor will acquire these additional loans from the seller or
                                                       sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN ANY
PRE-FUNDING ACCOUNT WILL BE
PAID AS PRINCIPAL TO
SECURITYHOLDERS......................................  Any amounts remaining in a pre-funding account at the end of the period specified in the applicable prospectus
                                                       supplement will be distributed as a prepayment of
                                                       principal to the related securityholders on the first
                                                       distribution date after the end of that period. Any such
                                                       distribution will be made in the amounts and according to
                                                       the priorities specified in the related prospectus
                                                       supplement. The holders of one or more classes of the
                                                       related series of securities will bear the entire
                                                       reinvestment risk resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
SECURITIES...........................................  The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the
                                                       depositor as a sale for accounting purposes. The
                                                       depositor and the trust fund will treat the transfer of
                                                       the loans from the depositor to the trust fund as a sale
                                                       for accounting purposes. If these characterizations are
                                                       correct, then if the seller were to become bankrupt, the
                                                       loans would not be part of the seller's bankruptcy estate
                                                       and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditor's may attempt to
                                                       recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this
                                                       position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the
                                                       securities. Similarly, if the characterizations of the
                                                       transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the
                                                       depositor's bankruptcy estate and would not be available to the


                                                       depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its
                                                       creditor's may attempt to recharacterize the sale of the
                                                       loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court
                                                       could prevent timely payments on the securities and even
                                                       reduce the payments on the securities.

                                                       If the master servicer becomes bankrupt, the bankruptcy
                                                       trustee may have the power to prevent the appointment of
                                                       a successor master servicer. The period during which cash
                                                       collections may be commingled with the master servicer's
                                                       own funds before each distribution date for securities
                                                       will be specified in the applicable prospectus
                                                       supplement. If the master servicer becomes bankrupt and
                                                       cash collections have been commingled with the master
                                                       servicer's own funds for at least ten days, the trust
                                                       fund will probably not have a perfected interest in those
                                                       collections. In this case the trust might be an unsecured
                                                       creditor of the master servicer as to the commingled
                                                       funds and could recover only its share as a general
                                                       creditor, which might be nothing. Collections commingled
                                                       less than ten days but still in an account of the master
                                                       servicer might also be included in the bankruptcy estate
                                                       of the master servicer even though the trust may have a
                                                       perfected security interest in them. Their inclusion in
                                                       the bankruptcy estate of the master servicer may result
                                                       in delays in payment and failure to pay amounts due on
                                                       the securities.

                                                       Federal and state statutory provisions affording
                                                       protection or relief to distressed borrowers may affect
                                                       the ability of the secured mortgage lender to realize
                                                       upon its security in other situations as well. For
                                                       example, in a proceeding under the federal Bankruptcy
                                                       Code, a lender may not foreclose on a property without
                                                       the permission of the bankruptcy court. Additionally, in
                                                       certain instances a bankruptcy court may allow a borrower
                                                       to reduce the monthly payments, change the rate of
                                                       interest, and alter the loan repayment schedule for
                                                       under-collateralized loans. The effect of these types of
                                                       proceedings can be to cause delays in receiving payments
                                                       on the loans underlying securities and even to reduce the
                                                       aggregate amount of payments on the loans underlying
                                                       securities.


HOLDERS OF ORIGINAL ISSUE
DISCOUNT SECURITIES ARE REQUIRED
TO INCLUDE ORIGINAL ISSUE
DISCOUNT IN ORDINARY GROSS
INCOME AS IT ACCRUES.................................  Debt securities that are compound interest securities will be, and certain other debt may be, securities issued with
                                                       original issue income discount for federal tax purposes. A holder of debt securities issued with original issue
                                                       discount is required to include original issue discount in ordinary gross income for federal income tax purposes as
                                                       it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be
                                                       treated as original issue discount for this purpose.

                                                       See "Federal Income Tax Consequences-Taxation of Debt
                                                       Securities-Interest and Acquisition Discount" and "-Market
                                                       Discount."

RESIDUAL INTEREST IN A REAL
ESTATE MORTGAGE INVESTMENT
CONDUIT HAS ADVERSE TAX
CONSEQUENCES

     INCLUSION OF TAXABLE INCOME
     IN EXCESS OF CASH RECEIVED......................  If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax
                                                       return as ordinary income your pro rata share of the
                                                       taxable income of that REMIC, regardless of the amount or
                                                       timing of your possible receipt of any cash on the
                                                       certificate. As a result, your offered certificate may
                                                       have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the
                                                       amount of economic income, if any, attributable to the
                                                       certificate. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present
                                                       value of the phantom income may significantly exceed the
                                                       present value of the tax losses. Therefore, the after-tax
                                                       yield on any REMIC residual certificate may be
                                                       significantly less than that of a corporate bond or other
                                                       instrument having similar cash flow characteristics. In
                                                       fact, some offered certificates that are residual
                                                       interests, may have a negative value.

                                                       You have to report your share of the taxable income and
                                                       net loss of the REMIC until all the certificates in the
                                                       related series have a principal balance of zero. See


                                                       "Federal Income Tax Consequences - Taxation of Holders of
                                                       Residual Interest Securities."

SOME TAXABLE INCOME OF A
RESIDUAL INTEREST CANNOT BE OFFSET...................  A portion of the taxable income from a REMIC residual certificate may be treated as "excess inclusion income"
                                                       as defined in the Internal Revenue Code of 1986, as
                                                       amended (the "CODE"). You will have to pay tax on the
                                                       excess inclusions regardless of whether you have other
                                                       credits, deductions or losses. In particular, the tax on
                                                       excess inclusion income:

                                                       o  generally will not be reduced by losses from other
                                                          activities,

                                                       o  for a tax-exempt holder, will be treated as
                                                          unrelated business taxable income, and

                                                       o  for a foreign holder, will not qualify for any
                                                          exemption from withholding tax.

INDIVIDUALS, ESTATES, TRUSTS AND
CERTAIN PASS-THROUGH ENTITIES
SHOULD NOT INVEST IN REMIC
RESIDUAL CERTIFICATES..................................The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual
                                                       interest in the REMIC. However, individuals will only be
                                                       able to deduct these expenses as miscellaneous itemized
                                                       deductions, which are subject to numerous restrictions and limitations under the Code.  Therefore, the certificates
                                                       that are residual interests generally are not appropriate
                                                       investments for:

                                                       o   individuals,

                                                       o   estates,

                                                       o   trusts beneficially owned by any individual or
                                                           estate, and

                                                       o   pass-through entities having any individual, estate
                                                           or trust as a shareholder, member or partner.

                                                       In addition, the REMIC residual certificates will be
                                                       subject to numerous transfer restrictions. These
                                                       restrictions will reduce your ability to liquidate a
                                                       REMIC residual certificate. For example, unless we
                                                       indicate otherwise in the related prospectus supplement,
                                                       you will not be able to transfer a REMIC residual
                                                       certificate to a foreign person under the Code


                                                       or to an entity treated as a partnership under the Code,
                                                       unless all of its beneficial owners are United States
                                                       persons.

                                                       See "Federal Income Tax Consequences - Taxation of Holders
                                                       of Residual Interest Securities."

THE PRINCIPAL AMOUNT OF
SECURITIES MAY EXCEED THE
MARKET VALUE OF THE TRUST
FUND ASSETS..........................................  The market value of the assets relating to a series of securities at any time may be less than the principal
                                                       amount of the securities of that series then outstanding,
                                                       plus accrued interest. After an event of default and a
                                                       sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related
                                                       prospectus supplement generally will be entitled to
                                                       receive the proceeds of that sale to the extent of unpaid
                                                       fees and other amounts owing to them under the related
                                                       transaction documents before any distributions to
                                                       securityholders. Upon any such sale, the proceeds may be
                                                       insufficient to pay in full the principal of and interest
                                                       on the securities of the related series.

DERIVATIVE TRANSACTIONS..............................  A trust fund may enter into privately negotiated, over-the-counter hedging transactions with various
                                                       counterparties for the purpose of effectively fixing the
                                                       interest rate it pays on one or more borrowings or series
                                                       of borrowings These transactions may include such
                                                       instruments as interest rate and securities-based swaps,
                                                       caps, collars and floors, and are referred to as
                                                       derivative transactions.

     CREDIT RISKS....................................  If a trust fund enters into derivative transactions, it is expected to do so with banks, financial institutions and
                                                       recognized dealers in derivative transactions. Entering
                                                       into a derivative transaction directly with a counterparty subjects a trust fund to the credit risk that the
                                                       counterparty may default on its obligation to the trust
                                                       fund. By contrast, in transactions done through exchange
                                                       markets, credit risk is reduced by the collection of
                                                       variation margin and by the interposition of a clearing
                                                       organization as the guarantor of all transactions.
                                                       Clearing organizations transform the credit risk of
                                                       individual counterparties into the more remote risk of the failure of the clearing organization. In addition, the
                                                       financial integrity of over-the-counter derivative
                                                       transactions is generally unsupported by other regulatory
                                                       or self-regulatory protections such as


                                                       margin requirements, capital requirements, or financial
                                                       compliance programs. Therefore, the risk of default is much greater in an over-the-counter, privately negotiated
                                                       derivative transaction than in an exchange-traded
                                                       transaction. In the case of a default, the related trust
                                                       fund will be limited to contractual remedies under the
                                                       agreements governing that derivative transaction. These
                                                       remedies may be limited by bankruptcy, insolvency or similar laws.

     LEGAL ENFORCEABILITY RISKS......................  Privately negotiated, over-the-counter derivative transactions also may subject a trust fund to the
                                                       following risks:

                                                       o  if the counterparty does not have the legal capacity
                                                          to enter into or perform its obligations under the
                                                          transaction, the transaction would be unenforceable,

                                                       o  if a court or regulatory body ruled that classes of
                                                          derivative transactions were unlawful or not in
                                                          compliance with applicable laws or regulations, those
                                                          transactions would be invalid and unenforceable, or

                                                       o  if new legislation changed the legal, regulatory or
                                                          tax status of derivative transactions, those changes
                                                          might be detrimental to the related trust fund's
                                                          interests.

     BASIS RISK......................................  Using derivative transactions successfully depends upon the ability to predict movements of securities or interest rate markets. There might be an imperfect correlation, or
                                                       even no correlation, between price movements of a
                                                       derivative transaction and price movements of the
                                                       investments or instruments being hedged. If a trust fund
                                                       enters into derivative transactions at the wrong time, or
                                                       if market conditions are not predicted accurately, the
                                                       derivative transaction may result in a substantial loss to that trust fund and the related securityholders.

                                                       Certain capitalized terms are used in this prospectus to
                                                       assist you in understanding the terms of the securities.
                                                       The capitalized terms used in this prospectus are defined
                                                       on the pages indicated under the caption "Index of
                                                       Principal Terms" beginning on page 142.


                                 THE TRUST FUND

GENERAL

            The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "TRUST FUND ASSETS"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, or other mortgage pass-through certificates or collateralized mortgage obligations ("MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans, as specified in the related prospectus supplement.(1) Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Trust Fund Assets that a trust fund will consist of, but if it does not, the Trust Fund Assets of any trust fund will consist of loans or Mortgage-Backed Securities, but not a combination of them.

         The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

         The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to:

         o a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of certificates,

         o a master servicing agreement between the trustee and the master servicer, in the case of a series consisting of certificates and notes, or

         o a sale and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of notes.

         The master servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

------------------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one specific trust fund.

         In the case of a series consisting of certificates, the term "AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and master servicing agreement, as the context requires. In the case of a series consisting of notes, the term "AGREEMENT" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

         If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

         Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

         o acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

         o  issuing securities and making distributions on them, and

         o  certain other related activities.

         The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

         The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers; Repurchases" and "The Agreements-Sub-Servicing By Sellers" and "-Assignment of the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 10% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series as of the cut-off date will be delivered to the trustee upon delivery of the securities and such schedule may be updated and supplemented from time to time in the case of a series that is subject to a revolving period during which additional loans may be placed in the trust fund.

THE LOANS

         GENERAL. Loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

         The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

         o Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "LOAN RATE") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment (referred to as a "BALLOON PAYMENT") of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest-only. The terms of a loan may include limits on periodic increases or decreases in the amount of payments and may include maximum or minimum amounts of payments.

         o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of a monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

         The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

         The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

         Single Family Loans. The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

         Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

         Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

         Closed-End Second-Lien Loans. The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Home Equity Line of Credit Loans. The properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

         Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

         Additional Information. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

         o the type of property securing the loans (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, or other real property or home improvements),

         o  the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans,

         o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

         o  the maximum and minimum per annum Loan Rates, and

         o  the geographical distribution of the loans.

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in the detailed description of Trust Fund Assets.

         Unless otherwise specified in the related prospectus supplement, the "LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

         Unless otherwise specified in the related prospectus supplement, the "COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

         (x) the sum of

         o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

         o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

         (y) the collateral value of the related Property.

         The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

         o  the sales price for the property, or

         o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

         Properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related properties, as applicable, become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

MORTGAGE-BACKED SECURITIES

            Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans. Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage-Backed Securities. Loans underlying Mortgage-Backed Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

            The issuer of the Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage-Backed Securities themselves will not be so guaranteed.

            Distributions of principal and interest will be made on the Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

            The loans underlying the Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes Mortgage-Backed Securities will specify:

         o the aggregate approximate principal amount and type of the Mortgage-Backed Securities to be included in the trust fund;

         o certain characteristics of the loans that comprise the underlying assets for the Mortgage-Backed Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;

         o the maximum original term-to-stated maturity of the Mortgage-Backed Securities;

         o the weighted average term-to stated maturity of the Mortgage-Backed Securities;

         o  the pass-through or certificate rate of the Mortgage-Backed
            Securities;

         o the weighted average pass-through or certificate rate of the Mortgage-Backed Securities;

         o the issuer of Mortgage-Backed Securities, the private servicer (if other than the issuer of Mortgage-Backed Securities) and the private trustee for the Mortgage-Backed Securities;

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage-Backed Securities or to the Mortgage-Backed Securities themselves;

         o the terms on which the underlying loans for the Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage-Backed Securities; and

         o the terms on which loans may be substituted for those originally underlying the Mortgage-Backed Securities.

            Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases." The related prospectus supplement generally will specify the period during which substitution will be permitted.

AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

         This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

         The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

         The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         IndyMac ABS, Inc., a Delaware corporation, was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "-Underwriting Standards."

UNDERWRITING STANDARDS

         The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards for the loans generally will follow the guidelines described below. However, the applicable prospectus supplement may provide additional information regarding underwriting standards used by the sellers or the originators for particular types of loans which may differ from the underwriting standards described below.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The scope and detail of an appraisal may be limited to a query to a third party valuation service or may be broader and more detailed. At most, the appraiser may be required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal may be based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $3,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first loan.

         Each seller's underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I Loans.

         In those cases where the seller obtains the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the loan in addition to any other monthly credit obligations. The "DEBT-TO-INCOME RATIO" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

         In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the stated term of the lease is at least as long as the stated term on the loan.

         Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

         o a seller/servicer approved by either the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), and

         o a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities. These representations and warranties generally will include, among other things:

         o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each loan (other than cooperative loans and certain closed-end second-lien and home equity line of credit loans), and that each policy (or certificate of title, as applicable) remained in effect on the date the loan was purchased from the seller by or on behalf of the depositor;

         o that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the Property (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any applicable liens for common charges, and certain other exceptions described in the applicable agreement);

         o that each home equity line of credit loan was generated under a credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws;

         o that there were no delinquent tax or assessment liens against the Property;

         o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

         o to repurchase the loan from the trust fund at a price (the "PURCHASE PRICE") equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer), or

         o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities-General" in this prospectus. Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders , acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

         Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued and serviced pursuant to a separate pooling and servicing agreement among the depositor, the master servicer and the trustee. Two forms of pooling and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each series of such securities will be issued and serviced pursuant to a separate master servicing agreement. Each agreement will be dated as of the related cut-off date. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

GENERAL

         The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest, including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

         o the assets required to be deposited in the related Security Account from time to time, as described under "The Agreements-Payments on Loans; Deposits to Security Account";

         o property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

         o  before distributions on one or more other classes,

         o  after the occurrence of specified events,

         o  in accordance with a schedule or formula, or

         o based on collections from designated portions of the related Trust Fund Assets,

in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

         The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "CODE"), may result in "prohibited transactions" within the meaning of ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

         o represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

         o provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit" or REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

         The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

         With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after the occurrence of the events specified in the related prospectus supplement. Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class Security Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

         o in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

         o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

         If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See "Credit Enhancement-Subordination" in this prospectus.

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

         In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

MANDATORY AUCTION

         The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

REPORTS TO SECURITYHOLDERS

         The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus supplement, prepayment penalties;

         o  the amount of the distribution allocable to interest;

         o  the amount of any advance;

         o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o  the number and aggregate principal balances of loans

            o delinquent but not in foreclosure 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, and

            o in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days,

         in each case as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, expected to apply to any class on the next distribution date for that class;

         o the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

         o a report containing the aggregate of the amounts referred to in items (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year, and

         o other customary information considered appropriate for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.


                                                                         DEFINITION
CATEGORIES OF CLASSES                                                  PRINCIPAL TYPES
Accretion Directed...................................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion
                                                       directed class also may receive principal payments from
                                                       principal paid on the underlying Trust Fund Assets or
                                                       other assets of the trust fund for the related series.

Companion Class......................................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Component Securities.................................  A class consisting of "components." The components of a class of component securities may have different principal and interest payment characteristics but



                                                       together constitute a single class. Each component of a
                                                       class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS........................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive
                                                       (in other words, is locked out of) (1) principal
                                                       prepayments on the underlying Trust Fund Assets that are
                                                       allocated disproportionately to the senior securities
                                                       because of the shifting interest structure of the
                                                       securities in the trust and/or (2) scheduled principal
                                                       payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out
                                                       period, the portion of the principal distributions on the
                                                       underlying Trust Fund Assets that the NAS class is locked
                                                       out of will be distributed to the other classes of senior
                                                       securities.

Notional Amount Securities...........................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest
                                                       distributions.

Planned Principal Class or PACs......................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived
                                                       by assuming two constant prepayment rates for the
                                                       underlying Trust Fund Assets. These two rates are the
                                                       endpoints for the "structuring range" for the planned
                                                       principal class. The planned principal classes in any
                                                       series of securities may be subdivided into different
                                                       categories (e.g., primary planned principal classes,
                                                       secondary planned principal classes, etc.) having
                                                       different effective structuring ranges and different
                                                       principal payment priorities. The structuring range for
                                                       the secondary planned principal classes of a series will be narrower than that for the primary planned principal
                                                       classes of that series.

Scheduled Principal Class............................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is
                                                       not designated as a planned principal class or targeted
                                                       principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                                       Trust Fund Assets. These two rates are the endpoints for
                                                       the "structuring range" for the scheduled principal class.

Sequential Pay.......................................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive
                                                       payments of principal continuously from the


                                                       first Distribution Date on which they receive principal
                                                       until they are retired. A single class that receives
                                                       principal payments before or after all other classes in the same series may be identified as a sequential pay class.

Strip................................................  A class that receives a constant proportion, or
                                                       "strip," of the principal payments on the
                                                       underlying Trust Fund Assets or other assets of
                                                       the trust fund.

Support Class (also sometimes referred
to as "COMPANION CLASSES")...........................  A class that receives principal payments on any distribution date only if scheduled payments have been
                                                       made on specified planned principal classes, targeted
                                                       principal classes or scheduled principal classes.

Targeted Principal Class or TACs.....................  A class that is designed to receive principal payments using a predetermined principal balance
                                                       schedule derived by assuming a single
                                                       constant prepayment rate for the underlying Trust
                                                       Fund Assets.

                                                                       INTEREST TYPES

Fixed Rate...........................................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate........................................  A class with an interest rate that resets periodically based on a designated index and that varies directly with
                                                       changes in the index.

Inverse Floating Rate................................  A class with an interest rate that resets periodically based on a designated index and that varies inversely with changes in the index.

Variable Rate........................................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                                       interest applicable to specified assets or instruments
                                                       (e.g., the Loan Rates borne by the underlying loans).

Interest Only........................................  A class that receives some or all of the interest payments made on the underlying Trust Fund Assets or other assets
                                                       of the trust fund and little or no principal. Interest
                                                       only classes have either a nominal principal balance or a
                                                       notional amount. A nominal principal balance represents
                                                       actual principal that will be paid on the class. It is
                                                       referred to as nominal because it is extremely small
                                                       compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest
                                                       due on an interest only class that is not entitled to any
                                                       distributions of principal.


Principal Only.......................................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual......................................  A class that accretes a portion of the accrued interest on the class. The accreted amount will be added to the
                                                       principal balance of the class on each applicable
                                                       distribution date, with the remainder of the accrued
                                                       interest to be distributed currently as interest on the
                                                       class. The accretion may continue until a specified event
                                                       has occurred or until the partial accrual class is retired.

Accrual..............................................  A class that accretes all the accrued interest otherwise distributable on the class. The
                                                       accreted amount will be added as principal to the
                                                       principal balance of the class on each applicable
                                                       distribution date. The accretion may continue
                                                       until some specified event has occurred or
                                                       until the accrual class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO Method

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

         Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

         Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

         The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United

States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

         The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

         Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

         o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

         o indirectly through organizations that are participants in these systems.

         Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations.

Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

         Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

         Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("MORGAN"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

         The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

         o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

         o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

         o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

         In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level.

Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

         With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

         Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

         o  the loans on the related cut-off date, or

         o  one or more classes of securities.

         If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

         o  paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

         If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

         If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

         The reserve account for a series will be funded by:

         o a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

         o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

         o  any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

         Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

         The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

DEPOSIT AGREEMENTS

         If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

         o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

         o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

         As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

         The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

         A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

         Collections on home equity line of credit loans may vary because, among other things, borrowers may:

         o  make payments as low as the minimum monthly payment for any month,

         o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

         o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

         In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional mortgage loans bearing comparable interest rates. If applicable, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even if the properties underlying the loans held in the trust fund or securing Mortgage-Backed Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

         Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

         State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

         If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

         Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The Agreements-Termination; Optional Termination."

         Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

         The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned or pledged to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received (if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement). Concurrently with the assignment or pledged, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

         Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

         o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

         o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

         o  the original security agreement,

         o  the proprietary lease or occupancy agreement,

         o  the recognition agreement,

         o  an executed financing agreement, and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

         For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

         The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related loan, it will be obligated to:

         o purchase the related loan from the trust fund at the Purchase Price or,

         o if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

         There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

ASSIGNMENT OF MORTGAGE-BACKED SECURITIES

            The depositor will cause the Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Mortgage-Backed Security conveyed to the trustee.

PAYMENTS ON TRUST FUND ASSETS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "SECURITY ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be either

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

         The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer will deposit or cause to be deposited in the Security Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement) the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation; all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program-Representations by Sellers; Repurchases" or "The Agreements-Assignment of the Trust Fund Assets," and all proceeds of any loan repurchased as described under "The Agreements-Termination; Optional Termination";

         o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance";

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Security Account pursuant to the applicable agreement.

         Unless otherwise indicated in the applicable prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

         o to reimburse the master servicer for advances; provided, however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and interest on the loan (or insurance proceeds or liquidation proceeds from the loan);

         o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable agreement;

         o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and to clear and terminate the Security Account upon termination of the applicable agreement.

         In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer will withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

COLLECTION PROCEDURES

         The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, may waive, modify or vary any term of that loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

         In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with any such assumption.

         With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

         The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, master servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

HAZARD INSURANCE

         The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

         o the maximum insurable value of the improvements securing the loan or

         o        the greater of

                  (1)      the outstanding principal balance of the loan and

                  (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

         The proceeds from any liquidation of a loan will be applied in the following order of priority:

                  (1) to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

                  (2) to reimburse the master servicer for any unreimbursed advances with respect to the loan;

                  (3) to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

                  (4)      as a recovery of principal of the loan. (8)

REALIZATION UPON DEFAULTED LOANS

         Primary mortgage guaranty insurance policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required. Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans-Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA GUARANTY"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no loan limits, requires no down payment from the purchaser and permits the guaranty of loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

         The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of loans or Mortgage-Backed Securities, or under servicing agreements substantially similar to each other (including the related agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

         Each agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that its duties under the agreement are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the person is qualified to sell loans to, and service loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Sale and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of:

         o any failure by the master servicer to distribute or cause to be distributed to securityholders or to remit to the trustee for distribution to securityholders any required payment which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities a class evidencing not less than 25% of the total distributions allocated to such class ("PERCENTAGE INTERESTS");

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified therein;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which failure materially affects the rights of securityholders and continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

         o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

         o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

         o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

         o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

         o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

         Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

         o        to cure any ambiguity or mistake;

         o to correct any defective provision in the agreement or to supplement any provision in the agreement which may be inconsistent with any other provision in it;

         o to conform the agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

         o to add to the duties of the depositor, the seller or the master servicer;

         o to add any other provisions with respect to matters or questions arising under the agreement;

         o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement; or

         o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement in order to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time.

         However, no action pursuant to the fifth, sixth and seventh bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

         In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 66 2/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may:

         o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security,

         o amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

         o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement. Generally, the obligations created by each pooling and servicing agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such agreement following the later of

         o the final payment of or other liquidation of the last of the Trust Fund Assets subject to it or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

         o the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the securities has been reduced to a specified level.

         Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the master servicer or the holder of a call right at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

         In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

THE TRUSTEE

         The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

         o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

         o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

         o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

         The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

         In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

         Cooperatives. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

         A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

FORECLOSURE AND REPOSSESSION

         Deed of Trust. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

         In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

         Mortgages. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

         Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

         Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

         In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

         Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

         CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

         Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

         Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

         In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

         Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bids (or no bids) at the foreclosure sale.

         Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

         Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

         o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15,
                  1982), and

         o originated by lenders other than national banks, federal savings institutions and federal credit unions.

         FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

         The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

         Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

         General. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "CONTRACTS"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

         In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

         Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair

Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

INSTALLMENT CONTRACTS

         The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "LENDER") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "BORROWER") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

         If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

         The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

         In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

         o pay all taxes and assessments on the property before they become delinquent,

         o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

         o        provide and maintain fire insurance on the property,

         o maintain and repair the property and not commit or permit any waste of the property, and

         o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

         Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

         Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

         General. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "TITLE I PROGRAM"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Loans eligible for FHA insurance under the Title I Program include property improvement loans ("PROPERTY IMPROVEMENT LOANS" or "TITLE I LOANS"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.

         A Title I Loan is originated using one of the following methods:

         o Direct Loan. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

         o Dealer Loan. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

         Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

         Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

         Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

         To be eligible for a Title I Loan, the borrower must have:

         o at least a one-half interest in fee simple title to the real property, or

         o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

         o a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

         Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

         The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

         o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

         o the amount of insurance coverage attributable to insured loans that the lender sells.

         A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

         The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

         o a description of the obligation or security interest held by the lender;

         o a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

         o a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;

         o a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

         o a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

         If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

         Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

         Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

         o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

         o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

         o        uncollected court costs,

         o        attorney's fees up to $500, and

         o the cost of recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

         o the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

         o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

         o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

         o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

         o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

         The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

 GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, and any other counsel identified in the applicable prospectus supplement, as applicable, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of five general types:

                                    o       REMIC certificates representing
                                            interests in a trust fund, or a
                                            portion thereof, that the trustee
                                            will elect to have treated as a
                                            REMIC under the REMIC provisions of
                                            the Code,

                                    o       Notes representing indebtedness of
                                            an owner trust for federal income
                                            tax purposes,

                                    o       Grantor trust certificates
                                            representing interests in a grantor
                                            trust fund as to which no REMIC
                                            election will be made,

                                    o       Partnership certificates
                                            representing interests in a
                                            partnership trust fund which is
                                            treated as a partnership for federal
                                            income tax purposes, and

                                    o       Debt certificates representing
                                            indebtedness of a partnership trust
                                            fund for federal income tax
                                            purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC regulations. The OID regulations under Sections 1271 to 1275 of the Code (the "OID REGULATIONS") do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

         Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICS

         Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Effective on or after January 1, 2005, the American Jobs Creation Act of 2004 (the "JOBS ACT") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on such loans. Under the legislative history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only upon maturity of the loan and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.
         Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include loans, payments on loans held prior to the distribution of these payments to the REMIC certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the loans, or whether these assets otherwise would receive the same treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC regulations do provide, however, that cash received from payments on loans held pending distribution is considered part of the loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For a series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates

         General. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

         Original Issue Discount. A REMIC regular certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC regular certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption (the "PREPAYMENT ASSUMPTION") be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "COMMITTEE REPORT") indicates that the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC regular certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC regular certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate in future periods and (b) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC regular certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC regular certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC regular certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC regular certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular Certificates--Premium" below.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:
                                    (1) on the basis of a constant yield method,

                                    (2) in the case of a REMIC regular
                                    certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

                                    (3) in the case of a REMIC regular
                                    certificate issued with original issue
                                    discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC regular certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of the REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC regular certificates, whether or not offered by the prospectus, amortization of any premium on the loans, bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or if a class of REMIC certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of the interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

         A loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC regular certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC regular certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC regular certificate over its stated redemption price. If a class of REMIC regular certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

         Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC residual certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by the REMIC residual certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC residual certificateholders on these distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates" Below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates-- General" above.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of

                                    (1) the daily portions of REMIC taxable
                                    income allocable to the REMIC residual
                                    certificate over

                                    (2) the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

         The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered to have significant value.

         For REMIC residual certificateholders, an excess inclusion:

                                    (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                    (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

                                    (3) will not be eligible for any rate
                                    reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

                                    o       an amount equal to the individual's,
                                            estate's or trust's share of the
                                            fees and expenses will be added to
                                            the gross income of the holder, and

                                    o       the individual's, estate's or
                                            trust's share of the fees and
                                            expenses will be treated as a
                                            miscellaneous itemized deduction
                                            allowable subject to the limitation
                                            of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will be:

                                    o       equal the cost of the REMIC regular
                                            certificate to the
                                            certificateholder,

                                    o       increased by income reported by such
                                            certificateholder with respect to
                                            the REMIC regular certificate,
                                            including original issue discount
                                            and market discount income, and

                                    o       reduced, but not below zero, by
                                            distributions on the REMIC regular
                                            certificate received by the
                                            certificateholder and by any
                                            amortized premium.

         The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC regular certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly- acquired asset.
         Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.
         Prohibited Transactions And Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.
         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax And Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

                                    o       the present value, discounted using
                                            the applicable Federal rate for
                                            obligations whose term ends on the
                                            close of the last quarter in which
                                            excess inclusions are expected to
                                            accrue with respect to the REMIC
                                            residual certificate, of the total
                                            anticipated excess inclusions with
                                            respect to the REMIC residual
                                            certificate for periods after the
                                            transfer and

                                    o       the highest marginal federal income
                                            tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

                                    o       residual interests in the entity are
                                            not held by disqualified
                                            organizations and

                                    o       information necessary for the
                                            application of the tax described
                                            herein will be made available.
                                            Restrictions on the transfer of
                                            REMIC residual certificates and
                                            other provisions that are intended
                                            to meet this requirement will be
                                            included in the pooling and
                                            servicing agreement, and will be
                                            discussed more fully in any
                                            prospectus supplement relating to
                                            the offering of any REMIC residual
                                            certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

                                    o       the holder's social security number
                                            and a statement under penalties of
                                            perjury that the social security
                                            number is that of the record holder
                                            or

                                    o       a statement under penalties of
                                            perjury that the record holder is
                                            not a disqualified organization.
                                            Notwithstanding the preceding two
                                            sentences, in the case of a REMIC
                                            residual certificate held by an
                                            electing large partnership, as
                                            defined in Section 775 of the Code,
                                            all interests in the partnership
                                            shall be treated as held by
                                            disqualified organizations, without
                                            regard to whether the record holders
                                            of the partnership furnish
                                            statements described in the
                                            preceding sentence, and the amount
                                            that is subject to tax under the
                                            second preceding sentence is
                                            excluded from the gross income of
                                            the partnership allocated to the
                                            partners, in lieu of allocating to
                                            the partners a deduction for the tax
                                            paid by the partnership.

For these purposes, a disqualified organization means:

                                    o       the United States, any State or
                                            political subdivision thereof, any
                                            foreign government, any
                                            international organization, or any
                                            agency or instrumentality of the
                                            foregoing, not including, however,
                                            instrumentalities described in
                                            Section 168(h)(2)(D) of the Code or
                                            the Federal Home Loan Mortgage
                                            Corporation,

                                    o       any organization, other than a
                                            cooperative described in Section 521
                                            of the Code, that is exempt from
                                            federal income tax, unless it is
                                            subject to the tax imposed by
                                            Section 511 of the Code or

                                    o       any organization described in
                                            Section 1381(a)(2)(C) of the Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the Certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting And Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC residual certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC residual certificates.

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         The REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC regular certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.
 NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates

         Grantor Trust Fractional Interest Certificates. In the case of grantor trust fractional interest certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that grantor trust fractional interest certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain grantor trust funds may include buydown loans. The characterization of an investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a grantor trust fund that includes buydown loans.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and income from the grantor trust certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from the amount distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. grantor trust fractional interest certificates may be subject to those rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the loans for a series of grantor trust certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

         In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the grantor trust fractional interest certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the loans will not include any payments made in respect of any ownership interest in the loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the grantor trust fractional interest certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in loans issued with original issue discount.

         The original issue discount, if any, on the loans will equal the difference between the stated redemption price of the loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount received by the borrower from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its principal amount, unless the loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to loans in the series.

         A purchaser of a grantor trust fractional interest certificate that purchases the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the loans. However, the daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a loan at the beginning of any accrual period will equal the issue price of the loan, increased by the aggregate amount of original issue discount with respect to the loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust fractional interest certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is considered to have been purchased at a market discount, that is, in the case of a loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any loan, to the payment of stated redemption price on the loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the loan as of the beginning of the accrual period, or (3) in the case of a loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a loan purchased at a discount in the secondary market.

         Because the loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the loans.

         Premium. If a certificateholder is treated as acquiring the underlying loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under

Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to the holder. The yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         The accrual of income on the grantor trust strip certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a grantor trust strip certificate is treated as an interest in discrete loans, or if the Prepayment Assumption is not used, then, when a loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that grantor trust strip certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust strip certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the grantor trust strip certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust strip certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the loans. The holder of a grantor trust strip certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to grantor trust strip certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a grantor trust fractional interest certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such loans have not been converted to real property.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

PARTNERSHIP TRUST FUNDS

         Classification of Partnership Trust Funds. With respect to each series of partnership certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the partnership certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         Characterization of Investments in Partnership Certificates. For federal income tax purposes,

                                    (1) Partnership certificates held by a
                                    thrift institution taxed as a domestic
                                    building and loan association will not
                                    constitute "loans ... secured by an interest in real property" within the meaning of Code
                                    Section 7701(a)(19)(C)(v);

                                    (2) Partnership certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code
                                    Section 856(c)(4)(A) and interest on
                                    partnership certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
                                    Section 856(c)(3)(B), based on the real
                                    estate investments trust's proportionate interest in the assets of the partnership trust fund based on capital accounts; and

                                    (3) Partnership certificates held by a
                                    regulated investment company will not
                                    constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

         Taxation of Owners of Partnership Certificates

         Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership certificates have certain features characteristic of debt, the partnership certificates might be considered debt of the depositor or the partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a partnership. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

         Partnership Taxation. As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of loans. The partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the partnership certificates but not yet distributed; (2) any partnership trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the partnership trust fund of premium on loans that corresponds to any excess of the issue price of partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

         Discount income or premium amortization with respect to each loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require that these calculations be made separately for each loan, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the loans will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a loan-by-loan basis. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium."

         If the partnership trust fund acquires the loans at a market discount or premium, the partnership trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a partnership trust fund, the old partnership, to a new partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of any liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

         Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

         Allocations Between Transferors and Transferees. In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing partnership certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the partnership certificate exceeds the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         Section 754 Election. In the event that a certificateholder sells its partnership certificates at a profit, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. An opposite result will follow if the partnership certificate is sold at a loss. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing information on the nominee, the beneficial owners and the partnership certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to partnership certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the partnership trust fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC certificates, notes, grantor trust certificates and partnership certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.
                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "PLANS") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation (the "PLAN ASSETS REGULATION"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, and, in the case of fiduciaries, the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. The prospectus supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan Assets Regulation.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("PARTIES IN INTEREST") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

         The DOL has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

         Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the entity unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "DESIGNATED TRANSACTION");

                  (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), or Fitch, Inc. ("FITCH") (each, a "RATING AGENCY");

                  (4) the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

                  (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

                  (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

                  (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

         If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are "residential," or "home equity" loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

         The Underwriter Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

         The trust fund must also meet the following requirements:

                  (i) the corpus of the investment pool must consist solely of assets of the type that have been included in other investment pools;

                  (ii) securities in such other investment pools must have been rated in one of the three highest rating categories, (four in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

                  (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested and at least fifty percent (50%) of the securities in the aggregate are acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The

Underwriter Exemptions provide only limited relief to Plans sponsored by the Seller, any Underwriter, the trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "RESTRICTED GROUP").

         The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date (the "PRE-FUNDING PERIOD") instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

         The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriters Exemption other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met.

         The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

         o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

         o the method of determining the price at which the underwriters will sell the securities.

         Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

         If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

         The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or (iii) any other counsel identified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS


                                                       PAGE                                                              PAGE
APR ..................................................  32         Parties in Interest .................................. 137
Asset Conservation Act ...............................  87         Plans ................................................ 136
BIF ..................................................  68         Property Improvement Loans ...........................  94
Capitalized Interest Account .........................  71         PTCE ................................................. 137
CERCLA ...............................................  87         Purchase Price .......................................  40
Class Security Balance ...............................  43         RCRA .................................................  87
Code .................................................  24         Relief Act ...........................................  92
Credit Enhancement ...................................  39         Restricted Group ..................................... 139
DOL .................................................. 136         S&P .................................................. 138
DTC ..................................................  54         SAIF .................................................  68
Eleventh District ....................................  51         Security Account .....................................  68
ERISA ................................................  42         Single Family Properties .............................  30
FDIC .................................................  38         SMMEA ................................................ 140
FHA ..................................................  29         Title I Loans ........................................  94
FHLBSF ...............................................  51         Title I Program ......................................  94
FHLMC ................................................  38         Title V ..............................................  90
Fitch ................................................ 138         Trust Fund Assets ....................................  27
FNMA .................................................  38         UCC ..................................................  86
Loan Rate ............................................  29         Underwriter Exemptions ............................... 137
Morgan ...............................................  56         VA ...................................................  29
National Cost of Funds Index .........................  52         VA Guaranty ..........................................  75
OTS ..................................................  52


              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H1
                                 Issuing Entity

                                INDYMAC ABS, INC.
                                    Depositor

                             [INDYMAC BANK(SM) LOGO]

                          Sponsor, Seller and Servicer

                                  $490,924,000
                                  (Approximate)

              IndyMac Home Equity Mortgage Loan Asset-Backed Notes,
                                 Series 2006-H1

                                   [FGIC LOGO]

                               -------------------

                             FREE WRITING PROSPECTUS

                               -------------------

Lehman Brothers                                             Goldman, Sachs & Co.

      You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying base prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1 in any state where the offer is not permitted.

                                 March 28, 2006